UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

U.S. CONCRETE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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amount on which the filing fee is calculated and state how it was determined):

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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April 5, 2013
Dear Stockholder:

On behalf of the Board of Directors of U.S. Concrete, Inc., which we refer to as our Company, we invite you to attend the 2013 Annual Meeting of Stockholders of our Company, which we refer to as our Annual Meeting. We will hold our Annual Meeting at the Newark Liberty International Airport Marriott, 1 Hotel Road, Newark, New Jersey 07114 at 9:00 a.m. local time, on Wednesday, May 15, 2013.

We again are taking advantage of the rules of the Securities and Exchange Commission, which we refer to as the SEC, that allow issuers to provide electronic access to proxy materials over the Internet instead of mailing printed copies of those materials to each stockholder. We believe that furnishing these materials electronically allows us to more efficiently provide our stockholders with our proxy materials while reducing costs and reducing the impact of the Annual Meeting on the environment. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials referenced below. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials electronically, unless you elect otherwise.

On April 5, 2013, we commenced the mailing to our stockholders (other than those who previously requested electronic or paper delivery) of a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, the Notice of Annual Meeting of Stockholders, the Proxy Statement providing information concerning the matters to be acted on at the Annual Meeting, and our Annual Report to Stockholders describing our operations during the year ended December 31, 2012. If you requested printed versions of these materials, a proxy card for the Annual Meeting is also included.

We hope you will be able to attend the Annual Meeting in person. Whether or not you plan to attend, please take the time to vote. You may vote your shares via the Internet or by telephone, by following the instructions included in this proxy statement, or, if you elected to receive printed versions of the materials, by signing, dating and returning the enclosed paper proxy card in the enclosed postage-paid envelope. If you attend the Annual Meeting and wish to vote your shares in person, you may revoke your proxy.

         Thank you for your interest in our Company.

Sincerely,

/s/ Eugene I. Davis	/s/ William J. Sandbrook
Eugene I. Davis	William J. Sandbrook
Chairman of the Board	President and Chief Executive Officer

U.S. CONCRETE, INC.
331 N. Main Street, Euless, Texas 76039
_____________

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Wednesday, May 15, 2013
9:00 a.m., Local Time
_____________

To the Stockholders of U.S. Concrete, Inc.:

The 2013 Annual Meeting of Stockholders, which we refer to as the Annual Meeting, of U.S. Concrete, Inc., which we refer to as the Company, will be held on Wednesday, May 15, 2013, at 9:00 a.m., local time, at the Newark Liberty International Marriott, 1 Hotel Road, Newark, New Jersey 07114. At the Annual Meeting, we will ask you to consider and take action on the following:

(1)	to elect seven directors to serve on the Board of Directors of the Company, which we refer to as our Board, until the 2014 Annual Meeting of Stockholders of the Company (Proposal No. 1);

(2)	to ratify the appointment of Grant Thornton LLP, as the independent registered public accounting firm of the Company for the year ending December 31, 2013 (Proposal No. 2);

(3)	to approve the U.S. Concrete, Inc. Long Term Incentive Plan (Proposal No. 3);

(4)
to cast a non-binding advisory vote on a resolution approving the compensation of the Company's executive officers, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, or "say-on-pay" vote (Proposal No. 4);

(5)	to cast a non-binding advisory vote on the frequency with which say-on-pay votes should be held in the future (Proposal No. 5); and

(6)	to transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Our Board set the close of business on March 18, 2013 as the record date for determining stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of common stock of the Company held by such stockholder at that time. A list of all stockholders entitled to vote is available for inspection during normal business hours at our principal executive offices at 331 N. Main Street, Euless, Texas 76039. This list also will be available at the Annual Meeting.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy so that your shares can be voted at the Annual Meeting and to help us ensure a quorum at the Annual Meeting. You may nonetheless vote in person if you attend the Annual Meeting.

By Order of the Board of Directors,

/s/ Katherine I. Hargis
Katherine I. Hargis
Vice President, General Counsel and Corporate Secretary
Euless, Texas April 5, 2013

Important Notice Regarding the Availability of Proxy Materials for the Stockholders
Meeting to be held on May 15, 2013: The Notice of Annual Meeting of Stockholders, Proxy Statement
and the Annual Report are available at www.proxyvote.com.

PROXY STATEMENT
FOR 2013 ANNUAL MEETING OF STOCKHOLDERS
_______________

QUESTIONS AND ANSWERS ABOUT
THE MEETING AND VOTING

Q:	Why did I receive a notice regarding the availability of proxy materials rather than the printed Proxy Statement and Annual Report, and how do I request a printed copy of the proxy materials?

A:
Pursuant to the rules of the Securities and Exchange Commission, which we refer to as the SEC, we have elected to provide electronic access to our proxy materials over the Internet instead of mailing printed copies of these materials to each stockholder. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, which we refer to as the Notice, to our stockholders of record, which we began mailing on or about April 5, 2013. Instructions on how to access the proxy materials over the Internet are included in the Notice.

All stockholders will have the ability to access the proxy materials on the Web site referred to in the Notice. If you received the Notice, then you will not receive a printed copy of the proxy materials unless you request them. Stockholders may request to receive a printed set of the proxy materials, on an ongoing basis, via the Internet at www.proxyvote.com, by sending an email to sendmaterial@proxyvote.com, or by calling 1-800-579-1639.

Q:    What am I being asked to vote on at the 2013 Annual Meeting of Stockholders?

A:    At the 2013 Annual Meeting of Stockholders of the Company, which we refer to as the Annual Meeting, we are asking you to consider and vote on the following:

•	the election of seven directors to serve on the Board of Directors of the Company, which we refer to as our Board, until the 2014 Annual Meeting of Stockholders of the Company (Proposal No. 1);

•	the ratification of the appointment of Grant Thornton LLP, as the independent registered public accounting firm of the Company for the year ending December 31, 2013 (Proposal No. 2);

•	the approval of the U.S. Concrete, Inc. Long Term Incentive Plan (Proposal No. 3);

•
the casting of a non-binding advisory vote on a resolution approving the compensation of the Company's executive officers, pursuant to the compensation disclosure rules of the SEC, or "say-on-pay" vote (Proposal No. 4);

•	the casting of a non-binding advisory vote on the frequency of with which say-on-pay votes should be held in the future (Proposal No. 5); and

•	any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Q:    Who may vote at the Annual Meeting?

A:
All stockholders of record as of the close of business on March 18, 2013, which we refer to as the record date, are entitled to vote at the Annual Meeting. Holders of our common stock are entitled to one vote per share. As of March 18, 2013, 13,337,194 shares of our common stock were outstanding and entitled to vote.

Q:	Who may attend the Annual Meeting?

A:	All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting.

Q:	How do I vote at the Annual Meeting?

A:    You may vote in the following ways:

•	you may come to the Annual Meeting and cast your vote in person;

•	you may cast your vote by telephone by using the toll-free number listed on the Notice;

•	you may cast your vote over the Internet by using the Internet address listed on the Notice; or

•
if you elected to receive printed versions of the proxy materials, you may vote by signing and returning the enclosed proxy card. If you return the proxy card, the persons named on the card will vote your shares in the manner you indicate.

The telephone and Internet voting procedures are designed to verify your vote through the use of a voter control number that is provided on your individual copy of the Notice. The procedures also allow you to vote your shares and to confirm that your instructions have been properly recorded. Please see your copy of the Notice for specific instructions.

If you hold shares through a brokerage firm, bank or other custodian, you may vote by telephone or the Internet only if the custodian offers that option.

Q:    Who is soliciting my proxy?

A:	Our Board is soliciting your proxy. Certain of our directors, officers and employees also may solicit proxies on our Board's behalf by mail, telephone, email, fax or in person.

Q:    Who will bear the expenses of this solicitation?

A:
We will pay the costs and expenses of the solicitation. Our directors, officers and employees will not receive additional remuneration for soliciting proxies. We will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable costs and expenses to forward our proxy materials to the beneficial owners of our common stock.

Q:    What is the difference between a shareholder of record and a beneficial owner of shares held in "street name"?

A:
Shareholder of Record. If your shares are registered directly in your name with our transfer agent, you are considered the shareholder of record with respect to those shares and the Notice was sent directly to you by us. If you request printed copies of the proxy materials by mail, you will receive a proxy card.

Beneficial Owner of Shares Held in "Street Name." If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. If you request printed copies of the proxy materials by mail, you will receive a vote instruction form.

Q:    What happens if I do not indicate how I wish to vote on one or more of the proposals?

A:
If you are a shareholder of record and you return your signed proxy card but do not indicate how you wish to vote, the persons named as proxies will vote your shares (i) “FOR” the election of all the director nominees (Proposal No. 1), (ii) “FOR” the ratification of the appointment of Grant Thornton LLP (Proposal No. 2), (iii) “FOR” the approval of the resolution approving the U.S. Concrete, Inc. Long Term Incentive Plan (Proposal No. 3), (iv) "FOR" the approval of the resolution relating to say-on-pay (Proposal No. 4), and (v) "FOR" the approval of an advisory vote on say-on-pay once per year (Proposal No. 5). If any other matter does come before the Annual Meeting, the proxy holders will vote the proxies according to their best judgment.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of the national securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” Under applicable rules, brokers will not be able to vote for the election of nominees for director (Proposal No. 1), the approval of the U.S.

Concrete Long Term Incentive Plan (Proposal No. 3); the say-on-pay vote (Proposal No. 4) or the advisory vote on the frequency of the say-on-pay vote (Proposal No. 5) without prior instructions from you on how to vote. Therefore, it is very important that you vote your proxy so that your vote can be counted.

Q:    What if I vote by proxy and then change my mind?

A:	If you vote by proxy, via mail, the Internet or telephone, you may later revoke your proxy instructions by:

•	writing to the Company's Corporate Secretary at the mailing address in the answer to the last question below;

•	delivering to our Corporate Secretary at the mailing address in the answer to the last question below a properly executed proxy card dated after the date of the proxy card you want to revoke;

•	voting at a later time by telephone or the Internet; or

•	attending the Annual Meeting and casting your vote in person.

Q:	When did the Company begin mailing the Notice and first distribute this proxy statement and the accompanying form of proxy to stockholders?

A:	We began mailing the Notice, and first distributed this proxy statement and the accompanying form of proxy to our stockholders, on or about April 5, 2012.

Q:	What constitutes a quorum?

A:
The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting constitutes a quorum. We need a quorum of stockholders to hold a valid annual meeting. If you have properly voted by proxy, via mail, the Internet or telephone, you will be considered part of the quorum. We will count abstentions and broker non-votes as present for the purpose of establishing a quorum. If a quorum is not present, the Chairman of our Board or the holders of a majority of the shares of common stock present in person or by proxy at the Annual Meeting may adjourn the Annual Meeting, without notice other than an announcement at the Annual Meeting, until the required quorum is present.

Q:	What vote is required for the passage of each of the proposals up for consideration at the Annual Meeting?

A:
Pursuant to our bylaws, directors are elected by a plurality, which means that the seven nominees receiving the greatest number of votes will be elected. Ratification of Grant Thornton LLP, as our independent registered public accounting firm for the year ending December 31, 2013, requires the affirmative vote of a majority of the votes cast on the proposal. Approval of the U.S. Concrete, Inc. Long Term Incentive Plan requires the affirmative vote of a majority of the shares entitled to vote at the meeting. Approval of the resolution approving our executive compensation requires the affirmative vote of a majority of the shares entitled to vote at the meeting. With respect to the frequency of an advisory compensation vote, we will treat the option selected by the plurality, or the option receiving the greatest number of votes cast, as the option approved by the stockholders. Abstentions and broker non-votes will have no effect on the vote for directors, ratification of our independent registered public accounting firm, the approval of the U.S. Concrete, Inc. Long Term Incentive Plan, or the frequency of an advisory executive compensation vote. Abstentions will have the same effect as votes against the executive compensation vote, and broker non-votes will have no effect on the result of the vote for such proposal.

Q:    Who will count the votes?

A:    Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes.

Q:    What shares are reflected on my copy of the Notice or my proxy card?

A:
The shares listed on your copy of the Notice or your proxy card represent, as of the record date, all the shares of common stock held in your name, as distinguished from shares held by a broker in “street name." You should receive a separate notice or proxy card from your broker if you hold shares in “street name."

Q:	What does it mean if I get more than one Notice or proxy card?

A:
It indicates that your shares are held in more than one account, such as two brokerage accounts, or are registered in different names. You should vote or provide a proxy for the shares covered by each Notice or proxy card to ensure that all your shares are voted.

Q:	What is the deadline for submitting a proxy?

A:
In order to be counted, proxies submitted by telephone or the Internet must be received by 11:59 p.m. on May 14, 2013, the day before the Annual Meeting. Proxies submitted by mail must be received prior to the start of the Annual Meeting.

Q:	What is the Company's mailing address?

A:	Our mailing address, and the location of our principal executive offices, is U.S. Concrete, Inc., 331 N. Main Street, Euless, Texas 76039.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our Board currently consists of seven members. Directors are elected by a plurality vote, which means that the seven nominees receiving the highest number of affirmative votes, whether in person or by proxy, at the Annual Meeting will be elected. Any abstentions or broker non-votes will not affect the vote. If you properly completed the voting instructions via mail, the Internet or telephone, the persons named as proxies will vote your shares "FOR" the election of the nominees listed below unless you withhold authority to vote for one or more nominees. We do not expect that any of the nominees will refuse or be unable to serve as a director of the Company for the term specified. If, however, any nominee becomes unable or unwilling to serve as a director prior to the vote, the persons named as proxies intend to vote the proxy shares for the election of any other person our Board may designate.

Set forth below is information regarding the age, business experience and Board committee memberships concerning each nominee for election as a director of the Company, including a discussion of such nominee's particular experience, qualifications, attributes or skills that lead our Nominating and Corporate Governance Committee and our Board to conclude that the nominee should serve as a director of our Company. The ages listed below are as of December 31, 2012.

Nominee        Age    Position(s) Held
Eugene I. Davis        58    Director and Chairman of the Board (1)
William J. Sandbrook    55    Director, President and Chief Executive Officer
Kurt M. Cellar        43    Director (2)
Michael D. Lundin    53     Director (3)
Robert M. Rayner    66    Director (4)
Colin M. Sutherland    57    Director (5)
Theodore P. Rossi    61    Director (6)

1.	Chairman of the Board, member and Chairman of the Nominating and Corporate Governance Committee and member of the Audit Committee.

2.	Member and Chairman of the Compensation Committee and member of the Nominating and Corporate Governance Committee.

3.	Member of the Compensation Committee and member of the Nominating and Corporate Governance Committee.

4.	Member and Chairman of the Audit Committee and member of the Nominating and Corporate Governance Committee.

5.	Member of the Audit Committee, member of the Compensation Committee and member of the Nominating and Corporate Governance Committee.

6.	Member of the Compensation Committee and member of the Nominating and Corporate Governance Committee.

There is no family relationship among any of the nominees, directors and/or any of the executive officers of the Company.

Eugene I. Davis has been the Chairman of our Board since 2010. Mr. Davis is Chairman and Chief Executive Officer of PIRINATE Consulting Group, LLC, or PIRINATE, a privately held consulting firm specializing in turnaround management, merger and acquisition consulting and hostile and friendly takeovers, proxy contests and strategic planning advisory services for domestic and international public and private business entities. Since forming PIRINATE in 1997, Mr. Davis has advised, managed, sold, liquidated and served as a Chief Executive Officer, Chief Restructuring Officer, Director, Committee Chairman and Chairman of the Board of a number of businesses operating in diverse sectors such as telecommunications, automotive, manufacturing, high-technology, medical technologies, metals, energy, financial services, consumer products and services, import-export, mining and transportation and logistics. Previously, Mr. Davis served as President, Vice Chairman and Director of Emerson Radio Corporation and Chief Executive Officer and Vice Chairman of Sport Supply Group, Inc. He began his career as an attorney and international negotiator with Exxon Corporation and Standard Oil Company (Indiana) and as a partner in two Texas-based law firms, where he specialized in corporate/securities law, international transactions and restructuring advisory. Mr. Davis holds a bachelor’s degree from Columbia College, a master of international affairs degree (MIA) in international law and organization from the School of International Affairs of Columbia University, and a Juris Doctorate from Columbia University School of Law.

Mr. Davis currently serves as a director of Atlas Air Worldwide Holdings, Inc., Global Power Equipment Group Inc., Spectrum Brands, Inc. and WMI Holdings Corp. He is also a director of ALST Casino Holdco, LLC, Trump Entertainment Resorts, Inc. and Lumenis Ltd., whose common stock is registered under the Securities Exchange Act of 1934 but does not publicly trade. During the past five years, Mr. Davis has also been a director of Ambassadors International, Inc., American Commercial Lines Inc., Delta Airlines, Dex One Corp., Foamex International Inc., Footstar, Inc., Granite Broadcasting Corporation, GSI Group, Inc., Ion Media Networks, Inc., Knology, Inc., Media General, Inc., Mosaid Technologies, Inc.,

Ogelbay Norton Company, Orchid Cellmark, Inc., PRG-Schultz International Inc., Roomstore, Inc., Rural/Metro Corp., SeraCare Life Sciences, Inc., Silicon Graphics International, Smurfit-Stone Container Corporation, Solutia Inc., Spansion, Inc., Tipperary Corporation, Viskase, Inc. and YRC Worldwide, Inc. Mr. Davis is the Chairman of our Board, Chairman and member of our Nominating and Corporate Governance Committee and a member of our Audit Committee. Mr. Davis' broad experience as a director of other public companies, including other consumer products companies, and his qualification as an “audit committee financial expert,” led the Board of Directors to conclude that he should be a member of the Board of Directors.

Kurt M. Cellar has served as one of our directors since 2010. Since January 2008, Mr. Cellar has been a consultant and board member to companies in a variety of industries as well as a private investor. From 1999 to 2008, Mr. Cellar worked for the hedge fund Bay Harbour Management, L.C., where he was partner and portfolio manager until his departure.

                Mr. Cellar is currently a director of Angiotech Pharmaceuticals, Hawaiian Telcom, Home Buyers Warranty, Horizon Lines and Six Flags Entertainment. He currently serves as the Chairman of the Audit Committee for Six Flags Entertainment and serves as a member of the Audit and Nominating and Governance committees for Hawaiian Telecom. He Chairs the Nominating and Governance committee for Horizon Lines and Co-chairs the board of Angiotech. From 2009 through 2010, Mr. Cellar served as a director of  RCN Corporation and, from 2007 to 2010, he served as a director for Penn Traffic. Mr. Cellar has a BA in Economics/Business from the University of California, Los Angeles and a Masters in Business Administration from the Wharton School of Business. Mr. Cellar is a Chartered Financial Analyst. Our Board of Directors concluded that Mr. Cellar is well-qualified to serve as one of our directors based on his financial expertise and considerable board experience.

Michael D. Lundin has served as one of our directors since 2010. Since June 2008, he has served as the Head of Operations and Chairman of North Coast Minerals with Resilience Capital Partners, a private equity firm. Previously, Mr. Lundin was the President and Chief Executive Officer of Oglebay Norton Company from December 2003 to 2008, where he also served as the Chief Operations Officer and the President of the Great Lakes Mineral Division and the Michigan Limestone Operations.

Mr. Lundin also serves as the non-executive Chairman of Euramax. Mr. Lundin is also a director of Rand Logistics and Avtron, Inc. Within the last five years, Mr. Lundin served as a director of Broder Borthers, Euramax International Inc., World Technologies, Inc., Oglebay Norton Company and United Shipping Alliance. Mr. Lundin has a BS from the University of Wisconsin-Stout and a Masters in Business Administration from Loyola Marymount University. Our Board of Directors concluded that Mr. Lundin’s experience in the minerals, logistics, and aggregates sector along with his board service makes him well-qualified to serve as one of our directors.

Robert M. Rayner has served as one of our directors since 2010. Mr. Rayner is President of RM Industries, LLC, an advisory firm providing services relating to management, turnarounds and acquisitions primarily to privately-held and private equity owned firms. Mr. Rayner also serves as a director of Distribution International Holdings LLC, an Audax portfolio company. During the last five years, Mr. Rayner has also served as the Chairman of the Board of TestEquity LLC, an Evercore portfolio company, as President and Chief Executive Officer and as a director of Specialty Products & Insulation Co., a leading national distributor of insulation and architectural products and an Evercore portfolio company, and as a director of Industrial Insulation Group LLC. From 1994 to early 2002, Mr. Rayner was the President and Chief Operating Officer of Essroc Corp., or Essroc, the U.S. operations of a global cement company. He had previously served as the Chief Financial Officer and President of the Construction Materials Division of Essroc. Prior to joining Essroc, for 12 years Mr. Rayner held various domestic and international positions in corporate finance, treasury and international business at Pepsi Co., Inc., and before that he was a consulting civil engineer in the U.K. for six years.

In 2001, Mr. Rayner was elected by his peers as the Chairman of the Board of Directors of the Portland Cement Association, the non-profit organization for the cement producers in the United States and Canada. Mr. Rayner holds a civil engineering degree from Bristol University, England and is a professional member of the U.K. Institution of Civil Engineers. He has a Masters in Business Administration in finance from the London Business School and a Diploma in International Management from London Business School, New York University and Hautes Etudes Commerciales, France. Our Board of Directors concluded that Mr. Rayner is well-qualified to serve as one of our directors based on his experience in the cement industry, financial expertise and prior board experience.

Colin M. Sutherland has served as one of our directors since 2010. In May 2012, he was appointed Vice President Commercial Strategy for Votorantim Cement North America, a leading producer of cement, aggregates and ready-mixed concrete in the Great Lakes region. From April 2011 to May 2012, he was Vice President Corporate Development of The Waterford Group, a privately-held company based in Ontario that operates in the aggregates, ready-mixed concrete and industrial services sectors. From July 2010 to March 2011, he served as Special Corporate Development Advisor to the Chief

Executive Officer of Armtec Infrastructure Inc., one of North America's largest producers of pre-cast and pre-stressed concrete components and structures.  Previously, Mr. Sutherland served as the Executive Vice President of Catawba Resources from March 2007 to April 2010, and as the Vice President, Business Development, Integration & Strategy at Holcim (US) Inc. from August 2003 to February 2007.  From October 2001 to July 2003, he served as the Paris-based Vice President, Cementitious Materials with Lafarge S.A. following a period as Group Integration Director for Blue Circle Industries PLC from February 2001 to September 2001. Prior to that, he held the position of Director of Corporate Development for Blue Circle North America from September 1995 to January 2001.  Mr. Sutherland holds a Bachelor of Commerce degree from the Queen's University.  He has also pursued graduate studies at the Wharton School of Business. Based on Mr. Sutherland's over 30 years of experience in the cement, concrete & aggregates sectors, combined with his knowledge of the Company's markets, our Board of Directors concluded that he is well-qualified to serve as one of our directors.

Theodore P. Rossi has served as one of our directors since December 2011. Mr. Rossi has over 40 years of experience in the manufacturing and marketing of hardwood products. From 2009 to the present, Mr. Rossi has served as Chairman and Chief Executive Officer of Rossi Group, LLC, a leading manufacturer and exporter of hardwood lumber. From 2006 to 2009, Mr. Rossi served as Chairman and Chief Executive Officer of Rossi American Hardwoods, one of the largest producers and exporters of hardwood lumber in the USA. Mr. Rossi served as President and is currently on the Executive Committee of the National Hardwood Lumber Association. He is former Chairman of the American Hardwood Export Council and has been a member of its Board of Directors since 1988. Mr. Rossi is currently Chairman of the Executive Committee for the Hardwood Federation and is President. Mr. Rossi is past Chairman of the Mt. St. John Foundation and a former member of the Board of Trustees of the University of Connecticut. Based on Mr. Rossi’s extensive experience in the hardwood products sector, our Board of Directors concluded that he is well-qualified to serve as one of our directors.

The Board of Directors unanimously recommends that you vote “FOR” the election of each of the director nominees.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES

Board of Directors

Our Board currently consists of seven directors, elected each year at the Company's annual meeting by a plurality vote of shareholders entitled to vote, which means that the seven nominees receiving the highest number of affirmative votes, whether in person or by proxy, at the Company's annual meeting are elected. A majority of our Board constitutes a quorum for meetings of the Board of Directors. The convening of a special meeting is subject to advance written notice to all directors.

Director Independence

Our Board has determined that six of our directors, Messrs. Davis, Cellar, Lundin, Rayner, Sutherland and Rossi are “independent directors” in accordance with the applicable rules of the SEC and applicable corporate governance standards of the Nasdaq stock market rules and that none has a material relationship with the Company that would impair his independence from management or otherwise compromise his ability to act as an independent director. There were no transactions, relationships or arrangements that were considered by our Board in determining the independence of such directors. Accordingly, the majority of the Board is currently and, if all the director nominees are elected, will be comprised of independent directors.

Board Committee and Meetings

Our Board met twenty times, and took action by unanimous written consent on twenty occasions, during 2012. Our Board currently has standing audit, compensation and nominating and corporate governance committees. Committee designations are generally made by our Board following the election of directors at each annual meeting of our stockholders, upon the formation of a new committee, and upon the addition or resignation of directors between annual meetings, if needed. Since the date of our 2012 proxy, our Board made the committee designations reported below on May 7, 2012, following our 2012 Annual Meeting of Stockholders.

During 2012, each of our directors attended at least 75% of the meetings of the Board and any committee of the Board on which such director served. Members of the Board of Directors are expected to use all reasonable efforts to attend each meeting of the Board and to attend the Company's annual stockholder meeting. A director who is unable to attend a meeting is expected to notify the Chairman of the Board or the chairperson of the appropriate Board Committee in advance of such meeting. The Chairman of the Board or his designee may also request that members of management or other advisors attend all or any portion(s) of the meetings of the Board of Directors. Each of our directors attended last year's annual meeting.

Audit Committee

The Audit Committee met six times and did not take action by unanimous written consent during 2012. The Audit Committee has consisted of Messrs. Rayner (Chairman), Davis and Sutherland since August 31, 2010. The Audit Committee is governed by a charter that our Board has adopted, a copy of which is available on our Web site at www.us-concrete.com under Investor Relations – Corporate Governance. The Board has determined that each member of the Audit Committee is an “independent director” in accordance with the applicable rules of the SEC and applicable corporate governance standards of the Nasdaq stock market rules. The Board has also determined that Messrs. Rayner and Davis are each an “audit committee financial expert,” as defined in the applicable rules of the SEC. For information relating to Messrs. Rayner and Davis' backgrounds, see their respective biographical information under “Election of Directors” above.

The Audit Committee assists our Board in fulfilling its oversight responsibility relating to:

•the integrity of our financial statements, accounting, auditing and financial reporting process and internal control systems;

•the qualifications, independence and performance of our independent registered public accounting firm;

•the performance of our internal audit function;

•our compliance with legal and regulatory requirements;

•certain aspects of our Compliance and Ethics Program relating to financial matters, books and records and accounting as required by applicable statutes, rules and regulations; and

•the assessment of the major financial risks facing us.

The Audit Committee’s purpose is to oversee our accounting and financial reporting processes, the audits of our financial statements, the qualifications of our independent registered public accounting firm and the performance of our internal auditors and outside firms providing internal audit services.

Our management is responsible for preparing our financial statements and for our internal controls, and our independent registered public accounting firm is responsible for auditing those financial statements and the related audit of internal control over financial reporting. The Audit Committee is not providing any expert or special assurance as to our financial statements or any professional certification as to the independent registered public accounting firm’s work. The following functions are among the key duties and responsibilities of the Audit Committee:

•reviewing and discussing with management and our independent registered public accounting firm our annual audited and interim unaudited financial statements and related disclosures included in our quarterly earnings releases and periodic reports filed with the SEC;

•recommending to the Board whether our audited financial statements should be included in our Annual
Report on Form 10-K for that year;

•reviewing and discussing the scope and results of the independent registered public accounting firm’s annual audit and quarterly reviews of our financial statements, and any other matters required to be communicated to the Audit Committee by the independent registered public accounting firm;

•reviewing and discussing with management, our senior internal audit executive, outside firms providing internal audit services and our independent registered public accounting firm the adequacy and effectiveness of our disclosure controls and procedures, our internal controls and procedures for financial reporting and our risk assessment and risk management policies;

•the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm, including overseeing their independence;

•reviewing and pre-approving all audit, review or attest services and permitted non-audit services that may be performed by our independent registered public accounting firm;

•establishing and maintaining guidelines relating to our hiring of employees and former employees of our independent registered public accounting firm, which guidelines shall meet the requirements of applicable law and listing standards, including, but not limited to SOX Section 206 and SEC Rule 2003-9;

•reviewing and assessing, on an annual basis, the adequacy of the Audit Committee’s charter, and recommending revisions to the Board;

•reviewing the appointment of our senior internal audit executive, and reviewing and discussing with that individual, and any outside firms providing internal audit services, the scope and staffing of our internal audits, including any difficulties encountered by the internal audit function and any restrictions on scope of its work or access to required information, and reviewing all significant internal audit reports and management’s responses;

•confirming the regular rotation of the audit partners with our independent auditor, as required by applicable law, and considering whether there should be regular rotation of our auditors;

•preparing an annual report for inclusion in our proxy statement;

•reviewing legal and regulatory matters that may have a material impact on our financial statements and reviewing our compliance policies and procedures, including meeting annually with the General Counsel regarding the implementation and effectiveness of our compliance programs;

•reviewing the Company’s significant financing transactions and related documentation that may have a material impact on the Company’s ability to borrow to ensure the Company is able to finance its ongoing as well as future operations, and evaluating whether to recommend to the Board to approve or ratify any such financing transaction;

•considering all of the relevant facts and circumstances available for related-party transactions submitted to the Committee in accordance with our policy regarding related-persons transactions;

•establishing and maintaining procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls and auditing matters for the confidential, anonymous submission by our employees of concerns regarding questionable accounting and auditing matters;

•reviewing and discussing all critical accounting policies and practices to be used, all alternative arrangements treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and other material written communications between the independent auditor and management;

•evaluating its performance on an annual basis and periodically reviewing the criteria for such evaluation; and

•performing such other functions the Audit Committee or the Board deems necessary or appropriate under applicable law, including those set forth in our Corporate Governance Guidelines.

The Audit Committee meets separately with our internal auditors and the independent registered public accounting firm to provide an open avenue of communication.

Compensation Committee

The Compensation Committee met seven times and took action by unanimous written consent on one occasion during 2012. Since November 28, 2011, the Compensation Committee has consisted of Messrs. Cellar (Chairman), Lundin, Sutherland and Rossi.  Each member of the Compensation Committee is an “independent director” in accordance with the applicable rules of the SEC and applicable corporate governance standards of the Nasdaq stock market rules. The Compensation Committee is governed by a charter our Board has adopted, a copy of which is available on our Web site at www.us-concrete.com under Investor Relations – Corporate Governance.

There are three primary responsibilities of our Compensation Committee: (1) to discharge the Board’s responsibilities relating to compensation of our executives and directors; (2) to oversee the adoption of policies that govern our compensation programs, including stock and incentive plans; and (3) to produce annual reports relating to our compensation discussion and analysis for inclusion in the proxy statements for our annual meetings. The Committee operates under a written charter adopted by our Board. Pursuant to the charter, the Committee has the resources necessary to discharge its duties and responsibilities, including the authority to retain outside counsel or other experts or consultants as it deems necessary. The following are the key functions of the Compensation Committee, any of which may be delegated to one or more subcommittees, as the Committee may deem necessary or appropriate:

•review and approve annually the corporate goals and objectives relevant to the compensation of our executive officers, evaluate the performance of our executive officers in light of those goals and set the compensation levels of our executive officers based on the Committee’s evaluation;

•review the competitiveness of our compensation programs for executive officers to (1) ensure the attraction and retention of executive officers, (2) ensure the motivation of our executive officers to achieve our business objectives, and (3) align the interests of our executive officers and key employees with the long-term interests of our stockholders;

•review trends in management compensation, oversee the development of new compensation plans and, when necessary, approve the revision of existing plans;

•periodically review the compensation paid to nonemployee directors through annual retainers and meeting fees and any other cash or equity components of compensation and perquisites, if any, and, make recommendations to the Board for any adjustments;

•review and make recommendations to the Board regarding director and officer’s indemnification and insurance matters;

•review and approve the employment agreements, salaries, bonuses, equity or equity-based awards and severance, termination, indemnification and change in control agreements for all our executive officers;

•review and approve compensation packages for new executive officers and termination packages for executive officers as may be suggested by management or the Board;

•review and approve our policies and procedures with respect to expense accounts and perquisites for our executive officers;

•review and discuss with the Board and our executive officers plans for executive officer development and corporate succession plans for the Chief Executive Officer and other executive officers;

•review and make recommendations concerning long-term incentive compensation plans, including the use of stock options and other equity-based plans;

•oversee our employee benefit plans;

•review periodic reports from management on matters relating to personnel appointments and practices;

•review and discuss with management our compensation discussion and analysis and produce annual reports relating to our compensation discussion and analysis for inclusion in the proxy statements for our annual meetings in compliance with applicable SEC rules and regulations;

•review and assess the Company's policies and practices for compensating its employees, including its executive officers, as they relate to risk management practices, risk-taking incentives and identified major risk exposures to the Company;

•make recommendations concerning the adoption of any policies deemed necessary or advisable in order to mitigate risks arising from compensation policies and practices, including policies providing for the recovery of incentive or equity-based compensation, which we refer to as “claw-back policies”, and limiting hedging activities related to Company stock;

•review and make recommendations regarding the Company's submissions to stockholders on executive compensation matters, including advisory votes on executive compensation and the frequency of such votes, incentive and other compensation plans, and engagement with proxy advisory firms;

•retain and terminate any advisors to assist it in the performance of its duties and shall be the authority to approve the advisors' fees and the other terms and conditions of the advisors' retention; and

•annually evaluate the Committee’s performance and its charter.

For additional information regarding the Compensation Committee, see “Compensation Committee Interlocks and Insider Participation” and “Compensation Discussion and Analysis.”

     Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee met one time in 2012. The Nominating and Corporate Governance Committee has consisted of Messrs. Davis (Chairman), Cellar, Lundin, Rayner, Sutherland and Rossi since December 2011. Each member of the Nominating and Corporate Governance Committee is an “independent director” in accordance with the applicable rules of the SEC and applicable corporate governance standards of the Nasdaq stock market rules. The Nominating and Corporate Governance Committee is governed by a charter our Board has adopted, a copy of which is available on our Website at www.us-concrete.com under Investor Relations – Corporate Governance.

The Nominating and Corporate Governance Committee is responsible for the duties and functions related to corporate governance matters including ensuring that we operate in accordance with our Corporate Governance Guidelines, leading the Board in its annual assessment of the performance of the Board, its committees and each of the directors and reviewing, evaluating and recommending changes to our Corporate Governance Guidelines.

The following functions are among the key duties and responsibilities of the Nominating and Corporate Governance Committee:

•review and make recommendations regarding the size, composition and organization of the Board;

•develop and recommend to the Board specific criteria for the selection of directors;

•with respect to director nominees, (i) identify individuals qualified to become members of the Board
(consistent with criteria approved by the Board), (ii) review the qualifications of any such person submitted to be considered as a member of the Board by any stockholder or otherwise, and (iii) select the director nominees for the next annual meeting of stockholders or to fill in vacancies on the Board;

•develop and periodically reassess policies and procedures with respect to the consideration of any director candidate recommended by stockholders or otherwise;

•review and make recommendations to the Board with respect to the size, composition and organization of the committees of the Board (other than this committee);

•recommend procedures for the smooth functioning of the Board, including the calendar, agenda and information requirements for meetings of the Board, meetings of committees of the Board, executive sessions of non-management directors and executive sessions of independent directors only;

•assist the Board in determining whether individual directors have material relationships with the Company that may interfere with their independence, as provided under applicable requirements and listing standards;

•	oversee the Board’s annual self-evaluation process and report annually to the Board with an assessment of the Board’s performance;

•develop and maintain the orientation program for new directors and continuing education programs for directors;

•review and discuss as appropriate with management the Company’s public disclosures and its disclosures to stock exchanges relating to independence, governance and director nomination matters, including in the Company’s proxy statement;

•review and assess the adequacy of it's charter annually and recommend to the Board any changes deemed appropriate; and

•review its own performance annually.

In carrying out its function to evaluate nominees for election to the Board, the Board considers a candidate’s mix of skills, experience, character, commitment and diversity of background, all in the context of the requirements of the Board at that time. Each candidate should be prepared to participate fully in Board activities, including attendance at, and active participation in, meetings of the Board, and not have other personal or professional commitments that would, in the Board’s judgment, interfere with or limit such candidate’s ability to do so. Additionally, in determining whether to nominate a director for re-election, the Board also considers the director’s past attendance at Board and committee meetings and participation in and contributions to the activities of the Board. The Board has no stated specific minimum qualifications that must be met by a candidate for a position on our Board. The Board does, however, believe it appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and for a majority of the members of the Board to meet the definition of “independent director” within the meaning of the applicable Nasdaq listing standards. Although the Committee does not have a formal policy on diversity, it gives due consideration to diversity in business experience, professional expertise, gender and nationality among the Board members because different points of view based on a variety of experiences contributes to effective decision making. In considering candidates, the Committee considers the entirety of each candidate’s credentials in the context of these standards.

The Board’s methods for identifying candidates for election to the Board (other than those proposed by the Company's stockholders, as discussed below) include the solicitation of ideas for possible candidates from a number of sources, including members of the Board, our executives, individuals personally known to the members of the Board and other research. The Board also may select and compensate a third-party search firm to help identify potential candidates, if it deems it advisable to do so.

The Board will consider nominees stockholders recommend. Stockholders may submit nominations to the Board in care of Corporate Secretary, U.S. Concrete, Inc., 331 N. Main Street, Euless, Texas 76039. A stockholder’s notice providing for the nomination of a person or persons for election as a director or directors shall set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (including any interests described therein held by any affiliates or associates (each within the meaning of Rule 12b-2 under the Exchange Act) of such stockholder or beneficial owner or by any member of such stockholder’s or beneficial owner’s immediate family sharing the same household, in each case as of the date of such stockholder’s notice, which information shall be confirmed or updated, if necessary, by such stockholder and beneficial owner as of the record date for determining the stockholders entitled to notice of the meeting of stockholders and as of the date that is ten (10) business days prior to such meeting of the stockholders or any adjournment or postponement thereof, and such confirmation or update shall be received by the Corporate Secretary at our principal executive offices not later than the close of business on the fifth business day after the record date for the meeting of stockholders (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the eighth business day prior to the date for the meeting of stockholders or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting of stockholders or any adjournment or postponement thereof)):

•the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner;

•the class or series and number of shares of capital stock of the Company which are, directly or indirectly, beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) and owned of record by such stockholder or beneficial owner;

•the class or series, if any, and number of options, warrants, puts, calls, convertible securities, stock appreciation rights, or similar rights, obligations or commitments with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares or other securities of the Company or with a value derived in whole or in part from the value of any class or series of shares or other securities of the Company, whether or not such instrument, right, obligation or commitment shall be subject to settlement in the underlying class or series of shares or other securities of the Company, which are, directly or indirectly, beneficially owned by such stockholder or beneficial owner;

•any agreement, arrangement, understanding, or relationship, including any repurchase or similar so-called
“stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder or beneficial owner, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of capital stock or other securities of the Company by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder or beneficial owner with respect to any class or series of capital stock or other securities of the Company, or that provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of any class or series or capital stock or other securities of the Company;

•a description of any other direct or indirect opportunity to profit or share in any profit (including any performance-based fees) derived from any increase or decrease in the value of shares or other securities of the Company;

•any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner has a right to vote any shares or other securities of the Company;

•any rights to dividends on the shares of the Company owned beneficially by such stockholder or such beneficial owner that are separated or separable from the underlying shares of U.S. Concrete;

•any proportionate interest in shares of the Company or Derivative Securities held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, if any;

•a description of all agreements, arrangements, and understandings between such stockholder or beneficial owner and any other person(s) (including their name(s)) in connection with or related to the ownership or voting of capital stock of the Company or Derivative Securities;

•any other information relating to such stockholder or beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

•a statement as to whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Company voting shares required under applicable law to elect such stockholder’s nominees and/or otherwise to solicit proxies from the stockholders in support of such nomination; and

•a representation that the stockholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination.

As to each person whom the stockholder proposes to nominate for election or reelection as a director, the stockholder’s notice shall set forth:

•all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•a description of all direct and indirect compensation and other material agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder or beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

•a completed and signed questionnaire regarding the background and qualifications of such person to serve as a director, a copy of which may be obtained upon request from the Corporate Secretary;

•the class or series and number of shares of capital stock of the Company which are, directly or indirectly, beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) and owned of record by such person; and

•such additional information that the Company may reasonably request to determine the eligibility or qualifications of such person to serve as a director of the Company, or that could be material to a reasonable stockholder’s understanding of the qualifications and/or independence, or lack thereof, of such nominee as a director.

To be timely for consideration at our 2014 annual meeting, our Corporate Secretary must receive a stockholder’s nomination notice at our principal executive offices, at the address set forth above, no earlier than January 7, 2014 and no later than February 6, 2014.

The Board will consider all candidates identified through the processes described above, whether identified by the Board or by a stockholder, and will evaluate each of them on the same basis.

Compensation Committee Interlocks and Insider Participation

All members of our Compensation Committee, Messrs. Cellar, Lundin, Sutherland and Rossi are “independent directors” in accordance with the applicable Nasdaq listing standards. No member of the Compensation Committee was, during the year ended December 31, 2012, an officer or employee of U.S. Concrete or any of its subsidiaries. During the year ended December 31, 2012, no member of the Compensation Committee had any material interest in a transaction involving the Company (except for the director compensation arrangements described below) or a material business relationship with, or any indebtedness to, the Company. No interlocking relationship existed during the year ended December 31, 2012 between any member of the Board of Directors or the Compensation Committee and an executive officer of the Company.

Communication with Board of Directors

Stockholders and other interested persons may communicate with our Board by sending their communication to U.S. Concrete, Inc. Board of Directors, c/o Corporate Secretary, 331 North Main Street, Euless, Texas 76039. All such communications received by our Corporate Secretary will be delivered to the Chairman of the Board.

Company Leadership Structure

The Board of Directors is currently led by Eugene I. Davis, our non-executive Chairman William J. Sandbrook, our President and Chief Executive Officer, serves as a member of the Board of Directors. In the absence of the Chairman, a majority of the directors present may elect any director present as chairman of the meeting. Non-management directors meet frequently in executive session without management following Board meetings. All members of the Board are elected annually.

The Board of Directors has historically separated the positions of Chairman and Chief Executive Officer. Separating these positions allows our Chief Executive Officer to focus on developing and implementing the Company’s business plans and supervising the Company’s day-to-day business operations and allows our Chairman to lead the Board of Directors in its oversight and advisory roles. Because of the many responsibilities of the Board of Directors and the significant time and effort required by each of the Chairman and the Chief Executive Officer to perform their respective duties, the Company believes that having separate persons in these roles enhances the ability of each to discharge those duties effectively and, as a corollary, enhances the Company’s prospects for success. The Board of Directors also believes that having separate positions provides a clear delineation of responsibilities for each position and fosters greater accountability of management. For the foregoing reasons, the Board of Directors has currently determined that its leadership structure is appropriate and in the best interests of the Company’s stockholders.

Risk Oversight

The Board of Directors provides oversight with respect to the Company’s risk assessment and risk management activities, which are designed to identify, prioritize, assess, monitor and mitigate material risks to the Company, including strategic, operational, compliance, financial and compensatory risks. The Board administers this oversight function at the Board level, and through its Audit Committee and its Compensation Committee. The entire Board oversees the strategic, operational and compliance risks. The Audit Committee focuses on financial risks, including reviewing with management, the Company’s internal auditors and the Company’s independent auditors, the Company’s major financial risk exposures, the adequacy and effectiveness of accounting and financial controls and the steps management has taken to monitor and control financial risk exposures. The Compensation Committee considers risks presented by the Company’s compensation policies and practices, as well as those related to succession and management development. The Audit Committee and Compensation Committee each report directly to our Board.

Director Compensation

Director Retainers and Meeting Fees

For 2012, we paid to each of our nonemployee directors the following fees, with the retainers paid quarterly in advance and the meeting fees paid quarterly in arrears:

•an annual retainer of $40,000 to the Chairman of the Board, in addition to the Board and committee retainers listed below;

•an annual retainer of $40,000 to each member of the Board;

•$1,500 for each Board meeting attended in person and $1,000 for each Board meeting attended telephonically;

•an annual retainer of $15,000 for the Chairman of the Audit Committee;

•an annual retainer of $15,000 for the Chairman of the Compensation Committee;

•an annual retainer of $5,000 for each member (non-chair) of the Audit Committee and Compensation
Committee; and

•$1,000 for each Board committee meeting attended (in person or telephonic), unless the committee meeting is held on the same day as a Board meeting, in which case the committee member receives no additional fee for attending that committee meeting.

Effective October 12, 2012, we increased the annual retainer we pay to all Board members from $40,000 to $50,000, and, in addition, we increased the annual retainer we pay to the Chairman of the Board from $40,000 to $50,000.

Director Equity Compensation

In 2010, we adopted the Management Equity Incentive Plan, which we refer to as the MEIP, which provides that five percent (5%) of the shares of common stock under the plan may be allocated to director awards and, on May 7, 2012, we amended the MEIP to increase the permitted allocation of shares to directors from 5% to 8.25%.

The Directors initially received a two-year grant in October 2010. Thus no equity awards were made to directors in 2012 except for the award of 9,350 Restricted Stock Units, which we refer to as RSUs, and 9,350 Incentive RSUs, which we refer to as IRSUs, made to Mr. Rossi on July 1, 2012, who joined the Board in November 2011. The Company has recently decided to provided annual awards to Directors as per their remuneration for service to the Company. On January 23, 2013, subject to stockholder approval at the Annual Meeting on May 15, 2013, we adopted the U.S. Concrete, Inc. Long Term Incentive Plan, which we refer to as the LTIP, and pursuant to the LTIP and subject to its approval by stockholders, we made an annual equity grant to Mr. Davis as Chairman of the Board, of 16,830 RSUs, and to Messrs Rayner, Cellar, Lundin, Sutherland and Rossi of 11,220 RSUs, respectively, with 75% of such award vesting on July 1, 2013 and 25% of such award vesting on October 1, 2013, provided the award recipient remains a member of the Board through the applicable vesting dates. The 75% vesting on July 1, 2013 is provided as a catchup of vesting as the awards should have been issued in October 2012.

Other Director Compensation

We do not pay any additional compensation to our employees for serving as directors, but we reimburse all directors for out-of-pocket expenses they incur in connection with attending Board and committee meetings or otherwise in their capacity as directors.

The table below summarizes the compensation we paid to our nonemployee directors during the fiscal year ended December 31, 2012.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2012(1)

Name	Fees Earned or Paid in Cash	RSU Awards (2)	Total
Eugene I. Davis	$114,500		$114,500

Kurt M. Cellar	85,000		$85,000

Michael D. Lundin	75,000		$75,000

Robert M. Rayner	82,000		$82,000

Colin M. Sutherland	82,000		$82,000

Theodore P. Rossi (3)	$73,000	$46,750	$119,750

1.
Mr. Sandbrook has served as a director from August 22, 2011 until present. He is not included in this table as he was an employee in 2012 and thus received no additional compensation for his service as a director. The compensation Mr. Sandbrook received in 2012 is fully reflected in the Summary Compensation Table below.

2.
Amounts reported in the “Stock Awards” column represent the aggregate grant date fair value for RSU and IRSU awards granted to the nonemployee directors during 2012, calculated in accordance with FASB ASC Topic 718. Additional information on the assumptions used in the computation of our share-based compensation is included in Note 18 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2012. No equity awards were granted to nonemployee directors in 2012, except to Mr. Rossi who received an award of 9,350 RSUs and 9,350 IRSUs on July 1, 2012. The RSUs became fully vested October 1, 2012 and the IRSUs shall be deemed to have been achieved upon the attainment of the applicable “Performance Goal,” which occurs on the earlier of (a) the conversion on a cumulative basis of 95% of our 9.5% Company's Convertible Secured Notes due in 2015 issued pursuant to the Indenture dated August 31, 2010 between the Company, U.S. Bank National Association, as Trustee and Noteholder Collateral Agent, and the Guarantors named therein, which we refer to as the Indenture, or (b) the date the Company delivered a Conversion Event Notice in accordance with the terms of the Indenture. If the Performance Goal had not achieved prior to the Maturity Date (as defined in the Indenture), each IRSU would have automatically expired without any payment being made with respect thereto. However, on March 22, 2013, we completed a registered exchange offer, which we refer to as the Exchange Offer, to exchange up to all $55.0 million aggregate principal amount of our then outstanding convertible notes, which we refer to as our Convertible Notes, for up to $69.3 million aggregate principal amount of our newly issued senior notes, which we refer to as the New Senior Notes. The New Senior Notes are governed by the terms of a new Indenture document, which is filed as Exhibit 4.1 to our Form 8-K filed with the SEC on March 22, 2013. Because the Exchange Offer resulted in the Performance Goal becoming impossible to be satisfied, all outstanding IRSUs will be deemed to have been forfeited, including Mr. Rossi's IRSUs. The aggregate grant date fair value of $46,750 for Mr. Rossi's 2012 stock awards is based on (i) the closing price of $5.00 per share for our common stock on June 30, 2012 (since the July 1, 2012 grant date was not a trading day), with respect to the RSU awards, and (ii) the determination that the grant date fair value with respect to the IRSUs was $0 due to the probability of the IRSUs becoming issued shares.

3.
As of December 31, 2012, Mr. Rossi was the only nonemployee director who held any outstanding, unvested stock awards. Because the RSUs awarded to him in 2012 vested in full on October 1, 2012, the only outstanding unvested stock awards held by Mr. Rossi as of December 31, 2012 were 9,350 IRSUs (although, as described above, these IRSUs will be deemed to have been forfeited). None of the nonemployee directors held any outstanding, unexercised stock options as of December 31, 2012. None of the nonemployee directors held any outstanding, unexercised stock options as of December 31, 2012.

EXECUTIVE OFFICERS

The following table provides information about our current executive officers:

Name	Age	Position(s) held
William J. Sandbrook	55	Director, President and Chief Executive Officer
William M. Brown	48	Senior Vice President and Chief Financial Officer
Katherine I. Hargis	42	Vice President, General Counsel and Corporate Secretary
Mark B. Peabody	55	Vice President – Human Resources
Wallace H. Johnson	64	Vice President – Marketing and Sales
Kevin R. Kohutek	49	Vice President and Corporate Controller
Louis R. Kala	51	Vice President – Planning and Development
Michael L. Gentoso	58	Regional Vice President – Atlantic Region
Jeff L. Davis	59	Vice President and General Manager – Central Concrete Supply Co., Inc.
Jeffrey W. Roberts	46	Vice President and General Manager – Ingram Concrete, LLC
Niel L. Poulsen	59	Vice President and General Manager – Redi-Mix, LLC

William J. Sandbrook has served as our President and Chief Executive Officer and director since August 2011. From June 2008 until August 2011, Mr. Sandbrook was Chief Executive Officer of Oldcastle Inc.’s Products and Distribution Group. From 2006 to June 2008, Mr. Sandbrook was Chief Executive Officer of Oldcastle Architectural Product’s Group responsible for Oldcastle’s U.S. and Canadian Operations, as well as CRH plc’s business in South America. From 2003 to 2006, Mr. Sandbrook served as President of Oldcastle Materials West Division. Mr. Sandbrook joined Tilcon New York as Vice President in 1992 and became President and Chief Executive Officer three years later. In 1996, Tilcon was acquired by Oldcastle Materials.

Mr. Sandbrook is a 1979 graduate of the U.S. Military Academy at West Point. After receiving his Bachelor of Science he spent thirteen years in the U.S. Army. Mr. Sandbrook’s service included a four-year tour in Germany in cavalry and engineering units, three years as an Associate Professor in the Department of Mathematics at the U.S. Military Academy at West Point and two years as the Army Program representative to Raytheon. While teaching at West Point, Mr. Sandbrook earned his Professional Engineer’s License (PE) in Industrial Engineering. Mr. Sandbrook earned four Master’s Degrees while in the service. He received an MBA from Wharton, a Master of Science in Systems Engineering from the University of Pennsylvania, a Master in Public Policy from the Naval War College and a Master of Arts in International Relations from Salve Regina University. In recognition of his efforts at Ground Zero after the September 11th bombing of the World Trade Center, Bill was named the Rockland County, NY 2002 Business Leader of the Year, the Dominican College 2002 Man of the Year and the American Red Cross 2003 Man of the Year for Southern New York. Our Board of Directors concluded that Mr. Sandbrook is well-qualified to serve as one of our directors based on his significant experience in the building materials industry.

William M. Brown has served as our Senior Vice President and Chief Financial Officer since August 2012. From November 2007 through August 2012, Mr. Brown served as the Treasurer and Executive Assistant to the Chief Executive Officer, and from 2005 through 2007 as the Treasurer of Drummond Company, Inc., an international coal producer. From 1999 through 2005, Mr. Brown served in the investment banking department of Citigroup Global Markets Inc., including as a Vice President in the basic industries coverage group. From 1988 through 1997, Mr. Brown served in the United States Navy as a Naval Special Warfare Officer.

Katherine I. Hargis has served as our Vice President, General Counsel and Corporate Secretary since June 2012. She served as our Deputy General Counsel and Corporate Secretary since December 2011 and as our Assistant General Counsel & Corporate Secretary since November 2011. From December 2006 through December 2011, she served as our Assistant General Counsel.  From February 2006 through December 2006, Ms. Hargis served as an attorney with King & Spalding LLP. From August 2002 through February 2006, Ms. Hargis served as an attorney for Andrews Kurth LLP.

Mark B. Peabody has served as our Vice President – Human Resources since June 2012. Prior to joining the Company in 2012, Mr. Peabody served as Vice President of Human Resources and Risk Management for Mario Sinacola & Sons Excavating, Inc. from 2008. From 2006 through 2008, Mr. Peabody served as Senior Vice President, Corporate Human Resources for Hanson Building Materials North America, or Hanson, and from 2001 through 2006, he served as Chief Counsel, Labor & Employment for Hanson. From 1995 through 2001, Mr. Peabody served as Associate General Counsel and Senior Labor Attorney for PECO Energy Company. From 1992 through 1994, he served as an attorney for Reed Smith LLP. From 1987 through 1991, Mr. Peabody served in the United States Air Force Judge Advocate General's Corp. He currently serves in the Air Force Reserve and holds the rank of Lt. Colonel.

Wallace H. Johnson has served as our Vice President – Marketing and Sales since 2004. Mr. Johnson has over 30 years of experience in the construction supply industry. From 2002 through 2004, Mr. Johnson served as Vice President of Sales and Marketing of Systech Inc., a provider of software systems for the ready-mixed concrete and aggregate industries. From 2001 through 2002, he served as Director of Sales of Buildpoint Corp., a provider of online bid management services for general contractors that Construction Software Technologies, Inc. acquired in 2004. From 1977 through 2001, Mr. Johnson served in various sales and sales management positions within the construction products division of W. R. Grace & Co., a global specialty chemicals and materials company, including, from 1996 through 2001, as regional sales manager and, from 1993 through 1996, as North American sales manager.

Kevin R. Kohutek has served as our Vice President and Corporate Controller since June 2012. From 2004 through 2012 and 1997 through 2002, Mr. Kohutek held various positions at ClubCorp Financial Management Corporation, or ClubCorp, most recently as Vice President of Finance and previously as Director of Financial Reporting. From 2003 through 2004, Mr. Kohutek served as Vice President for US Insurance Agency, the exclusive Texas field marketing office for a division of The Hartford. From 2002 through 2003, Mr. Kohutek served as Director of Account Analysis for Trinity Industries. Prior to joining ClubCorp in 2002, he served in the assurance practice for KPMG.

Louis R. Kala has served as our Vice President - Planning & Development since June 2012.  Prior to joining U.S. Concrete, Mr. Kala was with Lehigh Hanson from 1999 to 2011, where he held various positions of increasing responsibility in the Finance and Information Technology departments, including Pacific Southwest Region Controller, Eastern Region Finance Director, IT Director for North American Operations and Vice President of Finance. Mr. Kala received his Certificate in Public Accounting in California in 1994 and worked with Ernst and Young from 1994 through1998 in various audit and taxation roles.  From 1984 through 1994, Mr. Kala served in various manufacturing and sales roles with multiple corrugated packaging companies in the Denver, Colorado area.

Michael L. Gentoso has served as our Regional Vice President – Atlantic Region since 2007. From 1998 through 2007, he served as Vice President and General Manager of Eastern Concrete Materials, Inc., or Eastern, a company we acquired in 2001. Mr. Gentoso has been with Eastern or its predecessors since 1991, serving as Vice President of Operations from 1995 through September 1998, and Vice President of Finance from March 1991 through September 1995. From 1980 through 1991, Mr. Gentoso was employed with the BOC Group PLC, where he held various positions in connection with the accounting and finance departments, including Vice President Ohmeda Medical Equipment, Controller Ohmeda Infant Care Division, Controller Ohmeda Medical Equipment, Manager Financial Planning & Plant Accounting Airco Welding Equipment, and Manager Financial Accounting BOC Group Inc. Mr. Gentoso is the current President of the New Jersey Concrete & Aggregates Association and is a trustee on the TENJ Pension and Welfare Funds in New Jersey.

Jeff L. Davis has served as Vice President and General Manager of Central Concrete Supply Co., Inc., or Central, since 2005. From 2001 to 2005, Mr. Davis served as Vice President of Operations of Central. Prior to joining the Company in 2001, Mr. Davis served as Vice President Concrete for Cadman Inc., a Lehigh Heidelberg Cement Company, operating in the Seattle, Washington market. Mr. Davis has 35 years of experience in the ready-mixed concrete, aggregate and cement industry, serving in various sales and operational roles. Mr. Davis is a past President and Board member of the Washington Concrete and Aggregate Producers Association, past President and Board member of the Idaho Concrete and Aggregate Producers Association, member of the American Concrete Institute, Chairman of the 1997 American Concrete Institute Convention National, and former Chairman of the NRMCA Environmental Task Group of the OES Committee.

Jeffrey W. Roberts has served as the Vice President and General Manager of Ingram Concrete, LLC, or Ingram, since 2006. From 1994 through 2006, Mr. Roberts held various positions of increasing responsibility for Ingram, including Vice President of Sales and Operations from 2003 through 2006, Sales and Operations Manager from 1997 through 2003, and Quality Control Manager from 1994 through 1997. From 1993 to 1994, he served as the Quality Control Manager for Campbell Concrete. From 1990 to 1993, Mr. Roberts served as Technical Sales Representative for Cormix Construction Chemicals (formerly Gifford Hill Chemical), with sales responsibility in southeast Texas. From 1989 to 1990, he served as Sales Representative and Quality Control Assistant for Gifford-Hill Concrete in Ft. Worth, Texas. Mr. Roberts also serves as a member of the Board of Directors of the Texas Aggregate and Concrete Association.

Niel L. Poulsen has served as the Vice President and General Manager of Redi-Mix, LLC, since January 2012. From October 2004 to April 2010, he was the Vice-President and General Manager for Aggregate Industries’ (Holcim) Aggregate and Ready-Mix divisions in Colorado. From January 2003 to October 2004, he served with Cemex and the Edw. C. Levy Co. Mr. Poulsen has over 25 years of domestic and international general management experience in ready-mix concrete, aggregates and other construction materials.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis describes the material elements of compensation for our executive officers identified in the Summary Compensation Table (the “Named Executive Officers” or “NEOs”).
For 2012, the following individuals constitute our “Named Executive Officers”:

•William J. Sandbrook - Director, President and Chief Executive Officer;

•William M. Brown - Senior Vice President and Chief Financial Officer (appointed August 22, 2012);

•Wallace H. Johnson - Vice President-Marketing and Sales;

•Niel L. Poulsen - Vice President and General Manager - Redi-Mix, LLC;

•Jeff L. Davis - Vice President and General Manager - Central Concrete Supply Co., Inc.;

•James C. Lewis - Former Senior Vice President and Chief Financial Officer (resigned April 26, 2012);

•
Kent D. Cauley - Former Vice President of Finance (Mr. Cauley served as our Controller from November 2008 through April 2012, as our Vice President and Controller from April 2012 through May 2012, and as our chief accounting officer from April 27, 2012 until August 21, 2012); and

•Gary J. Konnie - Former Vice President - Human Resources (resigned June 29, 2012).

This Compensation Discussion and Analysis addresses the following topics:

•our compensation-setting process;

•our compensation philosophy and policies regarding executive compensation;

•the elements of our executive compensation program, including our compensation decisions for fiscal year
2012; and

•post-employment arrangements for our Named Executive Officers.

The Compensation-Setting Process

Committee Meetings

Our Compensation Committee (“Compensation Committee” or “Committee”) meets as often as it determines necessary to perform its duties and responsibilities and works with management to establish the agenda for each meeting.

The Committee typically meets at least annually with our Chief Executive Officer, Vice President of Human Resources, and General Counsel, and when appropriate and as needed, outside advisors. The Committee also meets as needed in executive sessions without management, including at least annually to evaluate the performance of our Chief Executive Officer, to determine his bonus for the prior fiscal year, to set his base salary for the then-current calendar year, and to consider and approve any grants to him of equity incentive compensation. The Committee typically receives and reviews materials in advance of each meeting. These materials include information that our management believes will be helpful to the Committee, as well as materials that the Committee has specifically requested. Depending on the agenda for the particular meeting, this information may include:

•reports of other officers’ and general managers’ compensation;

•financial reports on year-to-date performance versus budget and versus prior year performance;

•calculations and reports on levels of achievement of individual and corporate performance objectives;

•information regarding compensation levels at peer groups of companies identified by our Compensation
Committee and compensation consultants, and reports our prior and current year performance versus those peer groups;

•management’s proposals for salary, bonus and long-term incentive compensation; and

•proposed bonus information for all eligible employees.

Management’s Role in the Compensation-Setting Process

Management plays a key role in the compensation-setting process for the executive officers, except with respect to the Chief Executive Officer.  The most significant aspects of management’s role are:

•recommending salary adjustments and equity compensation awards;

•recommending strategic objectives and business performance targets for approval by the Compensation
Committee in connection with incentive compensation plans; and

•evaluating employee performance.

The Compensation Committee has designated our Chief Executive Officer, Chief Financial Officer and Vice President of Human Resources, collectively, as the “Administrator” of our short-term incentive plan, which is our annual cash bonus plan. The Compensation Committee chose those individuals because of their access to financial information and individual performance criteria necessary to administer the plan. The Administrator has the authority to interpret the plan, to exercise discretion in interpolating performance levels and award payouts outside of or between the designated benchmarks, as well as to take all steps and make all determinations in connection with the short-term incentive plan and bonus payouts as it deems necessary. All incentive award payouts must ultimately be approved by the Committee.

Our Chief Executive Officer also participates in Committee meetings at the Committee’s request to provide:

•information regarding our strategic objectives;

•his evaluations of the performance of all executive officers; and

•compensation recommendations as to all executive officers (excluding himself).

While the Committee considers the recommendation of our Chief Executive Officer, the Committee has the ultimate authority in making compensation decisions.

Executive Compensation Philosophy and Policies

Our ability to hire and retain executives and other key employees is essential to our success and the value provided to our stockholders. Thus, the objectives of our executive compensation program are to:

•attract and retain highly qualified and productive individuals;

•motivate executives to achieve annual and long-term financial and strategic goals;

•be competitive with our peers;

•align individual objectives with Company objectives without encouraging excessive risk-taking; and

•encourage an ownership mentality and align the long-term financial interest of our executives with those of our stockholders.

We believe that we offer a work environment in which executive employees are allowed to use their abilities to achieve personal and professional satisfaction. However, we also understand that our executive employees have a choice regarding where they pursue their careers, and the compensation we offer plays a significant role in their decisions to choose to remain with us. In order to achieve our objectives, our executive compensation program is designed to:

•Be competitive. We seek to deliver fair and competitive compensation for our executive employees, including the NEOs, by targeting the fixed portion of their compensation at or near the market median in the peer group described below.

•Pay for performance. We seek to compensate our executive employees fairly for their contributions to our short- and long-term financial and strategic performance by providing variable compensation through our annual short-term incentive plan and long-term equity incentive plan.

•Emphasize stock ownership. Our compensation philosophy includes using equity-based compensation to attract and retain executive officers and align executive compensation with the interests of our stockholders.

We believe these principles will reward and encourage our management to deliver increasing stockholder value over time, and help us to attract and retain top executive talent.

Compensation Consultants and Competitive Benchmarking

Compensation Consultants

In February 2012, the Compensation Committee engaged Towers Watson, a nationally recognized executive compensation consulting firm, to analyze our current compensation program to determine if it continued to be appropriate and properly support our business strategy and, if not, to recommend a revised compensation program for executives and key employees. In connection therewith, Towers Watson:

•had multiple conversations with the Chairman of our Compensation Committee and our Vice President of
Human Resources from February 2012 through February 2013;

•advised the Compensation Committee in 2013 with respect to the review and selection of our 2013 peer group; and

•advised the Compensation Committee regarding the design and implementation of an annual short-term incentive plan for 2012 and valuation of our long-term equity incentive awards and respective performance metrics for 2013.

The Compensation Committee has assessed the independence of Towers Watson pursuant to applicable SEC and NASDAQ rules and has concluded that Towers Watson's work for the Compensation Committee does not raise any conflict of interest.

We have used both Towers Watson and Equilar, a proxy compensation database resource, in prior years, including 2009, 2010 and 2011 to obtain compensation data for competitive benchmarking to ascertain the median target level for total compensation and various compensation elements for our executive officers, including the NEOs and certain other positions within the Company. Other than the information obtained from Towers Watson, no other compensation consultants were engaged for the purpose of determining 2012 compensation.

Competitive Benchmarking

Generally, in setting each executive’s base salary, annual bonus, and long-term incentive compensation, our Compensation Committee considers comparative compensation information for equivalent positions from selected peer companies, using benchmark and market data collected and prepared by Towers Watson, Equilar and our management. As discussed above, our compensation policy generally attempts to provide annual base salaries, bonuses and equity compensation opportunities for our NEOs, as well as for other employees, that are competitive (i.e., at approximately the 50th percentile) within the peer group described below. While the Committee considers data from peer companies, the Committee does not employ a formulaic approach in setting compensation.

The Compensation Committee generally uses the 50th percentile as a benchmark for each component of compensation. The Committee takes into consideration each executive’s tenure with our Company, overall experience and level of performance when determining the level of his or her base salary relative to the median. The level of bonus and long-term incentive compensation pay for each executive relative to the 50th percentile reflects each executive’s level of performance and our annual performance relative to our budget approved by our Board as well as the current number of shares available for issuance under our long-term equity incentive plan. However, our Compensation Committee has the flexibility to adjust compensation for key executives with significant industry experience and/or outstanding sustained performance over a period of time, and for executives within individual business units that achieve excellent performance when our results are below budget in the aggregate.

For 2012, compensation data was obtained from Equilar to ascertain the median target level for total compensation. We have used Equilar for the past seven years as a cost-effective solution to obtain peer group compensation data. For 2012, we obtained compensation data for a group of companies with revenues between $400 million and $700 million for which compensation data was available for their top 25 employees. We considered this group of companies to be our peer group for compensation setting purposes for 2012, and this peer group is comprised of Ameron International Corp., Apogee Enterprises, Inc., Builders FirstSource, Inc., Core Laboratories N.V., Eagle Materials, Inc., Great Lakes Dredge and Dock Inc., Huttig Building Products, Integrated Electrical Services, Inc., M.I. Homes, Inc., Matrix Service Inc., Myr Group Inc., Pike Electric Corp., Primoris Services Corp., Simpson Manufacturing Co., Inc., and Texas Industries, Inc. We believe this group of companies was an appropriate peer group for 2012 because their revenues were similar to our revenues, and revenue size provides a reasonable point of reference for comparing like positions and scope of responsibility.

For 2013, the Compensation Committee worked with Towers Watson to revise our peer group to include companies that are more comparable to us in both industry and geographic markets, as well as revenue and mix. Our revised peer group for 2013 is comprised of the following sixteen companies with a median revenue of $573 million:

• Argan, Inc.	• Matrix Service Co.
• Eagle Materials, Inc.	• Monarch Cement Co.
• Forbes Energy Services Ltd.	• Myr Group Inc.
• Furmanite Corporation	• Orion Marine Group, Inc.
• Great Lakes Dredge and Dock Inc.	• Sterling Construction Co., Inc.
• Headwaters Incorporated	• Texas Industries, Inc.
• Integrated Electrical Services, Inc.	• United States Lime & Minerals, Inc.
• Martin Marietta Materials, Inc.	• Vulcan Materials Company

We believe this group of companies is an appropriate peer group for compensation setting purposes because their revenues, industry and geographic markets are most similar to our Company, providing a reasonable point of reference for comparing like positions and scope of responsibility for purposes of executive compensation. It is the Committee's view that (i) we compete for executive officers and employees from companies that are represented by this group, and (ii) investors consider the performance of these public companies when deciding to make an investment in the construction materials sector.

Given the changing nature of our industry and the construction industry, the actual companies used in the benchmarking process may vary from year to year.

Components of Executive Compensation

The primary components of our executive compensation programs are as follows:

•Annual Base Salaries. This fixed component of pay is based on an individual’s particular skills, responsibilities, experience and performance. The executive officers, as well as other salaried employees, are eligible for annual increases based on performance, experience and/or changes in job responsibilities.

•Annual Bonuses. This variable cash component of pay is based on Company performance, business unit performance, and an individual’s achievement of specified goals measured over a performance period of one year.

•
Long-Term Equity Incentives. This variable equity component of pay is based on an individual’s compensation grade level. For 2012, we granted awards of restricted stock to certain Named Executive Officers, with 60% of any award vesting annually over a three-year period and the remaining 40% vesting upon attainment of a specified performance measure.

•401(k) Plan. All executive officers are eligible to participate in our 401(k) Plan, which we make available to substantially all of our employees, and pursuant to which we match 50% of the first 5% of an employee's contributions, but not exceeding statutory limitations. Effective April 1, 2013, we will increase the match from 50% of the first 5% to 50% of the first 6% of an employee's contributions, subject to statutory limitations.

•Non-Qualified Deferred Compensation Plan. On March 1, 2013, the Board adopted a non-qualified deferred compensation plan anticipated to be effective sometime in 2013. All executive officers, including our current NEOs, will be eligible to participate in the non-qualified deferred compensation plan, under which they may defer up to 75% of their base compensation and 100% of their incentive compensation.

•Health and Welfare Benefits. All executive officers are eligible to participate in health and welfare benefit programs that are available to substantially all salaried employees which provide for basic life, disability and health insurance needs. We do not offer any post-employment retiree health or welfare benefits.

•Severance Benefits. We have entered into executive severance agreements with each of our NEOs, which provide the NEOs with varying severance compensation and benefits if their employment is terminated in a qualifying termination.

Analysis of Our 2012 Executive Compensation Program

Base Salary

Our Compensation Committee’s general approach is to determine base salaries by evaluating (i) the levels of responsibility, prior experience and breadth of knowledge of the executive, (ii) internal equity issues, and (iii) external pay practices. The Committee reviews executive salaries annually based on a variety of factors, including individual scope of responsibility and accountability, individual performance, general levels of market salary increases, peer group data, and our overall financial results. The Committee generally grants salary increases within a pay-for-performance framework. The Committee assesses performance for base salary purposes based on goal accomplishments, with such goals being set by supervisors, or in the case of the Chief Executive Officer, by the Board. Salaries for all employees, including NEOs, were increased 2% across the Company in 2012 in light of market increases to base pay of 2-3%.

The 2012 base salaries for the NEOs, which became effective April 1, 2012, were as follows:

Name and Title(1)	2012 Base Salary (2)
William J. Sandbrook - President and Chief Executive Officer	$739,500
William M. Brown - Senior Vice President and Chief Financial Officer	280,000
Wallace H. Johnson - Vice President Marketing and Sales	224,400
Niel L. Poulsen - Vice President and General Manager - Redi-Mix, LLC	240,000
Jeff L. Davis - Vice President and General Manager – Central Concrete Supply Co., Inc.	255,314
James C. Lewis - Former Senior Vice President and Chief Financial Officer	280,500
Kent D. Cauley - Former Vice President of Finance	178,500
Gary J. Konnie - Former Vice President – Human Resources	$239,700

1.Mr. Lewis resigned effective April 26, 2012, Mr. Konnie resigned effective June 29, 2012 and Mr. Cauley resigned effective August 31,
2012.

2.
This amount represents the base salary that was in effect for each NEO as of December 31, 2012, (or, if earlier, the date the NEO resigned from the Company), and does not reflect the amount actually received by the NEO for all of 2012. For amounts actually received by each NEO for 2012 see the “Summary Compensation Table” below.

Effective April, 1 2013, all salaried employees including Messrs. Brown, Johnson, Poulsen and Davis received a 2.5% increase in their base salary. Mr. Sandbrook received a 4% increase in his base salary effective April 1, 2013. The Committee deemed this increase was earned due to his role in the improved performance of the Company in 2012.

Annual Bonus

2012 Annual Salaried Team Member Incentive Plan

Our Compensation Committee typically awards cash bonuses to executive officers on an annual basis. For 2012, the Committee adopted a short-term incentive plan for all our salaried employees, including all our executive officers (the “2012 Plan”). We changed the 2011 short-term incentive plan in 2012 in order to foster an improved safety culture, reward for sound cash stewardship, as well as increase levels of profitability in both the short-term and the long-term. The purpose of the 2012 Plan was to attract, retain, motivate and reward team members for successful Company, business unit and individual performance, with rewards that were commensurate with the level of performance attained. The cash bonus award is intended to be a significant part of an executive officer's total compensation package subject to the performance of the executive officer.

Eligibility. Each salaried employee and executive officer employed by us on December 31, 2012, was considered an eligible participant in the 2012 Plan. Participants hired during 2012 were eligible to receive a pro-rata award that was reflective of their time spent with the Company. In order to receive an award, a Performance Review Form must have been completed by the participant's supervisor and submitted to Human Resources on or before January 31, 2013.

Performance Levels.

Threshold. In order for a bonus to be paid out under the 2012 Plan, the overall Company Adjusted EBITDA performance must have been equal to or greater than 80% of the budget set at the beginning of 2012. The Adjusted EBITDA budget for 2012 was $16,000,000 and therefore, the corresponding threshold was $12,800,000.

Target. In order for a bonus to be paid at 100% of the individual's target, the Company Adjusted EBITDA performance must have been equal to or greater than the target Adjusted EBITDA of $48,000,000. Actual Adjusted EBITDA performance between the threshold of $12,800,000 and the target of $48,000,000 will result in bonus payments being made on an interpolated basis.

Our actual 2012 Company Adjusted EBITDA performance exceeded the threshold level making every participant in the 2012 Plan eligible to receive a bonus award. However, our actual Adjusted EBITDA achievement did not reach the required target level for full payment of target bonuses under the 2012 Plan.

Corporate performance objectives typically have been established based on Adjusted EBITDA, relative to budgeted levels for each business unit and for the overall Company. We define Adjusted EBITDA as our net income (loss) from continuing operations, excluding interest, income taxes, depreciation and amortization, derivative gain (loss), and loss on extinguishment of debt. Additionally, Adjusted EBITDA is adjusted for items similar to certain of those used in calculating the Company's compliance with debt covenants. The additional items that are adjusted to determine our Adjusted EBITDA are:

•non-cash stock compensation expense;

•expenses associated with the relocation of our corporate headquarters; and

•expenses associated with the departure of our former President and Chief Executive Officer and the hiring our our new President and Chief Executive Officer.

Our Compensation Committee periodically reviews the appropriateness of this financial measure, as used in our incentive plans (including the 2012 Plan), the degree of difficulty in achieving the targets based on this measure, as well as certain strategic and nonfinancial objective criteria.

Bonus Award Weighting and Criteria. After the threshold Adjusted EBITDA performance is met, the percent of an individual's target bonus available for payout is determined by our Adjusted EBITDA performance to budget, then by the business unit's Adjusted EBITDA performance to budget (if applicable), and then by the individual's performance against established objectives. For employees in corporate staff positions, 75% of the determination is based on the total Company Adjusted EBITDA performance and 25% is based on the individual's performance against established objectives. For employees with business unit responsibility, 35% of the determination is based on the total Company Adjusted EBITDA, 40% is based on the business unit Adjusted EBITDA, and 25% is based on on the individual's performance against established objectives. Each NEO and participant in the 2012 Plan had an individual target bonus percentage that was (i) based on their grade level, and (ii) expressed as a percentage of their annual base salary, and could potentially earn amounts under the 2012 Plan that range from $0 (if the threshold Adjusted EBITDA performance is not met) to a designated maximum level, based on performance actually achieved. The grade level and target and maximum percentage applicable to each of the NEOs are as set forth in the chart below (because Messrs. Lewis, Konnie and Cauley were not employed as of December 31, 2012 and hence were not eligible to receive an award under the 2012 Plan, they are not included in the chart below):

Named Executive Officer	Grade Level	Target %	Maximum %
William J. Sandbrook	21	100%	200%
William M. Brown	19	40%	80%
Niel L. Poulsen	19	40%	80%
Jeff L. Davis	19	40%	80%
Wallace H. Johnson	18	35%	70%

The amount of a participant’s available target bonus to be paid out under the individual component was determined by the accomplishment of certain objectives specified for the participant and other individual performance criteria. These performance metrics were established at the beginning of 2012 and may have included goal accomplishment, quality of work, and where appropriate, managerial competence and safety. The maximum bonus payout that any participant could receive was 200% of their target bonus based on superior performance. The 2012 individual performance objectives of each of the NEOs were as follows:

•
William J. Sandbrook: (i) achieve 2012 total Company Adjusted EBITDA budget of $16,000,000; (ii) develop, implement and begin execution of a three (3) year strategic plan including acquisitions and divestitures; (iii) plan, implement, execute, and complete the corporate headquarters relocation from Houston to Euless, Texas; and (iv) management of trade working capital.

•William M. Brown: Payment of a 2012 bonus was established as part of Mr. Brown's offer letter.

•
Wallace H. Johnson: (i) develop a marketing strategy to make the Company a leader in each of our markets as the Green Concrete Option; (ii) development of a new Company website with updated websites for each business unit tied to the Company's website; (iii) establish five (5) new license agreements with producers for Aridus; and (iv) roll out and implement corporate-lead business processes and initiatives involving ConAdd, Command QC, OnBase, and OBIEE.

•
Niel L. Poulsen: (i) management of trade working capital; (ii) management of safety, including improvement of recordable incident rates, lost time incident rates, and workers' compensation cost per hour; and (iii) improvement in business unit Adjusted EBITDA.

•
Jeff L. Davis: (i) management of trade working capital; (ii) management of safety, including improvement of recordable incident rates, lost time incident rates, and workers' compensation cost per hour; and (iii) improvement in business unit contribution margin.

2012 Bonus Awards to Named Executive Officers. The Compensation Committee met in the first quarter of 2013, and pursuant to the 2012 Plan, awarded cash bonuses to participants and NEOs to be paid on March 15, 2013 out of an approved bonus pool of $3.8 million. In 2012, the Company achieved Adjusted EBITDA above the threshold level, Mr. Poulsen's business unit achieved Adjusted EBITDA above the target level, Mr. Davis' business unit achieved Adjusted EBITDA above the target level, Mr. Sandbrook achieved his performance objectives at the target level, and Messrs. Johnson, Poulsen and Davis achieved their performance objectives above the threshold level. Based on these performances, the annual bonus calculation for each of the NEOs is set forth in the table below:

Named Executive Officer (1)	Target Bonus Award	Individual Target Bonus (Base Pay x Target Percentage)	Corporate Bonus Percentage	Business Unit Percentage	Individual Goal Factor	2012 Annual Bonus
Wiliam J. Sandbrook	100% of base salary	$739,500	75%	0%	25%	$484,373
William M. Brown (2)	40% of base salary	112,000	75%	0%	25%	40,197
Wallace H. Johnson	35% of base salary	78,540	75%	0%	25%	43,590
Niel L. Poulsen	40% of base salary	96,000	35%	40%	25%	83,712
Jeff L. Davis	40% of base salary	$102,125	35%	40%	25%	$70,467

1.Messrs. Lewis, Konnie and Cauley resigned prior to December 31, 2012 and did not receive a bonus pursuant to the 2012 Plan.

2.Pursuant to Mr. Brown's offer of employment, he received a signing bonus of $25,000, which is not reflected in the chart above. In addition, pursuant to his offer of employment, Mr. Brown's 2012 annual bonus under the 2012 Plan was guaranteed at his target base amount of 40% of his base salary pro-rated in accordance with his length of employment with us in the amount of $40,197. Mr. Brown's offer of employment also provides that, for 2013, 50% of his target bonus amount will be guaranteed.

2013 Incentive Plan. In December of 2012, the Committee approved the 2013 Annual Salaried Incentive Compensation Plan (the “2013 Plan”). The 2013 Plan replaced the 2012 Plan, but retains the Adjusted EBITDA and individual performance metrics. Similar to the 2012 Plan, for 2013, if the threshold Adjusted EBITDA is met, the percent of an individual's target bonus available for payout will be determined by the Company's Adjusted EBITDA performance to budget, the business unit's Adjusted EBITDA performance to budget, and then by the individual's performance to established objectives. For employees within business units, 35% of the determination will be based on the U.S. Concrete Adjusted EBITDA, 40% based on the business unit Adjusted EBITDA, and 25% based on the individual's performance against established objectives

The Company revised the threshold Adjusted EBITDA performance levels of the 2013 Plan in order to reflect the Compensation Committee's decision that incentive awards should focus on improving the Company and business unit financial performance as well as the overall ability of plan participants to positively affect Company and business unit performance in the current economic environment.

Long Term Incentive Compensation, Restricted Stock Units, Nonqualified Stock Option Awards, and Restricted Stock

Our Compensation Committee believes that equity compensation is one of the most effective means of creating a long-term link between the compensation provided to executive officers and other key management personnel and the interests of our stockholders. In 2010, we adopted the MEIP which is an omnibus equity-based compensation plan that permits the grant of a variety of different equity-based awards to eligible participants, including the Named Executive Officers. We have historically granted RSUs with associated IRSUs, nonqualified stock options, and
s to our executive officers under the MEIP.

The Compensation Committee currently awards restricted shares with a combination of time- and performance-based vesting criteria as long-term incentive compensation for all executives. Sixty percent (60%) of the shares subject to the awards will vest over three (3) years in equal annual installments from the date of grant, contingent upon the executive's continued employment. The remaining forty percent (40%) of the number of shares granted pursuant to the awards are subject to certain performance hurdles that must be achieved and are subject to the executive's continued employment. The Compensation Committee has elected to use restricted shares with a combination of time- and performance-based vesting criteria because:

•restricted shares with a combination of time and performance-based vesting criteria provide a motivating form of incentive compensation, help to align the interests of executives with those of our stockholders, foster employee stock ownership, and contribute to the focus of the management team on increasing value for our stockholders; and

•the extended vesting period, which is subject to the executive's continued employment with us, encourages executive retention.

Our equity awards are designed to be competitive with the market of similar sized companies. As a result, it is generally our goal to make awards at the 50th percentile of our peer group as our overall level of profitability improves.
Additionally, in determining the number of shares to be granted to our executive officers, our Compensation Committee takes into account each individual’s position, scope of responsibility, and performance.

The Compensation Committee met in the first quarter of 2012 and approved equity awards to certain NEOs that were granted effective as of April 1, 2012. Messrs. Davis and Poulsen were each granted 15,000 shares of restricted stock and Mr. Johnson was awarded 10,000 shares of restricted stock. Sixty percent (60%) of such shares will vest over three (3) years in equal annual installments from the date of grant, subject to the executive's continued employment, and forty percent (40%) of the number of shares granted, which we refer to as the Performance Shares, are subject to additional performance and continued employment requirements. Fifty percent (50%), or half, of the Performance Shares will vest should our share price attain a market-closing share price of $10.00 per share for ten (10) consecutive business days within three (3) years from the date of grant, subject to the executive's continued employment. The other fifty percent (50%), or half of the Performance Shares will vest should our share price attain a market-closing share price of $14.00 per share for ten (10) consecutive business days within three (3) years from the date of grant, subject to the executive's continued employment. Mr. Brown received an award of 30,000 restricted shares on August 22, 2012, pursuant to his offer of employment, which are subject to the same vesting conditions described above.

Messrs. Lewis, Konnie and Cauley were not granted equity awards in 2012 as they notified the Company of their intention to resign prior to the date the Committee approved equity award grants for 2012.

In addition, the Compensation Committee did not grant Mr. Sandbrook any equity in 2012 as the award of 750,000 restricted shares made to him in 2011 in connection with his appointment as Chief Executive Officer was intended to cover the first three years of his employment. The restricted shares granted to Mr. Sandbrook in 2011 are subject to the same vesting conditions as described above with respect to the restricted shares granted in 2012, except that different performance hurdles apply to Mr. Sandbrook's Performance Shares. Per the original grant, fifty percent (50%), or half, of the Performance Shares granted to Mr. Sandbrook will vest should our share price attain a market-closing share price of $16.00 per share for ten (10) consecutive business days within three (3) years from the date of grant and the other fifty percent (50%) of the Performance Shares will vest should our share price attain a market-closing share price of $20.00 within four (4) years from the date of the grant, in each case, subject to Mr. Sandbrook's continued employment. On June 8, 2012, the Board, upon recommendation by the Compensation Committee, revised the $16.00 hurdle to $12.00 in order to recognize and reward Mr. Sandbrook's performance with the Company to date, and to provide him with further incentive to continue his leadership. Mr. Sandbrook will be eligible for another equity grant after August 22, 2014.

Consistent with past practice, the Compensation Committee met in the first quarter of 2013 and approved equity awards to the NEOs (other than Mr. Sandbrook, for the reasons described above) that were granted effective as of April 1, 2013, pursuant to the MEIP.  Messrs. Brown, Poulsen and Davis were each granted 10,000 shares of restricted stock and Mr. Johnson was awarded 5,000 shares of restricted stock. As the number of shares approved for each NEO's award was based on a market closing price of $11.25 per share, the number of shares for each award will be adjusted to the nearest 100 shares based on the market closing price on March 29, 2013 to reflect the value of the award as approved. Sixty percent (60%) of such shares will vest over three (3) years in equal annual installments from the date of grant, contingent upon the continued employment of the executive. The remaining forty percent (40%) of the shares granted, which we refer to as the Performance Shares, are subject to additional performance and continued employment requirements. Fifty percent (50%), or half, of the Performance Shares will vest should the average of the daily volume-weighted average share price of the Company's Common Stock over any period of twenty (20) consecutive trading days attain $18.00 per share within the three (3) year period from the date of grant, subject to the executive's continued employment. The other fifty percent (50%), or half of the Performance Shares will vest should the average of the daily volume-weighted average share price of the Company's Common Stock over any period of twenty (20) consecutive trading days attain $22.00 per share within the three (3) year period from the date of grant, subject to the executive's continued employment.

401(k) Plan

We maintain a 401(k) plan in which all non-union employees (hourly and salaried) are eligible to participate. Effective January 1, 2012, the match was increased from forty (40%) to fifty percent (50%) of each dollar contributed by a participating employee up to five percent (5%) of an employee’s eligible compensation, not to exceed the statutory maximum. Effective as of April 1, 2013, the Committee approved an increase in the Company's match to fifty percent (50%) of each dollar contributed by a participating employee up to six percent (6%) of an employee's eligible contribution.

Perquisites and Other Benefits

We provide our executive officers with the opportunity to participate in our other employee benefits programs and to receive certain perquisites. The employee benefits programs in which our executive officers participate (which provide benefits such as medical coverage and group term life insurance protection) are generally the same programs offered to all our salaried employees. These programs are intended to promote the health and financial security of our employees. The programs are provided at competitive market levels to attract, retain and reward employees.

Perquisites did not constitute a material portion of the compensation to the NEOs for 2012. However, we do provide payment for the premiums associated with additional term life insurance and whole life insurance for our Chief Executive Officer. We believe the perquisites we do provide are less than those provided by other companies in our industry and are reasonable given recent economic conditions.

Severance Benefits Pursuant to Executive Severance Agreements

Certain executive officers, including each of our NEOs, entered into executive severance agreements with the Company. Each executive severance agreement provides for severance payments and other benefits following termination of the applicable officer’s employment under various scenarios, as described below. We believe these severance benefits reflect the fact that it may be difficult for such executives to find comparable employment within a short period of time. Each such agreement also contains a confidentiality covenant, requiring the applicable officer to not disclose our confidential information at any time, as well as noncompetition and nonsolicitation covenants, which prevent the executive from competing with us or soliciting our customers or employees during employment and for one year after the officer’s employment terminates (subject to extension in the event of a change in control, so that the noncompetition and nonsolicitation covenants will extend to cover the number of months post-termination used to determine the severance benefits payable to him. These agreements are described in further detail below under “Potential Payments Upon Termination or Change in Control.”

Deferred Compensation Plan

On March 1, 2013, the Board adopted a non-qualified deferred compensation plan anticipated to be effective sometime in 2013. All executive officers, including our current NEOs, will be eligible to participate in the non-qualified deferred compensation plan, under which they may defer up to 75% of their base compensation and 100% of their incentive compensation.

COMPENSATION PROGRAM AND RISK MANAGEMENT

Our Compensation Committee has conducted a comprehensive review of our compensation structure from the perspective of enterprise risk management and the design and operation of our executive and employee compensation arrangements generally and has concluded that the risks arising from our compensation policies and overall actual compensation practices for employees are not reasonably likely to have a material adverse effect on our Company. Our compensation program as a whole does not encourage or incite our executives or other employees to take unnecessary and excessive risks or engage in other activities and behavior that threaten the value of the Company or the investments of our shareholders, as evidenced by the following design features that we believe mitigate risk-taking:

•Compensation Mix. To encourage appropriate decision-making and facilitate the alignment of the interests of our employees with those of the Company and its shareholders, our compensation program is structured to provide an appropriate balance of “fixed” and “variable” or “at risk” compensation. We believe that the allocation of variable compensation between annual cash incentives and long-term equity incentive compensation along with fixed base salaries meets our objectives and affords us the ability to attract, retain and motivate executives by providing predictable fixed income to meet the current living requirements and significant variable compensation opportunities for long term wealth accumulation.

•Base Salaries. While base salary is the only fixed element of compensation that we provide to our executives and other employees, we believe that the amounts paid are sufficient to meet the essential financial needs of these executives and employees. Consequently, our incentive compensation arrangements are intended to reward their performance if, and only to the extent that, the Company and our shareholders also benefit financially from their stewardship.

•Annual Incentives. Our annual short-term incentive plan applies to salaried employees at each of our business units. While our annual short-term incentive plan for salaried employees differs from year-to-year, cash bonuses are generally awarded under the plan based on some combination of Company and business unit financial results, and individual and business unit accomplishment of strategic goals, which may include strategic position in the market, improvement in operational efficiencies, development of new products, implementation and utilization of information technology, employee development, accomplishment of various safety goals, and completion of specific transactions or projects. We do not believe that the pursuit of these objectives will lead to behaviors that focus executives on their individual enrichment rather than our long-term welfare, and we believe that the annual bonus plan does not encourage excessive risk-taking as the bonus amounts are based on multiple financial and non-financial goals and objectives.

•Long-Term Equity Awards. In addition to the strategic focus of our short-term cash bonus plan, our equity compensation program is specifically intended to create a long-term link between the compensation provided to executive officers and other key management personnel and gains realized by our stockholders. Our Compensation Committee uses restricted shares with a combination of performance based vesting criteria as long-term incentive compensation because, among other reasons, these awards provide a motivating form of incentive compensation, while contributing to the focus of our management team on increasing value for our stockholders. As these awards vest over multiple years, and the vesting of the awards is based generally on continued service with the Company, we believe the awards do not encourage executives to achieve short-term increases in stock price to the detriment of long-term growth.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a deduction to public companies to the extent of excess annual compensation over $1 million paid to certain executive officers, except for qualified performance-based compensation. The Compensation Committee plans to review this matter as appropriate and take action as may be necessary to preserve the deductibility of compensation payments to the extent reasonably practical and consistent with our compensation objectives.

Clawback Policy

To date, our Board of Directors has not adopted formal clawback policy to recoup incentive based compensation upon the occurrence of a financial restatement, misconduct, or other specified events. However, restricted stock agreements covering grants to our NEOs in 2011 and later years do include language providing that the award may be canceled and the award recipient may be required to reimburse us for any realized gains to the extent required by applicable law or any clawback policy that we adopt. Our Compensation Committee is currently evaluating the practical, administrative, and other implications of implementing and enforcing a clawback policy in compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 once additional guidance is promulgated by the SEC.

Conclusion

Based upon its review of our overall executive compensation program, the Compensation Committee believes our executive compensation program, as applied to our executive officers, is appropriate and is necessary to retain the executive officers who are essential to our continued development and success, to compensate those executive officers for their contributions and to enhance stockholder value. The Committee believes that the total compensation opportunities provided to our executive officers create a commonality of interests and alignment of our long-term interests with those of our stockholders.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on the review and discussion with management, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K and this proxy statement.

This report is furnished by the Compensation Committee of the Board of Directors.

The Compensation Committee: Kurt M. Cellar, Chairman Michael D. Lundin Colin M. Sutherland Theodore P. Rossi

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this proxy statement, in whole or in part, the foregoing report of the Compensation Committee shall not be deemed to be filed with the SEC or incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned by our Named Executive Officers in fiscal years 2012, 2011 and 2010.

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (4)	Non-Equity Incentive Plan Compensation (5)	Other Compensation (6)	Total

William J. Sandbrook	2012	$735,874	$—	$64,000	$—	$484,373	$65,845	$1,350,092
President and Chief	2011	261,806	—	4,071,612		561,156	67,557	4,962,131
Executive Officer (6)

William M. Brown	2012	101,110	65,197	144,360	—	—	121,508	432,175
Senior Vice President and Chief
Financial Officer (7)

Wallace H. Johnson	2012	223,300	30,000	33,740	—	43,590	29,756	360,386
Vice President - Marketing and
Sales

Niel L. Poulsen	2012	217,875	—	50,610	—	83,712	91,246	443,443
Vice President and
General Manager - Redi-Mix (8)

Jeff L. Davis	2012	254,062	—	50,610	—	70,467	6,250	381,389
Vice President and General	2011	249,081	35,000	0	0	—	5,579	289,660
Manager - Central Concrete	2010	245,400	25,000	128,688	19,208	—	276	418,572

James C. Lewis	2012	91,375	—	—	—	—	16,320	107,695
Former Senior Vice President	2011	279,125	—	—	—	—	4,423	283,548
and Chief Financial Officer	2010	68,749	—	173,056	25,831	—	172	267,808

Kent D. Cauley	2012	119,000	—	—	—	—	426,131	545,131
Former Vice President of
Finance

Gary J. Konnie	2012	119,500	—	—	—	—	563,049	682,549
Former Vice President –	2011	238,525	—	—	—	—	648	239,173
Human Resources	2010	$235,000	$94,000	$147,880	$22,072	—	$648	$499,600

1.
The figures shown in the "Salary" column of this table reflect the amount actually received by the NEO as base salary during a specified year, not the NEO’s annual rate of pay for the applicable year. The rates of pay are most likely higher than amounts shown if an NEO began employment with us during a particular year or if an NEO received a salary increase during the year. Annual pay increases for all executive officers are generally not effective until April of a given year. In addition, an officer’s rate of pay may change over the course of the year due to a change in job title or responsibilities.

2.
The amounts shown in this column for 2012 reflect the $25,000 signing bonus paid to Mr. Brown upon acceptance of his employment offer, a pro-rata target bonus of $40,197 for Mr. Brown for 2012, and the $30,000 retention bonus paid to Mr. Johnson upon relocation of our headquarters to Euless, Texas.

3.
The amounts shown in the “Stock Awards” column represent the aggregate grant date fair value of the awards of restricted stock granted in 2012, determined in accordance with FASB ASC Topic 718 to the named executives officers other than Mr. Sandbrook. We determined the fair market value of a restricted stock award on the grant date using the closing price of our common stock on the date of grant. The values shown in this column are not representative of the amounts that may eventually be realized by the executive, which are subject to achievement of the time- and performance-based vesting conditions applicable to the awards and our share price at the time of vesting. For Mr. Sandbrook, represents the incremental fair value, computed as of June 8, 2012, in accordance with FASB ASC Topic 718, with respect to the award of 750,000 restricted shares made to Mr. Sandbrook in 2011. As discussed above under "Analysis of our

2012 Executive Compensation Program-Long Term Equity Incentive Compensation," the Board amended this award on June 8, 2012 to revise certain performance hurdles. Assumptions used in the calculations of the 2012 amounts are included in Note 9 to our audited consolidated financial statements for the year ended December 31, 2012, which are included in our annual report on Form 10-K for the year ended December 31, 2012.

4.
The amounts in this column reflect the cash bonuses to the named individuals earned in 2012 and paid in 2013, under the 2012 Annual Salaried Team Member Incentive Plan, which is discussed on pages 29-31 under the heading "Annual Bonus".

5.
The amounts in the “All Other Compensation” column for fiscal year 2012 reflect; (a) matching contributions under our 401(k) Plan of $6,250, $6,282, $4,781, $6,250, $2,295, $3,467 and $3,587 for each of Messrs. Sandbrook, Johnson, Poulsen, Davis, Lewis, Cauley and Konnie, respectively; (b) additional life insurance premiums paid by us for Mr. Sandbrook in the amounts of $20,400 and $9,195; (c) relocation fees of $30,000, $121,508, $23,474 and $75,065 for Mr. Sandbrook, Mr. Brown, Mr. Johnson and Mr. Poulsen; (d) $14,025, $13,730, and $15,672 to Messrs. Lewis, Cauley and Konnie, respectively for accrued, but unused vacation paid out in connection with their resignations; (e) $402,078 and $536,559 in severance to Mr. Cauley and Mr. Konnie, respectively, in addition to $6,856 and $7,231 for COBRA insurance for Mr. Cauley and Mr. Konnie, respectively; and (f) $11,400 to Mr. Poulsen for auto allowance.

6.	No information is reported for Mr. Sandbrook in 2010, as he joined the Company in August 2011.

7.	No information is reported for Mr. Brown for 2010 and 2011, as he joined the Company August 2012.

8.	No information is reported for Mr. Poulsen for 2010 and 2011, as he joined the Company in January 2012.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2012

The following table summarizes the non-equity and equity plan-based awards that our Named Executive Officers received or were eligible to receive during fiscal year 2012. Our NEOs are eligible to receive all non-equity awards pursuant to the 2012 Annual Salaried Team Member Incentive Plan.  All equity awards were granted pursuant to the U.S. Concrete, Inc. 2010 Management Equity Incentive Plan.

		Estimated Future Payouts Under Non - Equity		Estimated Future Payouts Under Equity
		Incentive Plan Awards (1)		Incentive Plan Awards (2)
Name	Grant Date	Target ($)	Maximum ($)	Target (#)	All Other Stock Awards: Number of Shares of Stock (3) (#)	Grant Date Fair Value of Stock and Option Awards ($)
William J. Sandbrook		$739,500	$1,479,000	N/A	N/A	$64,500	(4)

William M. Brown	8/22/2012	N/A	N/A	12,000	18,000	144,360	(5)

Wallace H. Johnson	4/1/2012	78,540	157,080	4,000	6,000	33,740	(6)

Niel L. Poulsen	4/1/2012	96,000	192,000	6,000	9,000	50,610	(7)

Jeff L. Davis	4/1/2012	$102,125	$204,250	6,000	9,000	$50,610	(8)

1.
The NEOs are eligible to earn annual non-equity incentive compensation under our short-term incentive plan for each fiscal year based on achievement of certain performance measures. The overall Company Adjusted EBITDA for 2012 was above the Adjusted EBITDA threshold, so the Company made bonus payments to the named individuals earned in 2012 and paid in 2013, under the 2012 Annual Salaried Team Member Incentive Plan, which is discussed in further detail on pages 29-31 under the heading "Annual Bonus." The actual amount paid to Messrs. Sandbrook, Johnson, Poulsen and Davis was $484,373, $43,590, $83,712, and $70,467, respectively, that will be paid by March 15, 2013. The percentage of base pay for the NEOs for the target bonus was as follows: Mr. Sandbrook (100%), Messrs. Brown, Poulsen and Davis (40%) and Mr. Johnson (35%). The percentage of base pay for the NEO maximum bonus was as follows: Mr. Sandbrook (200%), and Messrs. Brown, Poulsen and Davis (80%) and Mr. Johnson (70%).

2.
Each Incentive RSU represents the right to receive a cash payment equal to .35020 of a share of our common stock rather than a settlement in the form of shares of our common stock. The applicable performance criteria for the IRSUs are described below.

3.
The amounts in this column represent the Restricted Stock Awards granted on April 1, 2012 to Messrs. Johnson, Poulsen, and Davis and on August 22, 2012, to Mr. Brown. Sixty percent (60%) of these shares will vest over three (3) years annually in equal installments from date of grant and forty percent (40%), which we refer to as the Performance Shares, will vest based on performance conditions over the same three (3) year period. The Performance Shares vest in equal portions, with fifty percent (50%) vesting should the share price attain a market-closing share price of $10.00 per share for ten (10) consecutive business days within three (3) years from the date of grant, and fifty percent (50%) vesting should the share price attain a market-closing share price of $14.00 per share for ten (10) consecutive business days within three (3) years from the date of grant.

4.
Represents the incremental fair value, computed as of June 8, 2012, in accordance with FASB ASC Topic 718, with respect to the award of 750,000 restricted shares made to Mr. Sandbrook in 2011. As discussed above under "Analysis of our 2012 Executive Compensation Program-Long Term Equity Incentive Compensation, "the Board amended this award on June 8, 2012 to revise certain performance hurdles.

5.
The grant date fair value of the restricted stock award was calculated as follows, the August 22, 2012 award for Mr. Brown is based on the closing price of $6.14 per share for 18,000 of such shares, $3.53 per share for 6,000 of such shares and $2.11 per share for the remaining 6,000 of such shares.

6.
The grant date fair value of the restricted stock award was calculated as follows, the April 1, 2012 award for Mr. Johnson is based on the closing price of $4.66 per share for 6,000 of such shares, $1.87 per share for 2,000 of such shares and $1.02 per share for the remaining 2,000 of such shares.

7.
The grant date fair value of the restricted stock award was calculated as follows, the April 1, 2012 award for Mr. Poulsen is based on the closing price of $4.66 per share for 9,000 of such shares, $1.87 per share for 3,000 of such shares and $1.02 per share for the remaining 3,000 of such shares.

8.
The grant date fair value of the restricted stock award was calculated as follows: the April 1, 2012 award for Mr. Davis is based on the closing price of $4.66 per share for 9,000 of such shares, $1.87 per share for 3,000 of such shares and $1.02 per share for the remaining 3,000 of such shares.

Employment Terms

Although the Company has not entered into an employment agreement with any of its Named Executive Officers, certain employment terms are included in each of their executive severance agreements, the severance provisions of which are detailed below under "Potential Payments Upon Termination or Change in Control". Each such agreement specifies the executive’s position, location of employment, monthly base salary and annual paid vacation entitlement.

U.S. Concrete, Inc. Management Equity Incentive Plan

     We adopted the 2010 U.S. Concrete, Inc. Management Equity Incentive Plan (the “Incentive Plan”) in September 2010 pursuant to which awards to employees and directors can be made in the form of stock options, stock appreciation rights, restricted stock, RSUs and other equity or equity-based grants, in addition to grants denominated in cash. The Incentive Plan is administered by the Compensation Committee and as of December 31, 2012, there were 519,614 shares of U.S. Concrete common stock reserved for issuance in connection with awards made under the Incentive Plan.

Nonqualified Stock Option Award Agreements

Pursuant to each nonqualified stock option award agreement issued in accordance with the Incentive Plan, the option vests in equal quarterly installments over the three year period following the date of grant, subject to the executive’s continued employment on each vesting date. Any portion of the option that is unvested on the date of termination will be forfeited, except that if the executive’s employment is terminated without “cause,” any portion of the option that would have become vested during the six-month period following termination will become vested on the date of termination. An optionee generally has until the earlier of (i) 90 days following termination (or 1 year following a termination without cause) or (ii) expiration of the original option term to exercise vested options. All options, vested or unvested, will be forfeited on termination with cause.  Each option award agreement also contains covenants by the executive not to solicit customers or employees of U.S. Concrete during employment and for one year thereafter and an ongoing covenant not to disclose U.S. Concrete’s confidential information. Additionally, pursuant to the terms of each Named Executive Officer’s executive severance agreement, upon a change in control all outstanding unvested options will become fully vested and exercisable. Each of these terms and conditions are described in greater detail in the “Potential Payments Upon Termination or Change in Control” section below.

Restricted Stock Unit Award Agreements

Pursuant to each RSU award agreement issued in accordance with the Incentive Plan, the RSUs vest in equal quarterly installments over the three year period following the date of grant, subject to the executive’s continued employment on each vesting date. Any portion of the RSUs that are unvested on the date of termination will be forfeited, except that if the executive’s employment is terminated without “cause,” any portion of the RSUs that would have become vested during the six month period following termination will become vested on the date of termination. Additionally, pursuant to the terms of each Named Executive Officer’s executive severance agreement, upon a “change in control” all outstanding unvested RSUs will become fully vested. Upon vesting, the executive will receive the number of shares of U.S. Concrete common stock that correspond to the number of RSUs that have become vested.

Additionally, with respect to each RSU awarded under the agreement, the executive was granted one IRSU, which would have entitled the executive to receive a payment equal to 0.35020 of a share of Common Stock. The settlement of the IRSU would have occurred within 30 days following the later of the date on which (i) the related RSU vested, or (ii) the “Performance Goal” was achieved. Each IRSU would have bested on the same time-based schedule as the related RSU and would have been immediately forfeited and canceled if such RSU was forfeited and canceled for any reason. With respect to IRSU grants, the “Performance Goal” would have been deemed to have been achieved on the earlier of (a) the conversion on a cumulative basis of 95% of our Old Notes, or (b) the date we delivered a “Conversion Event Notice” in accordance with the terms of the Indenture that governed the Old Notes. If the Performance Goal had not been achieved prior to the August 31, 2015, each IRSU would have automatically expired without any payment being made with respect thereto. However, on March

22, 2013, we completed our Exchange Offer, which resulted in the Performance Goal for the IRSUs becoming impossible to be satisfied. Thus, we will deem all outstanding IRSUs to have been forfeited, including all IRSUs that may have been held by our Named Executive Officers. The treatment of these awards upon certain terminations of employment or a change in control is described in greater detail within the “Potential Payments Upon Termination or Change in Control” section below.

Restricted Stock Award Agreements

Pursuant to each restricted stock award agreement issued in accordance with the Incentive Plan, sixty percent (60%) of such shares granted pursuant to an award will vest over three (3) years in equal annual installments from the date of grant and forty percent (40%) of the number of shares granted pursuant to an award will vest based on both the passage of time and the satisfaction of certain performance criteria. On June 8, 2012, the Board, upon recommendation of the compensation committee, revised certain performance criteria applicable to the restricted stock award granted to Mr. Sandbrook in 2011. Specifically, the Board revised the $16.00 hurdle to $12.00 in order to recognize and reward Mr. Sandbrook's performance with the Company to date, and to provide him with further incentive to continue his leadership. The incremental fair value associated with this modification is reported above in the "Stock Awards" column to the Summary Compensation Table and the "Grant Date Fair Value of Stock and Options Awards"column to the Grants of Plan-Based Awards for Fiscal Year 2012 table. Any portion of the RSAs that are unvested on the date of termination will be forfeited, except that if the executive’s employment is terminated without “cause,” any portion of the RSUs that would have become vested during the six month period following termination will become vested on the date of termination. Additionally, pursuant to the terms of each Named Executive Officer’s executive severance agreement, upon a “change in control” all outstanding unvested RSAs will become fully vested. Each of these terms and conditions are described in greater detail in the “Potential Payments Upon Termination or Change in Control” section below.

  OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR-END

Option Awards (1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercsiable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (6)

William J. Sandbrook	—	—	—	—	337,500(2)		$3,054,375	300,000(2)		$2,715,000

William M. Brown	—	—	—	—	18,000(3)		162,900	12,000(3)		108,600

Wallace H. Johnson	2,443	1,222	$12.00	10/1/2020	4,478(4)		40,526	4,706	(4)	42,589
	2,443	1,222	15.00	10/1/2020	6,000	(5)	54,300	4,000	(5)	36,200
	1,221	611	22.69	10/1/2020
	1,221	611	26.68	10/1/2020

Niel L. Poulsen	—	—	—	—	9,000(5)		81,450	6,000	(5)	54,300

Jeff L. Davis	2,924	1,463	12.00	10/1/2020	5,358(4)		48,490	5,633	(4)	50,982
	2,924	1,463	15.00	10/1/2020	9,000	(5)	$81,450	6,000	(5)	$54,300
	1,462	732	22.69	10/1/2020
	1,462	732	26.68	10/1/2020

Kent D. Cauley	938	0	12.00	8/31/2013	—		—	—		—
	938	0	15.00	8/31/2013
	469	0	22.69	8/31/2013
	469	0	26.68	8/31/2013

Gary J. Konnie	3,360	0	12.00	6/29/2013	—		—	—		—
	3,360	0	15.00	6/29/2013
	1,680	0	22.69	6/29/2013
	1,680	0	$26.68	6/29/2013

1.	All options included in these columns vest on a quarterly basis over three (3) years in equal installments from the date of grant that is shown for that option.

2.
These restricted stock awards were granted on August 22, 2011, the sixty percent (60%) of these shares shown in the Number of Shares or Units of Stock That Have Not Vested column will vest over four (4) years annually in equal installments from date of grant. The forty percent (40%) of shares that are shown in the Equity Incentive Plan Awards column will vest based on time- and performance-based conditions over the same four (4) year period. The time- and performance-based vesting conditions are divided in equal portions, fifty percent (50%) of which will vest should our share price attain a market-closing share price of $12.00 per share for ten (10) consecutive business days within 3 years from the date of grant and 50% will vest should our share price attain a market-closing share price of $20.00 per share for 10 consecutive business days within 4 years from the date of grant.

3.
These restricted stock awards were granted on August 22, 2012, the sixty percent (60%) of these shares shown in the Number of Shares or Units of Stock That Have Not Vested column will vest over three (3) years annually in equal installments from date of grant. The forty percent (40%) of shares that are shown in the Equity Incentive Plan Awards column will vest based on time- and performance-based conditions over the same three (3) year period. The time- and performance-based vesting conditions are divided in equal portions, fifty percent (50%) of which will vest should the share price attain a market-closing share price of $10.00 per share for ten (10) consecutive business days within 3 years from the date of grant and 50% will vest should the share price attain a market-closing share price of $14.00 per share for 10 consecutive business days within 3 years from the date of grant.

4.
Represents an award of RSUs and IRSUs granted on October 1, 2010. Fifty percent (50%) of the award (shown in the Number of Shares or Units of Stock That Have Not Vested column) consists of RSUs that shall vest quarterly over three (3) years in equal installments from date of grant and fifty percent (50% ) of the award (shown in the Equity Incentive Plan Awards column) consists of IRSUs that, as of December 31, 2012, would have vested based on the achievement of the Performance Goal (defined above). Following the completion of our Exchange Offer, we will deem these IRSUs to have been forfeited.

5.
These restricted stock awards were granted on April 1, 2012, the sixty percent (60%) of these shares shown in the Number of Shares or Units of Stock That Have Not Vested column will vest over three (3) years annually in equal installments from date of grant. The forty percent (40%) of shares that are shown in the Equity Incentive Plan Awards column will vest based on time- and performance-based conditions over the ~~s~~ame three (3) year period. The time- and performance-based vesting conditions are divided in equal portions, fifty percent (50%) will vest should the share price attain a market-closing share price of $10.00 per share for ten (10) consecutive business days within 3 years from the date of grant and 50% will vest should the share price attain a market-closing share price of $14.00 per share for 10 consecutive business days within 3 years from the date of grant.

6.
The market value of the unvested restricted stock awards and RSUs is calculated using the closing market price of our common stock as of December 31, 2012, the last trading day of 2012, which was $9.05. The value of the IRSUs as of December 31, 2012 was determined to be zero due to the low probability of the units becoming issued shares as of that date.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR 2012

The following table summarizes the vesting of stock awards held by our NEOs during 2012. None of our NEOs exercised stock options in 2012.

Name	Number of Shares Acquired on Vesting (#) (*)	Value Realized on Vesting

William J. Sandbrook	112,500	$680,625

Wallace H. Johnson	4,480	21,325

Jeff L. Davis	5,364	25,533

James C. Lewis	3,606	13,631

Kent D. Cauley	1,910	9,619

Gary J. Konnie	6,160	$27,196

* The table below sets forth the vest date, number of shares vested and the per share market value on vest date.

Name	Vest Date	Shares Acquired on Vesting of Number of Restricted Stock Awards (#)	Per Share Price	Shares Acquired on Vesting of Number of Restricted Stock Units (#)	Per Share Price

William J. Sandbrook	8/22/2012	112,500	$6.05	—	—

Wallace H. Johnson	1/2/2012	—	—	1,120	$2.90
	4/2/2012	—	—	1,120	4.66
	7/2/2012	—	—	1,120	5.00
	10/1/2012	—	—	1,120	6.48

Jeff L. Davis	1/2/2012	—	—	1,341	2.90
	4/2/2012	—	—	1,341	4.66
	7/2/2012	—	—	1,341	5.00
	10/1/2012	—	—	1,341	6.48

James C. Lewis	1/2/2012	—	—	1,803	2.90
	4/2/2012	—	—	1,803	4.66

Kent D. Cauley	1/2/2012	—	—	382	2.90
	4/2/2012	—	—	382	4.66
	7/2/2012	—	—	382	5.00
	8/31/2012	—	—	764	6.31

Gary J. Konnie	1/2/2012	—	—	1,540	2.90
	4/2/2012	—	—	1,540	4.66
	6/29/2012	—	—	3,080	$5.05

PENSION BENEFITS

We do not maintain any defined benefit pension plans that provide for payments or other benefits at, following, or in connection with the retirement of any of our Named Executive Officers.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Severance Benefits Pursuant to Executive Severance Agreements

Certain executive officers, including each of our NEOs, entered into executive severance agreements with the Company. Each executive severance agreement provides for severance payments and other benefits following termination of the applicable officer’s employment under various scenarios, as described below. We believe these severance benefits reflect the fact that it may be difficult for such employees to find comparable employment within a short period of time. Each such agreement also contains a confidentiality covenant, requiring the applicable officer to not disclose our confidential information at any time, as well as noncompetition and nonsolicitation covenants, which prevent the executive from competing with us or soliciting our customers or employees during the executive officer's employment and for one year after the officer’s employment terminates (subject to extension in the event of a change in control, so that the noncompetition and nonsolicitation covenants will extend to cover the number of months post-termination used to determine the severance benefits payable (as described below)).

In the case of a termination of the applicable officer’s employment (that is not in connection with a “change in control”) either by us without “cause” or by the officer for “good cause” (each term as defined below), the officer would generally be entitled to the following severance benefits:

•a lump-sum payment in cash equal to the officer’s monthly base salary in effect on the date of termination multiplied by 24 in the case of certain officers, including Messrs. Sandbrook and Johnson, and multiplied by 12 in the case of all other applicable officers, including Messrs. Brown, Poulsen and Davis;

•a lump-sum payment in cash equal to the amount of the officer’s target bonus for the bonus year in which the termination occurs, prorated based on the number of days in the bonus year that have elapsed prior to the termination;

•payment of all applicable medical continuation premiums for continuation coverage under the
Consolidated Omnibus Budget Reconciliation Act, or COBRA, for the benefit of the officer (and his covered dependents as of the date of his termination, if any) under his then-current plan election for 18 months after termination;

•a lump-sum payment in cash equal to the value of the officer’s accrued but unpaid salary through the date of such termination, plus the officer’s unused vacation days earned for the year prior to the year in which the termination occurs and a pro rata portion of the vacation days earned for the year in which the termination occurs; and

•(a) in the case of certain officers, including Messrs. Sandbrook and Johnson, a pro rata portion of all outstanding and previously unvested stock options, restricted stock awards, restricted stock units and similar awards granted to the officer by us prior to the date of termination (the “Unvested Awards”) that would otherwise have vested during the six-month period following the date of termination if such termination had not occurred will become vested and exercisable (as applicable), and vested stock options will remain exercisable until the earlier of (1) the expiration of the twelve-month period following termination, and (2) the expiration date of the original term of the applicable stock option; (b) in the case of certain officers, including Messrs. Brown and Poulsen, fifty percent of all Unvested Awards that would otherwise have vested during the twelve month period following the date of involuntary termination shall immediately vest upon the date of termination; and (c) in the case of all other applicable officers, including Mr. Davis, immediate vesting of all Unvested Awards, and immediate lapsing of any restrictions, forfeiture conditions or other conditions or criteria applicable to any such awards on the date of termination.

Our senior management and other employees have made significant contributions to us over the past several years, and we believe that it is important to protect them in the event of a change in control. Further, it is our belief that the interests of our senior management should be aligned with our stockholders, and providing change in control benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential change in control transactions that may be in the best interests of our stockholders generally, but that may result in loss of employment for an individual NEO.

In the event there is a “change in control” of our Company and within one year thereafter the officer’s employment is terminated by us without cause or by the officer for good cause, the officer would generally be entitled to the following severance benefits:

•a lump sum payment in cash equal to (a) the sum of (1) the officer’s monthly base salary in effect on the termination date multiplied by 12, and (2) the amount of the officer’s full target bonus for the bonus year in which termination occurs, multiplied by (b) in the case of Mr. Sandbrook and Johnson, 2.5, and in the case of Mr. Brown, Poulsen and Davis, 2.0;

•a lump-sum payment in cash equal to the value of the officer’s accrued but unpaid salary through the date of such termination, plus the officer’s unused vacation days earned for the year prior to the year in which the termination occurs and a pro rata portion of the vacation days earned for the year in which the termination occurs;

•payment by the Company of all applicable medical continuation premiums for continuation coverage under
COBRA for the benefit of the officer (and his covered dependents as of the date of his termination, if any) under his then-current plan election for 18 months after termination; and

•all Unvested Awards shall become fully vested.

In the case of termination by reason of the officer’s death or long-term/permanent disability, the officer or his heirs would be entitled to substantially the same benefits as outlined above for a termination by us without cause or by the officer for good cause in the absence of a change in control, except that any Unvested Awards would not become vested, but instead would terminate immediately, with the exception of any unvested restricted stock units which would immediately vest.

In the case of a termination of the applicable officer’s employment either by us for cause or by the officer without good cause, the officer would be entitled to payments for his accrued but unpaid pro rata monthly base salary and unused vacation, in each case through the date of termination, but all Unvested Awards would be canceled. Also, in the case of a termination by us for cause, all vested stock options held by the officer would remain exercisable for a period of up to 90 days, after which they would expire.

We may be required to reduce the amount of the payments due to Messrs. Sandbrook, Brown, Johnson and Poulsen in certain situations. Their executive severance agreements provide that in the event any payment or distribution to such individual would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, and the aggregate amount of all payments that would be subject to the excise tax reduced by all federal, state and local taxes applicable thereto, including the excise tax, is less than the amount such individual would receive, after all such applicable taxes, if such individual received payments equal to an amount which is $1.00 less than three times the such individual's “base amount,” as defined in and determined under Section 280G of the Code, then, such payments shall be reduced or eliminated to the extent necessary so that the aggregate payments received by such individual will not be subject to the excise tax. In no event, however, will we provide them with a tax gross-up payment or other tax assistance payment in the event that an excise tax is imposed upon the executive officer under Section 4999 of the Internal Revenue Code.

Under each executive severance agreement, we would have “cause” to terminate the applicable officer’s employment in the event of:

•the officer’s gross negligence, willful misconduct or willful neglect in the performance of his material duties and services to us;

•the officer’s final conviction of a felony by a trial court, or his entry of a plea of nolo contendere to a felony charge;

•any criminal indictment of the officer relating to an event or occurrence for which he was directly responsible which, in the business judgment of a majority of our Board of Directors, exposes our Company to ridicule, shame or business or financial risk; or

•a material breach by the officer of any material provision of the executive severance agreement.

On the other hand, the officer generally would have “good cause” to terminate his employment if there is:

•a material diminution in his then current monthly base salary;

•a material change in the location of his principal place of employment by us;

•any material diminution in his current position or any title or position to which he has been promoted;

•any material diminution of his authority, duties or responsibilities from those commensurate and consistent with the character, status and dignity appropriate to his current position or any title or position to which he has been promoted (provided, however, that if at any time he ceases to have such duties and responsibilities because we cease to have any securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, or cease to be required to file reports under Section 15(d) of the Securities Exchange Act of 1934, as amended, then the officer’s authority, duties and responsibilities will not be deemed to have been materially diminished solely due to the cessation of such publicly traded company duties and responsibilities);

•any material breach by us of any material provision of the executive severance agreement, including any failure by us to pay any amount due under the executive severance agreement; or

•with respect to Mr. Sandbrook, any restructuring of his direct reporting relationship within our Company.

Under each executive severance agreement, a “change in control” will be deemed to have occurred on the earliest of any of the following dates:

•the date our Company merges or consolidates with any other person or entity, and the voting securities of our
Company outstanding immediately prior to such merger or consolidation do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power of the voting securities of our Company or such surviving entity outstanding immediately after such merger or consolidation;

•the date our Company sells all or substantially all of our assets to any other person or entity;

•the date our Company is dissolved;

•the date any person or entity together with its affiliates becomes, directly or indirectly, the beneficial owner of voting securities representing more than 50% of the total voting power of all then outstanding voting securities of our Company; or

•the date the individuals who constituted the nonemployee members of our Board of Directors (the
“Incumbent Board”) as of the effective date of the agreement cease for any reason to constitute at least a majority of the nonemployee members of our Board, provided that, for purposes of this clause, any person becoming a director whose election or nomination for election by our stockholders was approved by a vote of at least 80% of the directors comprising the Incumbent Board then still in office (or whose election or nomination was previously so approved) will be considered as though such person were a member of the Incumbent Board;

provided, however, a “change in control” shall not be deemed to have occurred in connection with any bankruptcy or insolvency of our Company, or any transaction in connection therewith.

Based on a hypothetical termination date of December 31, 2012 for each of our NEOs who were employed by us on December 31, 2012, the severance benefits for those NEOs due to a termination either by us without “cause” or by the officer for “good cause” in the absence of a change in control pursuant to the terms of the executive severance agreements would have been as follows:

Name	Total Base Salary Sum	Targeted Bonus	Healthcare and Other Insurance Benefits	Fair Market Value of Accelerated Unvested Equity Compensation	Total (*)

William J. Sandbrook	$1,479,000	$739,500	$12,313	$—	$2,230,813
William M. Brown	280,000	112,000	37,177	27,150	456,327
Wallace H. Johnson	448,800	78,540	12,313	38,372	578,025
Niel L. Poulsen	240,000	96,000	26,067	13,575	375,642
Jeff L. Davis	$255,314	$102,125	$26,067	$184,240	$567,746

* For purposes of calculating the amounts above, we have assumed that each NEO took each day of their four weeks of vacation time as of December 31, 2012.

Based on a hypothetical termination without “cause” or by the officer for “good cause” and a "change in control" date of December 31, 2012 for each of our NEOs who were employed by us on December 31, 2012, the change in control termination benefits for those NEOs pursuant to the terms of the executive severance agreements would have been as follows:

Name	Change of Control Sum ((Base Salary Sum + Target Bonus)(change in control multiplier))	Healthcare and Other Insurance Benefits	Fair Market Value of Accelerated Unvested Equity Compensation	Total (*)

William J. Sandbrook	$3,697,500	$12,313	$5,769,375	$9,479,188
William M. Brown	784,000	37,177	271,500	1,092,677
Wallace H. Johnson	757,350	12,313	131,026	900,689
Niel L. Poulsen	672,000	26,067	135,750	833,817
Jeff L. Davis	$714,878	$26,067	$184,240	$925,185

* For purposes of calculating the amounts above, we have assumed that each NEO took each day of their four weeks of vacation time as of December 31, 2012.

Based on a hypothetical termination date of December 31, 2012 for each of our NEOs who were employed by us on December 31, 2012, the severance benefits for those NEOs due to a termination by reason of the officer’s death or long-term/permanent disability, pursuant to the terms of the executive severance agreements would have been as follows:

Name	Total Base Salary Sum	Targeted Bonus	Healthcare and Other Insurance Benefits	Fair Market Value of Accelerated Unvested Equity Compensation	Total (*)
William J. Sandbrook	$1,479,000	$739,500	$12,313	$5,769,375	$8,000,188
William M. Brown	280,000	112,000	37,177	271,500	700,677
Wallace H. Johnson	448,800	78,540	12,313	110,772	650,425
Niel L. Poulsen	240,000	96,000	26,067	135,750	497,817
Jeff L. Davis	$255,314	$102,125	$26,067	$184,240	$567,746

* For purposes of calculating the amounts above, we have assumed that each NEO took each day of their four weeks of vacation time as of December 31, 2012.

Based on a hypothetical change of control date of December 31, 2012 for each of our NEOs who were employed by us on December 31, 2012, the payments and benefits for those NEOs due to a "change in control" (absent termination) for those NEOs pursuant to the terms of the executive severance agreements would have been as follows:

Name	Fair Market Value of Accelerated Unvested Equity Compensation	Total (1)
William J. Sandbrook	$5,769,375	$5,769,375
William M. Brown	271,500	271,500
Wallace H. Johnson	110,772	110,772
Niel L. Poulsen	135,750	135,750
Jeff L. Davis	$184,240	$184,240

Lewis Resignation

On February 20, 2012, James C. Lewis, the Company’s then Senior Vice President and Chief Financial Officer, gave notice of his intention to leave the Company for personal reasons, which became effective upon April 26, 2012. No payments were made to Mr. Lewis pursuant to his Executive Severance Agreement in connection with his resignation and all Unvested Awards were canceled.

Konnie Severance Agreement

On February 28, 2012, Gary J. Konnie, the Company’s then Vice President – Human Resources, gave notice of his intention to leave the Company for personal reasons, effective upon the Company’s relocation of its corporate headquarters to Euless, Texas, on June 29, 2012. Mr. Konnie’s Executive Severance Agreement, effective October 1, 2010, provided that Mr. Konnie may terminate for “good cause” if there is a change in the location of his principal place of employment. Because the relocation to Euless, Texas constituted a change in the location of his principal place of employment by us, upon his departure from the Company, Mr. Konnie was eligible to receive severance payments pursuant to Section 1.2(a)(ii) of his Executive Severance Agreement. Pursuant to the Severance Agreement, Mr. Konnie received severance in the amount of $559,462.

Mr. Konnie agreed to provide consulting services to the Company for a period of 6 months following his resignation. Pursuant to the Consulting Agreement, Mr. Konnie  received $10,000 per month, paid upon the first day of each month, for the consulting services for the period of July 1, 2012 through December 31, 2012. During the Consulting Term, Mr. Konnie was entitled to reimbursement for all business travel and other out-of-pocket expenses reasonably incurred by Mr. Konnie in the performance of the services.

Cauley Severance Agreement

On April 27, 2012, Kent D. Cauley, the Company’s then Vice President and Controller and principal accounting officer, gave notice of his intention to leave the Company for personal reasons, effective upon the Company’s relocation of its corporate headquarters to Euless, Texas, on June 29, 2012. Mr. Cauley's resignation became effective on August 31, 2012. Mr. Cauley's Executive Severance Agreement, effective February 28, 2011, provided that Mr. Cauley may terminate for “good cause” if there is a change in the location of his principal place of employment. Because the relocation to Euless, Texas constituted a change in the location of his principal place of employment by us, upon his departure from the Company, Mr. Cauley was eligible to receive severance payments pursuant to Section 1.2(a)(ii) of his Executive Severance Agreement. Pursuant to the Severance Agreement, Mr. Cauley received severance in the amount of $422,664.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDERS MATTERS

The following table shows the beneficial ownership of our common stock as of March 18, 2013 (except as set forth in the footnotes below) by each person who we know beneficially owns more than 5% of the outstanding shares of our common stock, each of our current directors, our current named executive officers and all our current directors and current executive officers as a group. Unless otherwise indicated in the footnotes below, each individual named has sole voting and dispositive power with respect to the shares shown, and the address of all those persons is c/o U.S. Concrete, Inc., 310 North Main Street, Euless, Texas 76039.

	Shares of Common Stock Beneficially Owned
Name	Number	Percent

Whippoorwill Associates, Inc. (1)	4,776,341	30.8%
JP Morgan Chase & Co. (2)	1,481,635	11.1%
MacKay Shields LLC (3)	1,430,979	10.7%
Monarch Alternative Capital LP (4)	1,404,792	9.9%
New Generation Advisors, Inc.(5)	960,214	7.1%
William J. Sandbrook (6)	771,803	5.8%
Kurt M. Cellar (7)	56,439	*
Jeff L. Davis (8)	37,481	*
Robert M. Rayner	31,533	*
Wallace H. Johnson (9)	31,507	*
William M. Brown (10)	28,041	*
Gary J. Konnie (11)	26,121	*
Eugene I. Davis	22,439	*
Michael D. Lundin	22,439	*
Colin M. Sutherland	22,439	*
Niel L. Poulsen (12)	15,000	*
Theodore P. Rossi	9,350	*
Kent D. Cauley (13)	6,635	*
James C. Lewis	—	*
All directors and Named Executive Officers as a group (14 persons) (14)	1,081,227	8.1%

*   Less than 1%.

1.
Number of shares owned is based solely on a Schedule 13D/A filed with the SEC jointly by Whippoorwill Associates, Inc. (“Whippoorwill”), Shelley F. Greenhaus and Steven K. Gendal on December 26, 2012, reporting ownership as of December 20, 2012. Mr. Greenhaus is the President and a Principal of Whippoorwill, and Mr. Gendal is a Principal of Whippoorwill. The address for Whippoorwill and Messrs. Greenhaus and Gendal is 11 Martine Avenue, White Plains, NY 10606. The Schedule 13D/A reports beneficial ownership, shared dispositive power and shared voting power for 4,776,341 shares of common stock, 2,612,817 of which were held as common shares and 2,163,524 of which would be issuable upon conversion of the Company's 9.5% convertible secured notes (the “Notes”) that may be deemed to be beneficially owned by Whippoorwill. We have not made any independent determination as to the beneficial ownership of those stockholders, including the applicability of the conversion cap set forth in the indenture governing the Notes that prohibits the conversion of the Notes if after such conversion the holder of the Notes and its affiliates would beneficially own more than 9.9% of the outstanding common stock (the “Conversion Cap”), and are not restricted in any determination we make by reason of inclusion of those stockholders or their shares in this table.

2.
Number of shares owned is based solely on a Schedule 13G/A filed with the SEC on December 31, 2012, reporting ownership as of December 31, 2012. This stockholder's address is 270 Park Avenue, New York, NY 10017. The Schedule 13G/A reports beneficial ownership and sole voting power of 1,458,310 shares of common stock and sole dispositive power for 1,481,635 shares of common stock. We have not made any independent determination as to the beneficial ownership of such stockholder, and are not restricted in any determination we may make by reason of inclusion of such stockholder or its shares in this table.

3.
Number of shares owned is based solely on a Schedule 13G/A filed with the SEC on December 31, 2012, reporting ownership as of December 31, 2012. This stockholder's address is 9 West 57th Street, New York, NY 10019. The Schedule 13G/A reports beneficial ownership, sole dispositive power and sole voting power for 1,430,979 shares of common stock. We have not made any independent determination as to the beneficial ownership of such stockholder, and are not restricted in any determination we may make by reason of inclusion of such stockholder or its shares in this table.

4.
Number of shares owned is based solely on a Schedule 13G filed with the SEC jointly by Monarch Debt Recovery Master Fund Ltd. (“MDRF”), Monarch Alternative Capital LP (“MAC”), MDRA GP LP (“MDRA GP”) and Monarch GP LLC (“Monarch GP”) on January 22, 2013, reporting ownership based on USCR outstanding share amount as reported on November 9, 2012. MAC serves as advisor to a variety of funds, including MDRF, MDRA GP is the general partner of MAC and Monarch GP is the general partner of MDRA GP. The stockholders' address is c/o Monarch Alternative Capital LP, 535 Madison Avenue, New York, NY 10022. The Schedule 13G reports beneficial ownership, shared dispositive power and shared voting power for 718,545 shares of common stock for MDRF, and 1,404,792 shares of common stock for MAC, MDRA GP and Monarch GP. The 1,404,792 shares include 817,705 shares issuable upon conversion of the Notes, and the application of the Conversion Cap. We have not made any independent determination as to the beneficial ownership of those stockholders and are not restricted in any determination we make by reason of inclusion of those stockholders or their shares in this table.

5.
Number of shares owned is based solely on a Schedule 13G filed with the SEC on February 8, 2012 reporting ownership as of December 31, 2011. This stockholder's address is 49 Union Street, Manchester, MA 01944. The Schedule 13F reports beneficial ownership and shared voting power of 960,214 shares of common stock and shared dispositive power for 960,214 shares of common stock. We have not made any independent determination as to the beneficial ownership of such stockholder, and are not restricted in any determination we may make by reason of inclusion of such stockholder or its shares in this table.

6.	Includes 134,303 shares held directly; 637,500 shares of restricted stock which are subject to time- and performance-based vesting restrictions and have voting rights.

7.	Includes 4,000 shares deemed beneficially owned as co-trustee of the Margaret Cellar 2010 Trust.

8.
Includes 9,067 shares held directly; 12,000 shares of restricted stock which are subject to time- and performance-based vesting restrictions and have voting rights, 10,966 shares of our common stock issuable upon the exercise of options that have vested or will vest within sixty days of March 18, 2013; and 5,448 shares of our common stock issuable upon the exercise of warrants that have vested or will vest within sixty days of March 18, 2013.

9.
Includes 8,475 shares held directly; 8,000 shares of restricted stock which are subject to time- and performance-based vesting restrictions and have voting rights, 9,160 shares of our common stock issuable upon the exercise of options that have vested or will vest within sixty days of March 18, 2013; and 5,872 shares of our common stock issuable upon the exercise of warrants that have vested or will vest within sixty days of March 18, 2013.

10.	Includes 4,041 shares of restricted stock held directly and 24,000 which are subject to time- and performance-based vesting restrictions and have voting rights.

11.
Includes 8,767 shares held directly; 10,080 shares of our common stock issuable upon the exercise of options that have vested or will vest within sixty days of March 18, 2013; and 7,274 shares of our common stock issuable upon the exercise of warrants that have vested or will vest within sixty days of March 18, 2013.

12.	Includes 3,000 shares held directly; 12,000 shares of restricted stock which are subject to time- and performance-based vesting restrictions and have voting rights.

13.
Includes 2,417 shares held directly; 2,814 shares of our common stock issuable upon the exercise of options that have vested or will vest within sixty days of March 18, 2013; and 1,404 shares of our common stock issuable upon the exercise of warrants that have vested or will vest within sixty days of March 18, 2013.

14.
Includes 1,028,209 shares held directly; 33,020 shares of our common stock issuable upon exercise of options that have vested or will vest within sixty days of March 18, 2013; and 19,998 of our common issuable upon the exercise of warrants that have vested or will vest within sixty days of March 18, 2013 of current directors and current executive officers as a group.

The number of shares and percentage of ownership for each person listed and for the directors and executive officers as a group assumes that shares of common stock those persons may acquire within 60 days after March 18, 2013 are outstanding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to our Code of Ethics and Business Conduct, all employees (including our NEOs) who have, or whose immediate family members have, any direct or indirect financial or other participation in any business that competes with, supplies goods or services to, or is a customer of the Company, are required to disclose such matters to our Chief Executive Officer or General Counsel prior to transacting such business. Our employees are expected to make reasoned and impartial decisions in the work-place.

Our Board of Directors has adopted a written policy for the review, approval and ratification of transactions with related persons. The policy covers related party transactions between us and any of our executive officers and directors or their respective affiliates, director nominees, 5% security holders or family members of any of the foregoing. Related party transactions covered by this policy are reviewed by our Board of Directors to determine whether the transaction is in our best interests and the best interests of our stockholders. As a result, approval of related-party business will be denied if we believe that an employee’s interest in such business could influence decisions relative to our business, or have the potential to adversely affect our business or the objective performance of the employee’s work. Our Board members are also responsible for complying with our Code of Ethics and Business Conduct, which is in writing and is available on our Web site at www.us-concrete.com under Investor Relations – Corporate Governance. You may also obtain a written copy by making a request to our Corporate Secretary by mail at U.S. Concrete, Inc., 331 North Main Street, Euless, Texas 76039 or by phone by calling (817) 835-4100.

Described below are transactions that we have entered into with parties that are related to us.

Registration Rights Agreement

In connection with the issuance of the convertible notes, we entered into a registration rights agreement, dated August 31, 2010, or the Registration Rights Agreement, under which we agreed, pursuant to the terms and conditions set forth therein, to register the convertible notes and the Common Stock into which the convertible notes convert. Under the Registration Rights Agreement, we were required to use commercially reasonable efforts to file a registration statement covering the resale by the Electing Holders (as defined in the Registration Rights Agreement) of convertible notes that are Registrable Securities (as defined in the Registration Rights Agreement) by the first business day following the date that was 366 days following the Effective Date. The Electing Holders include (1) affiliates of Whippoorwill Associates, Inc., and (2) affiliates of Monarch Alternative Capital LP, each of which is also a beneficial holder of more than five percent (5%) of our outstanding common stock, and may include other holders of more than five percent (5%) of our outstanding common stock. We were also required to file a registration statement covering the resale of shares of Common Stock that constitute Registrable Securities by the Electing Holders, on a delayed or continuous basis, within 180 days of the date on which the convertible notes were initially issued. We have filed a registration statement covering the resale of shares of Common Stock that constitute registrable securities for the Electing Holders as described above, and it was declared effective by the SEC on April 8, 2011. We also filed a registration statement covering the resale of the convertible notes that constitute registrable securities for the Electing Holders as described above, and it was declared effective by the SEC on October 26, 2011.

EXCHANGE OFFER

On February 6, 2013, we launched the Exchange Offer. In connection with the Exchange Offer, on December 20, 2012, we entered into separate exchange and consent agreements, which we refer to as the Exchange and Consent Agreements, with (1) affiliates of Whippoorwill Associates, Inc. and (2) affiliates of Monarch Alternative Capital LP, each of which is also a beneficial holder of more than 5% of our outstanding common stock. Pursuant to the Exchange and Consent Agreements, we agreed to take all actions reasonably necessary to consummate the Exchange Offer before April 10, 2013, and each of the security holders party to the Exchange and Consent Agreements agreed to exchange all of their convertible notes in the exchange offer. By participating in the Exchange Offer, such security holders also consented to the amendments to the indenture and security documents governing the convertible notes that eliminated substantially all of the negative covenants contained in that indenture and provided for a release of all of the collateral securing the convertible notes. The Exchange Offer was completed on March 22, 2013.

Further, in connection with the Exchange Offer, we agreed to reimburse the legal fees of counsel retained to represent, severally and not jointly, holders of the Old Convertible Notes, including the legal fees of Whippoorwill Associates, Inc. and Monarch Alternative Capital LP.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and any persons beneficially owning more than 10% of our common stock to report their initial ownership of common stock and any subsequent changes in that ownership to the SEC. SEC rules establish due dates for these reports, and we are required to disclose in this proxy statement any failure to file by those dates. Except for one late transaction as required to be filed on Form 4 by each of Messrs. Davis, Rayner, Cellar, Lundin, Sutherland and Rossi on April 10, 2012, all other required 2012 filings were made on a timely basis. In making these disclosures, we relied solely on written statements of directors, executive officers and stockholders and copies of the reports they have filed with the SEC.

REPORT OF THE AUDIT COMMITTEE

To the Board of Directors of U.S. Concrete, Inc.:

We have reviewed and discussed with management U.S. Concrete's audited financial statements as of and for the year ended December 31, 2012.

In addition, we have discussed with Grant Thornton LLP, U.S. Concrete's independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, adopted by the Public Company Accounting Oversight Board in Rule 3200T.

We have received and reviewed the written disclosures and the letter from Grant Thornton LLP required by the applicable requirements of the Public Company Accounting Oversight Board, and we have discussed with that firm its independence from U.S. Concrete. In addition, we concluded that Grant Thornton LLP's provision of services that are not related to the audit of U.S. Concrete's financial statements was compatible with that firm's independence from U.S. Concrete.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors of U.S. Concrete that the audited financial statements referred to above be included in U.S. Concrete's annual report on Form 10-K for the year ended December 31, 2012 for filing with the Securities and Exchange Commission.

The Audit Committee:

Robert M. Rayner, Chairman
Eugene I. Davis
Colin M. Sutherland

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this proxy statement, in whole or in part, the foregoing report of the Audit Committee shall not be deemed to be filed with the SEC or incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Grant Thornton, LLP to serve as our independent registered public accounting firm for the year ending December 31, 2013. Grant Thornton LLP has audited our financial statements since May 7, 2012. Although we are not required to seek stockholder approval of this appointment, it has been our practice to do so. No determination has been made as to what action the Audit Committee and the Board would take if our stockholders fail to ratify the appointment. Even if the appointment is ratified, the Audit Committee retains discretion to appoint a new independent registered public accounting firm if the Audit Committee concludes such a change would be in the best interests of U.S. Concrete. We expect representatives of Grant Thornton, LLP to be present at the meeting and available to respond to appropriate questions by stockholders. They will have the opportunity to make a statement if they so desire.

Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast on the proposal is necessary to ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2013. The form of proxy provides a means for you to vote for the ratification of the selection of our independent registered public accounting firm, to vote against it or to abstain from voting for or against it. If you voted via the Internet or telephone, or if you elected to receive printed versions of the materials and received a paper proxy card, and if you properly sign and return the proxy card, but do not specify how to vote the shares represented by your proxy, the persons named as proxies will vote “FOR” the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm. Assuming the presence of a quorum, in determining whether this item has received the requisite number of affirmative votes, abstentions and broker non-votes will not affect the vote.

Our Board unanimously recommends a vote “FOR” the ratification of the appointment of Grant Thornton, LLP as our independent registered public accounting firm for 2013.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Fees Incurred by U.S. Concrete to Independent Registered Public Accounting Firm

The following table sets forth the fees we incurred for services provided by our former independent registered public accounting firm, PricewaterhouseCoopers LLP, during 2012 and 2011.

Fee Category	2012	2011
Audit Fees (1)	$502,800	$783,700
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees (2)	1,919	1,919
Total	$504,719	785,619

1.
The 2012 audit fees related to professional services rendered in connection with: (a) the audit of our annual financial statements for the year ended December 31, 2011; (b) the review of financial statements included in our Form 10-Q for the period ended September 30, 2012 as it relates to the restatement of prior year results for discontinued operations; (c) the review and consent for our filings on Form S-4 and Form 8-K in connection with our offer to exchange our existing convertible notes for new senior secured notes ($120,000); and (d) our responses to SEC Comment Letters. The 2011 audit fees relate to professional services rendered in connection with: (a) the audit of our annual financial statements for the years ended December 31, 2011 and December 31, 2010; (b) the quarterly review of financial statements included in our Forms 10-Q; and (c) the review and consent for filings on two Forms S-1 ($114,000).

2.	All other fees consist of fees for products and services other than the services reported above. In 2012 and 2011, these fees consisted of licensing fees for accounting research software.

In 2012, we appointed Grant Thornton, LLP as our independent registered public accounting firm for 2012. The following table sets forth the fees we incurred for services provided by our independent registered public accounting firm, Grant Thornton, during 2012.

Fee Category	2012	2011
Audit Fees (1)	$149,181	$—
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$149,181	—

1.
The 2012 audit fees related to professional services rendered in connection with: (a) the audit of our annual financial statements for the year ended December 31, 2012; (b) the quarterly review of financial statements included in our Forms 10-Q; and (c) our responses to SEC comment letters.

Policy on Pre-Approval by Audit Committee of Services Performed by Independent Auditors

            The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. The Audit Committee generally will pre-approve specific audit services for the upcoming or current fiscal year, subject to a specified cost level. Any service that is not included among the pre-approved audit services and any non-audit service must be separately pre-approved by the Audit Committee Chairperson. The Chairperson reports any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate to management any of its responsibilities to pre-approve services performed by our independent auditors.

The services related to the audit-related fees or other fees described above was approved by the Audit Committee pursuant to the waiver of pre-approval provisions set forth in applicable rules of the SEC.

PROPOSAL NO. 3
APPROVAL OF ADOPTION OF THE
U.S. CONCRETE, INC. LONG TERM INCENTIVE PLAN

The Board has adopted the U.S. Concrete, Inc. Long Term Incentive Plan (the “Plan”), to be effective as of January 23, 2013, subject to the approval of our shareholders. We are asking our shareholders to approve the adoption of the Plan at the annual meeting. A summary description of the material features of the Plan as proposed is set forth below. The following summary does not purport to be a complete description of all the provisions of the Plan and is qualified in its entirety by reference to the Plan, a copy of which is attached as Appendix A to this proxy statement and incorporated in its entirety in this proxy statement by reference.

We currently sponsor one equity-based compensation plan, the 2010 Management Equity Incentive Plan (the “2010 Plan”), pursuant to which a total of 2,243,933 shares of our common stock may be issued. As of March 18, 2013, 566,913 shares were available for future awards under the 2010 Plan, and 1,321,941 shares were subject to outstanding awards under the 2010 Plan. The exercise prices for all stock options outstanding under the 2010 Plan range from $12.00 to $26.68. The closing market price of our common stock as of March 18, 2013, was $14.20 per share, as reported on the NASDAQ Capital Market.

Range of Exercise Price		Options Outstanding	Weighted Average Exercise Price	Weighted Average remaining Years of Contractual Life	Unvested Restricted Stock Awards and Restricted Stock Units
$12.00	$12.00	34,258	$12.00	5.84	N/A
15.00	15.00	34,258	15.00	5.84	N/A
22.69	22.69	17,133	22.69	5.84	N/A
26.68	26.68	17,133	26.68	5.84	N/A
$12.00	$26.68	102,782	$17.23	5.84	1,219,159

Presently, the 2010 Plan provides for the granting of options, restricted stock awards, stock appreciation rights and restricted stock units. With the approval of the Plan, we will be able to continue to use a variety of equity compensation alternatives in structuring compensation arrangements for our personnel. The Plan will make available awards, including bonus stock and performance awards, through which eligible persons may acquire and maintain stock ownership in us. While the Board is aware of the potential dilutive effect of compensatory stock awards, it also recognizes the significant motivational and performance benefits that are achieved from making such awards.

Description of the Long Term Incentive Plan

Purpose of the Long Term Incentive Plan

The purpose of the Plan is to provide a means to enhance our growth by attracting and retaining employees, directors and consultants through affording such individuals a means to acquire and maintain stock ownership or awards, the value of which is tied to the performance of our common stock. The Plan also provides additional incentives and reward opportunities designed to strengthen such individuals' concern for our welfare and their desire to remain in our employ. We seek to achieve the Plan's purpose primarily by providing grants of a variety of awards (collectively referred to as “Awards”), including but not limited to:

•incentive stock options qualified as such under U.S. federal income tax laws (“Incentive Options”);

•stock options that do not qualify as incentive stock options (“Nonstatutory Options” and, together with
Incentive Options, “Options”);

•stock appreciation rights (“SARs”);

•restricted stock awards (“Restricted Stock Awards”); or

•restricted stock units (“RSUs”), which may be settled in shares of our common stock or in cash, as determined by the Committee (as defined below).

The Plan, in part, is intended to qualify under the provisions of Section 422 of the Internal Revenue Code of 1986 (the “Code”). The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be effective May 15, 2013, subject to approval of our shareholders, and will terminate on May 15, 2023, unless terminated sooner by action of the Board. Awards granted prior to the Plan's termination date will continue to be effective in accordance with their respective terms and conditions.

Administration of the Long Term Incentive Plan

Our Board has appointed the Compensation Committee of the Board (the “Committee”) to administer the Plan. Unless otherwise limited by the Plan or Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), the Committee has broad discretion to administer the Plan, interpret its provisions, and adopt policies for implementing the Plan. This discretion includes the power to:

•determine to whom and when Awards will be granted;

•determine the amount of such Awards (measured in cash, shares of common stock or as otherwise designated), prescribe and interpret the terms and provisions of each Award agreement (the terms of which may vary);

•accelerate the time of vesting or exercisability of any Award;

•delegate Plan duties;

•terminate, modify or amend any Award and any related Award agreement; and

•execute all other responsibilities permitted or required under the Plan.

Shares Subject to the Long Term Incentive Plan

The maximum aggregate number of shares of common stock that may be granted for any and all Awards under the Plan may not exceed the sum of (i) 460,000 shares reserved for issuance under the Plan, (ii) the number of shares that remain available for issuance in connection with future awards under the 2010 Plan as of the effective date of the Plan, and (iii) any shares subject to awards under the 2010 Plan that, following the effective date of the Plan, are forfeited or terminated, expire unexercised, are settled in cash in lieu of common stock, (but excluding any shares that are exchanged or withheld as full or partial payment of the exercise price or tax withholding upon exercise or payment of any award under the 2010 Plan). On and after the effective date of the Plan, we will not grant any additional awards under the 2010 Plan.

If common stock subject to any Award is not issued or transferred, or ceases to be issuable or transferable for any reason, including (but not exclusively) because (i) an Award is forfeited, canceled, expires unexercised, surrendered, exchanged, is settled in cash in lieu of common stock or is otherwise terminated without a delivery of shares to a Participant (as defined below), such shares of common stock will again be available for issue, transfer or exercise pursuant to Awards under the Plan to the extent allowable by law. Notwithstanding the foregoing, the following shares of common stock will not be available for future Awards under the Plan: (i) shares withheld, or otherwise tendered by Participants, as full or partial payment to the Company upon the exercise of Options granted under this Plan, (ii) shares reserved for issuance upon the grant of SARs to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the SARs, or (iii) shares withheld by, or otherwise remitted to, the Company to satisfy a Participant's tax withholding obligations upon the lapse of restrictions on Restricted Stock Awards or the exercise of Options or SARs granted under the Plan or upon any other payment or issuance of shares under the Plan.

The common stock sold pursuant to the Plan may be authorized but unissued shares, shares held by us in treasury, or shares that have been reacquired by us including shares that have been bought on the market for the purposes of the Plan. The fair market value of the common stock on a given date will be the value equal to the closing price of a share of common stock as reported on the NASDAQ Capital Market on that date (or on the last preceding date on which sales of the stock are reported).

Persons Who May Participate in the Long Term Incentive Plan

Individuals eligible to receive Awards, or “Eligible Persons,” under the Plan are directors, officers, employees and any other person who provides services to us or to one of our subsidiaries. Eligible Persons designated by the Committee to receive Awards under the Plan are referred to as “Participants.” An employee on leave of absence may be considered still employed by us for purposes of determining eligibility under the Plan. Any individual granted an Award which remains outstanding under the Plan, including an individual who is no longer an Eligible Person, will continue to be a Participant for purposes of the Plan. On the effective date of the Plan, we anticipate having approximately 6 outside directors, 10 executive officers, and 66 other employees who will be eligible to participate in the Plan.

Eligible Persons under the Plan are eligible to receive an Award pursuant to the Plan terms and subject to any limitations imposed by appropriate action of the Committee. No Award may be granted if the Award relates to a number of shares of common stock that exceeds the number of shares which remain available under the Plan minus the number of shares issuable in settlement of or relating to outstanding Awards. Additionally, in each fiscal year or 12-month period, as applicable, during any part of which the Plan is in effect, Eligible Persons likely to be “covered employees” within the meaning of Section 162(m) of the Code may not be granted Awards relating to more than 1,00,000 shares of common stock with respect to common stock-based Awards (subject to any adjustment due to recapitalization or reorganization permitted under the Plan), or $5,000,000 with respect to Awards the value of which is not based on common stock.

With respect to Incentive Options, a Participant must be an employee of us or one of our subsidiaries and, immediately before the time the Incentive Option is granted, the Participant may not own stock possessing more than 10% of the total combined voting power or value of all classes of stock of us or a subsidiary of us, unless, at the time the Incentive Option is granted, the exercise price of the Incentive Option is at least 110% of the fair market value of the common stock underlying the Incentive Option and the Incentive Option is not, by its terms, exercisable after the fifth anniversary of the date of grant.

Awards under the Long Term Incentive Plan

Stock Options. We may grant Options to Eligible Persons including (i) Incentive Options (only to employees of us or one of our subsidiaries) that comply with Section 422 of the Code and (ii) Nonstatutory Options. The exercise price of each Option granted under the Plan will be stated in the Option agreement and may vary; however, the exercise price for an Incentive Option must not be less than the greater of (a) the par value per share of common stock or (b) the fair market value per share as of the date of grant. Options may be exercised as the Committee determines, but not later than ten years from the date of grant. Any Incentive Option that fails to comply with Section 422 of the Code for any reason will be reclassified as a Nonstatutory Option and will be exercisable as such. The Committee will determine the methods and form of payment for the exercise price of an Option (including, in the discretion of the Committee, payment in cash or by check, in common stock, or in the form of other Awards or other property) and the methods and forms in which common stock will be delivered to a Participant.

SARs. An SAR is the right to receive an amount equal to the excess of the fair market value of one share of the common stock on the date of exercise over the grant price of the SAR as determined by the Committee. SARs may be awarded in conjunction with an Option Award, which we refer to as a “tandem SAR,” or independent of any Option Award, which we refer to as a “stand alone SAR.” Generally, a tandem SAR will be exercisable only at the same time, to the same extent, and subject to the same conditions as the related Option. The exercise of a tandem SAR will terminate the related Option to the extent of the shares of common stock with respect to which the SAR is exercised, and vice-versa. Stand alone SARs will be exercisable as the Committee determines. The term of an SAR will be for a period determined by the Committee but will not exceed ten years. The Committee will determine the method of settlement and the form of consideration payable in settlement of the SAR (including, in the discretion of the Committee, payment in cash or by check, in common stock, or in the form of other Awards or other property) and the methods and forms in which common stock will be delivered to a Participant.

Restricted Stock Awards. A Restricted Stock Award is a grant of shares of common stock subject to a risk of forfeiture, restrictions on transferability, and any other restrictions imposed by the Committee in its discretion. Restrictions may lapse at such times and under such circumstances as determined by the Committee. Except as otherwise provided under the terms of the Plan or Award agreement, the holder of a Restricted Stock Award may have rights as a shareholder, including the right to vote the common stock subject to the Restricted Stock Award or to receive dividends on the common stock subject to the Restricted Stock Award during the restriction period. As a condition of a Restricted Stock Award grant, the Committee may require or permit a Participant to elect that any cash dividends paid on a share of common stock subject to a Restricted Stock Award be automatically reinvested in additional Restricted Stock Awards or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, common stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, will be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Award with respect to which such common stock or other property has been distributed. Unless otherwise waived by the Committee, a Restricted Stock Award that is subject to forfeiture restrictions will be forfeited and reacquired by us upon termination of employment.

Restricted Stock Units. RSUs are rights to receive common stock, cash or a combination thereof at the end of a specified period. The Committee may subject RSUs to restrictions (which may include a risk of forfeiture) to be specified in the Award agreement, and such restrictions may lapse at such times determined by the Committee. RSUs may be satisfied by delivery of common stock, cash equal to the fair market value of the specified number of shares of common stock covered by the RSUs, or any combination thereof determined by the Committee at the date of grant or thereafter. Except as otherwise provided by the Committee in the Award agreement or otherwise, RSUs subject to forfeiture restrictions may be forfeited upon termination of a Participant's employment prior to the end of the specified period. Dividend equivalents on the specified number of shares of common stock covered by RSUs will be paid on the dividend payment date with respect to such RSUs in cash or in shares of unrestricted common stock having a fair market value equal to the amount of such dividends, unless otherwise determined by the Committee on the date of grant.

Bonus Stock. The Committee is authorized to grant common stock as a bonus, subject to any applicable provision under Section 16 of the Exchange Act. The Committee will determine any terms and conditions applicable to grants of common stock.

 Annual Incentive Awards; Performance Awards. The Committee may designate that certain Awards granted under the Plan constitute “performance” Awards or may grant cash bonus annual incentive awards (“Annual Incentive Awards”) as performance Awards. A performance Award is any Award, the grant, exercise or settlement of which is subject to one or more performance standards. The Plan allows the Committee to utilize any of the following business criteria in designing performance goals to which Awards relate to: (a) earnings per share; (b) increase in revenue; (c) increase in cash flow; (d) increase in cash flow from operations; (e) increase in cash flow return; (f) return on net assets; (g) return on assets; (h) return on investment; (i) return on capital; (j) return on equity; (k) economic value added; (l) operating margin; (m) contribution margin; (n) net income; (o) net income per share; (p) pretax earnings; (q) pretax earnings before interest, depreciation, and amortization; (r) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (s) total shareholder return; (t) debt reduction; (u) market share; (v) change in the fair market value of the Common Stock; (w) operating income; and (x) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of competitor companies. If a performance Award, including a long-term incentive award or an Annual Incentive Award, is made to certain designated executive officers who are likely to be “covered employees” within the meaning of Section 162(m) of the Code, the Committee may determine that such Awards should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. In such event, the Committee will use one or more of the business criteria specified above in setting performance goals that are objective and otherwise meet the requirements of Section 162(m), including the requirement that achievement of the performance goals is “substantially uncertain.” Performance goals will be established no later than 90 days after the beginning of the applicable performance period (unless another date is permitted under Section 162(m)). After the end of each performance period (or applicable year, in the case of an Annual Incentive Award), the Committee will determine the amount, if any, of the performance Award payable to each participant. The Committee may reduce the amount payable under any performance Award but may not, in the case of performance-based compensation to a covered employee, exercise discretion to increase the amount payable in respect of a performance Award.

Dividend Equivalents. Dividend equivalents may be granted entitling a Participant to receive cash, common stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of common stock, or other periodic payments at the discretion of the Committee. Dividend equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that dividend equivalents will be payable or distributed when accrued or that they will be deemed reinvested in additional common stock, Awards, or other investment vehicles. The Committee will specify any restrictions on transferability and risks of forfeiture that are imposed upon dividend equivalents.

Other Awards. Participants may be granted, subject to applicable legal limitations and Plan terms and purposes, other Awards related to common stock (in terms of being valued, denominated, paid or otherwise defined by reference to common stock). Such Awards may include, but are not limited to, convertible or exchangeable debt securities, other rights convertible or exchangeable into common stock, purchase rights for common stock, Awards with value and payment contingent upon our performance or any other factors designated by the Committee, and Awards valued by reference to the book value of common stock or the value of securities of or the performance of specified subsidiaries. The Committee will determine terms and conditions of all such Awards, including without limitation, method of delivery, consideration to be paid, the timing and methods of payment, and any performance criteria associated with an Award. Cash awards may be granted as an element of or a supplement to any Awards permitted under the Plan.

Other Provisions

Tax Withholding. We and our subsidiaries are authorized to withhold from any Award granted, or any payment relating to an Award under the Plan, including from a distribution of common stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take any other action the Committee may deem advisable to enable us and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations related to an Award. This authority includes the authority to withhold or receive common stock or other property and to make cash payments or require Participants to make cash payments in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

Merger or Recapitalization. If any change is made to our capitalization, which we refer to as a “Recapitalization,” such as a stock split, stock combination, stock dividend, exchange of shares or other recapitalization, merger or otherwise, that results in an increase or decrease in the number of outstanding shares of common stock, the number and class of shares covered by an outstanding Option or an SAR will be adjusted so that the Option or SAR covers the number and class of shares of stock or other securities to which the Participant would have been entitled pursuant to the terms of the Recapitalization if, immediately prior to the Recapitalization, the Participant had been the holder of record of the number of shares of common stock then covered by the Option or SAR. In the event of a Recapitalization, the Committee will adjust the share limitations under the Plan and will make appropriate adjustments in the shares subject to any other Award under the Plan.

Change in Control. Upon the occurrence of a change in control (as such term is defined in the Plan), the Committee will adjust outstanding Options and SARs as it determines appropriate in its sole discretion, which adjustments may vary among Participants and among Awards, and may include:

•Acceleration of the exercisability of such Awards so that Options and SARs may be exercised in full for a limited period of time on or before a specified date, following which all unexercised Options and SARs will terminate; or

•Requiring the mandatory surrender of some or all outstanding Options and SARs as of a specified date, and the cancellation of such Options and SARs in exchange for a payment for each share of Common Stock subject to the Awards equal to (i) the excess, if any, of the fair market value or, if applicable, the price per share offered or distributed in connection with the change in control, over (ii) the exercise price of the Award.

Amendment and Termination. Without shareholder consent, our Board may at any time and from time to time amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant Awards under the Plan; provided, that, without the consent of the affected Participant, no such Board action may materially and adversely affect the rights of the Participant under any previously granted and outstanding Award. An amendment or alteration to the Plan, including any increase in share limitation, will be subject to the approval of our shareholders not later than the annual meeting next following such Board action if shareholder approval is required by any federal or state law or the rules of any stock exchange or automated quotation system on which the common stock may then be listed or quoted; provided, however, that our Board may otherwise, in its discretion, decide to submit other changes to shareholders for approval.

The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of a Participant under an Award. Subject to the Committee's authority described above under “Change in Control,” the Committee may not, without the approval of shareholders, amend the terms of previously granted Options or SARs or cancel outstanding Options or SARs, in exchange for cash, other Awards, or Options or SARs with an exercise price that is less than the exercise price of the originally granted Options or SARs.

Transferability of Awards. The Committee may, in its discretion, permit a Participant to transfer all or any portion of a Nonstatutory Option or SAR to certain transferees who are related to the Participant (a “Permitted Transferee”), subject to any limitations imposed by the Committee on the terms of the transfer. In addition, unless otherwise provided in the Award agreement, an Award may also be transferred to a Permitted Transferee pursuant to a qualified domestic relations order entered or approved by a court of competent jurisdiction. Other than as described above, Awards will not be transferable other than by will or the laws of descent and distribution. Incentive Options will not under any circumstances be transferable other than by will or the laws of descent and distribution.

Federal Tax Consequences

The following discussion is for general information only and is intended to summarize briefly the U.S. federal tax consequences to Participants arising from participation in the Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of a Participant in the Plan may vary depending on his particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences. In addition, SARs with an exercise price less than the fair market value of Common Stock on the date of grant, SARs payable in cash, RSUs, and certain other Awards that may be granted pursuant to the Plan, could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and guidance promulgated thereunder.

Nonstatutory Options; SARs; Incentive Options

Participants will not realize taxable income upon the grant of a Nonstatutory Option or an SAR. Upon the exercise of a Nonstatutory Option or SAR, a Participant will recognize ordinary compensation income (subject to withholding by us) in an amount equal to the excess of (i) the amount of cash and the fair market value of the common stock received, over (ii) the exercise price (if any) paid therefor. A Participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of an SAR, or pursuant to the cash exercise of a Nonstatutory Option, that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “-Tax Code Limitations on Deductibility” below, we or one of our subsidiaries will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Participants who receive an Incentive Option will not recognize taxable income on the grant of an Incentive Option. Upon the exercise of an Incentive Option, a Participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the Incentive Option, which we refer to as the “ISO Stock,” over the exercise price will increase the alternative minimum taxable income of the Participant, which may cause such Participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an Incentive Option would be allowed as a credit against the Participant's regular tax liability in a later year to the extent the Participant's regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the Incentive Option), a Participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Participant for the ISO Stock. However, if a Participant disposes of ISO Stock that has not been held for the requisite holding period, which we refer to as a “Disqualifying Disposition,” the Participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the Incentive Option (or, if less, the amount realized in the case of an arm's length disposition to an unrelated party) exceeds the exercise price paid by the Participant for such ISO Stock. A Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm's-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

We and our subsidiaries will generally not be entitled to any federal income tax deduction upon the grant or exercise of an Incentive Option, unless a Participant makes a Disqualifying Disposition of the ISO Stock. If a Participant makes a Disqualifying Disposition, we or one of our subsidiaries will then, subject to the discussion below under “-Tax Code Limitations on Deductibility,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Participant under the rules described in the preceding paragraph.

Under current rulings, if a Participant transfers previously held shares of common stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of an Option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the Option exercise price (although a Participant would still recognize ordinary compensation income upon exercise of an Nonstatutory Option in the manner described above). Moreover, that number of shares of common stock received upon exercise which equals the number of shares of previously held common stock surrendered therefor in satisfaction of the Option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of common stock surrendered in satisfaction of the Option exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Participant, plus the amount of compensation income recognized by the Participant under the rules described above. If a reload option is issued in connection with a Participant's transfer of previously held common stock in full or partial satisfaction of the exercise price of an Option, the tax consequences of the reload option will be the same as provided above for an Incentive Option or Nonstatutory Option, depending on whether the reload option itself is an Incentive Option or Nonstatutory Option.

The Plan allows the Committee to permit the transfer of Awards in limited circumstances. See “Description of the Long Term Incentive Plan - Other Provisions - Transferability of Awards.” For income and gift tax purposes, certain transfers of Nonstatutory Options and SARs generally should be treated as completed gifts, subject to gift taxation.

The Internal Revenue Service, or the “IRS,” has not provided formal guidance on the income tax consequences of a transfer of Nonstatutory Options (other than pursuant to a domestic relations order) or SARs. However, the IRS informally has indicated that after a transfer of stock options (other than pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible from the transferor at the time the transferee exercises the stock options. If Nonstatutory Options are transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

In addition, if the Participant transfers a vested Nonstatutory Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor's gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Nonstatutory Option at the time of the gift. The value of the Nonstatutory Option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the Nonstatutory Option and the illiquidity of the Nonstatutory Option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $14,000 per donee (the amount is current for the 2013 year, but may change in future tax years), (ii) the transferor's lifetime unified credit, or (iii) the marital or charitable deductions. The gifted Nonstatutory Option will not be included in the Participant's gross estate for purposes of the federal estate tax or the generation-skipping transfer tax. This favorable tax treatment for vested Nonstatutory Options has not been extended to unvested Nonstatutory Options. Whether such consequences apply to unvested Nonstatutory Options is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.

The IRS has not specifically addressed the tax consequences of a transfer of SARs.

RSUs; Restricted Stock Awards; Cash Awards

A Participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon. A Participant will not have taxable income at the time of grant of a stock Award in the form of a RSU denominated in common stock, but rather, will generally recognize ordinary compensation income at the time he receives common stock in satisfaction of the RSU in an amount equal to the fair market value of the common stock received. In general, a Participant will recognize ordinary compensation income as a result of the receipt of common stock pursuant to a Restricted Stock Award or bonus stock Award in an amount equal to the fair market value of the common stock when such stock is received; provided, however, that if the stock is not transferable and is subject to a substantial risk of forfeiture when received, a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock (i) when the common stock first becomes transferable or is no longer subject to a substantial risk of forfeiture in cases where a Participant does not make an valid election under Section 83(b) of the Code or (ii) when the common stock is received in cases where a Participant makes a valid election under Section 83(b) of the Code.

A Participant will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above with respect to common stock or cash received. Dividends that are received by a Participant prior to the time that the common stock is taxed to the Participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis in the common stock received by a Participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the Participant's capital gains holding period in those shares will commence on the date of receipt of the shares.

Subject to the discussion immediately below, we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Tax Code Limitations on Deductibility

In order for the amounts described above to be deductible by us or one of our subsidiaries, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. Our ability, and the ability of our subsidiaries, to obtain a deduction for future payments under the Plan could also be limited by the golden parachute payment rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Finally, our ability to obtain a deduction for amounts paid under the Plan could be limited by Section 162(m) of the Code, which limits the deductibility, for federal income tax purposes, of compensation paid to certain executive officers of a publicly traded corporation to $1 million with respect to any such officer during any taxable year of the corporation. However, an exception applies to this limitation in the case of certain performance-based compensation. In order to exempt performance-based compensation from the $1 million deductibility limitation, the grant or vesting of the Award relating to the compensation must be based on the satisfaction of one or more performance goals as selected by the Committee. Performance-based Awards may not be granted in a given period if such Awards relate to shares of Common Stock which exceed a specified limitation or, alternatively, the performance-based Awards may not result in compensation, for a Participant, in a given period which exceeds a specified limitation. If the Plan is approved at the annual meeting, a Participant who receives an Award or Awards intended to satisfy the performance-based exception to the $1 million deductibility limitation may not receive performance-based Awards of more than $5,000,000 with respect to Awards the value of which is not based on common stock, or, with respect to common stock-based Awards intended to qualify as performance-based compensation, Awards relating to more than 1,000,000 shares of common stock (subject to any adjustment due to recapitalization or reorganization permitted under the Plan). Although the Plan has been drafted to satisfy the requirements for the performance-based compensation exception, we may determine that it is in our best interests not to satisfy the requirements for the exception.

New Plan Benefits
The awards, if any, that will be made to eligible persons under the Plan are subject to the discretion of the Committee and, therefore, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our executive officers, employees and directors under the Plan, except that we have granted Awards to our outside directors, subject to the approval of shareholders at the annual meeting, as part of their annual compensation as set forth below. If shareholders do not approve this proposal, these Awards to our outside directors will not be effective and will be null and void.

Name and Principal Position	Dollar Value ($) (1)	Number of Shares Underlying Awards
William J. Sandbrook, President and Chief Executive Officer	—	—
William M. Brown, Senior Vice President and Chief Financial Officer	—	—
Wallace H. Johnson, Vice President - Marketing and Sales	—	—
Niel L. Poulsen, Vice President and General Manager - Redi-Mix, LLC	—	—
Jeff L. Davis, Vice President and General Manager - Central Concrete Supply Co., Inc.	—	—
Executive Group	—	—
Non-Executive Director Group	$872,972	72,930
Non-Executive Officer Employee Group	—	—
Total	$872,972	72,930

1.
On January 23, 2013, each Director received an annual grant of 11,220 Restricted Stock Units (the “Director Grant”) and the Chairman received an additional grant of 5,610 Restricted Stock Units, subject to Shareholder approval of a New Management Equity Incentive Plan at the Annual Meeting in May 2013 (the “New Plan”), under the New Plan based on the closing price of $11.97 on the date of grant.

Vote Required
Approval of the Plan requires the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy and entitled to vote on the matter.
Board Recommendation
The Board believes that approval of the Plan is in the best interests of the Company and our shareholders. For the reasons stated above, the shareholders are being asked to approve this proposal.
The Board recommends a vote “FOR” approval of the Plan.

PROPOSAL NO. 4
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act added Section 14C to the Exchange Act, which requires that we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executives officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.
The Compensation Discussion and Analysis of this proxy statement describes the Company's executive compensation program and the compensation decisions made by our Compensation Committee and our Board in 2012 with respect to our Chief Executive Officer and other officers, who we refer to as our NEOs. Our Board is asking stockholders to cast a non-binding advisory vote on the following resolution:
    “RESOLVED, that the stockholders of U.S. Concrete, Inc. (the “Company”) approve the compensation of the Company's executive officers named in the Summary Compensation Table, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables).”
    As we describe in the Compensation Discussion and Analysis, we believe our executive compensation program is effective at incenting the achievement of superior results, appropriately aligning pay and performance, creating an ownership culture in which Company managers act like stockholders and enabling the Company to attract and retain some of the most talented executives in the construction materials industry.

    For these reasons, our Board asks stockholders to support this proposal. While the advisory vote we are asking you to cast is non-binding, our Compensation Committee and Board value the views of our stockholders and will take into account the outcome of the vote when considering future compensation decisions for our named executive officers.
Our Board unanimously recommends a vote “FOR”, on a non-binding, advisory basis, of the resolution approving the Company's executive compensation for 2013.
PROPOSAL NO. 5
ADVISORY VOTE ON FREQUENCY OF VOTE ON EXECUTIVE COMPENSATION

In Proposal Four, stockholders are being asked to cast a non-binding advisory vote with respect to the compensation of the Company's executive officers named in the Summary Compensation Table. This advisory vote is typically referred to as a “say-on-pay” vote. In this Proposal Five, our Board is also asking stockholders to cast a non-binding advisory vote on how frequently say-on-pay votes should be held in the future. Stockholders will be able to cast their votes on whether to hold say-on-pay votes every one, two or three years. Alternatively, you may abstain from casting a vote.
    Our Board has determined that an advisory vote on executive compensation that occurs annually is the most appropriate alternative for the Company, and, therefore, our Board recommends that you vote for a one-year interval for the advisory vote on executive compensation. In formulating its recommendation, our Board considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year.

    This advisory vote is not binding on our Board. Our Board acknowledges that there are a number of points of view regarding the relative benefits of annual and less frequent say-on-pay votes.

Although the vote is non-binding, our Board will consider the vote results in determining the frequency of future say-on-pay votes. In making its determination, our Board may change the vote frequency based on the nature of the Company's compensation programs and policies, input from our stockholders, and the Board's views on the best way to obtain meaningful stockholder input.

Our stockholders may cast a vote on the preferred voting frequency by selecting the option of one year, two years, or three years (or abstain) when voting in response to the resolution set forth below.
“RESOLVED, that the stockholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the U.S. Concrete, Inc. (the “Company”) named executive officers as set forth in the Company's proxy statement should be every year, every two years, or every three years.”
The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of our Board.
Our Board unanimously recommends a vote "FOR", on a non-binding, advisory basis, the option of once every year as the frequency with which the stockholders are provided an advisory vote on executive compensation, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

EXPENSES RELATING TO THIS PROXY SOLICITATION

We will pay all expenses relating to this proxy solicitation. In addition to this solicitation, our officers, directors and regular employees may solicit proxies by telephone without extra compensation for that activity. We also expect to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of our common stock and obtaining the proxies of those owners.

OTHER INFORMATION

Date for Submission of Stockholder Proposals
    Pursuant to SEC Rule 14a-8, any stockholder who wishes to have a qualified proposal considered for inclusion in our proxy statement and proxy card for our 2014 Annual Meeting of Stockholders must send notice of the proposal to our Corporate Secretary at our principal executive offices, 331 N. Main Street, Euless, Texas 76039, so that we receive that notice by no later than the close of business on November 28, 2013. A stockholder who submits a proposal, pursuant to SEC Rule 14a-8, must satisfy the eligibility and procedural requirement set forth in SEC Rule 14a-8.
Any stockholder who wishes to submit a proposal to be brought before our 2014 Annual Meeting of Stockholders (outside of the processes of SEC Rule 14a-8) must comply with our bylaws which establish an advance-notice procedure for stockholder proposals, including director nominee proposals, to be brought before an annual meeting. Our bylaws provide that stockholders must submit proposals to us in writing containing certain information specified in our bylaws no earlier than the close of business on the 120th day and no later than the close of business on the 90th day prior to the first anniversary of our preceding year's annual meeting of stockholders.
Under these bylaw provisions, we must receive stockholder proposals for our 2014 Annual Meeting of Stockholders no earlier than the close of business on January 7, 2014 and no later than the close of business on February 6, 2014. Stockholders must deliver the proposals to our Corporate Secretary, U.S. Concrete, Inc., 331 N. Main Street, Euless, Texas 76039.
To be in proper form, a stockholder's notice must include the information about the proposal or nominee as specified in our bylaws. Stockholders may obtain a copy of our bylaws by making a written request to our Corporate Secretary at the address above. A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our bylaw requirements and SEC requirements. We will not consider any proposal or nomination that is not timely or otherwise does not meet the bylaw and/or SEC requirements for submitting a proposal or nomination.
We received no stockholder proposals and no stockholder director nominations for the Annual Meeting.
Householding of Annual Meeting Materials

In accordance with notices previously sent to many stockholders who hold their shares through a bank, broker or other holder of record, which we refer to as, street-name stockholders, and share a single address, if such a stockholder requested printed versions of these materials, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any other stockholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street-name stockholder residing at the same address who wishes to receive a separate copy of the Notice, this proxy statement or the accompanying annual report to stockholders, or any future notices or proxy materials, may make a request for these items by contacting the bank, broker or other holder of record, or by contacting us by telephone at 817-835-4100, by e-mail to corporatesecretary@us-concrete.com or by mail to: U.S. Concrete, Inc., 331 N. Main Street, Euless, Texas 76039, Attention: Corporate Secretary. We will deliver the requested materials promptly upon receiving such a request. The voting instructions sent to a street-name stockholder should provide information on how to request (1) householding of our future materials or (2) separate materials if only one set of documents is being sent to a household. If they do not, a stockholder who would like to make one of these requests should contact us as indicated above.

Other Matters

     Our Board does not intend to bring any other matters before the Annual Meeting and has not been informed that any other matters are to be presented by others. If any other matters properly come before the Annual Meeting, the persons named in the form of proxy will vote all proxies according to their best judgment. The form of proxy provides that the persons named as proxies have discretionary authority to vote on matters not known or determined on the date of this proxy statement.

Please vote via Internet or telephone or mail as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the Annual Meeting, no business can be transacted. Therefore, please vote by telephone or over the Internet by following the instructions included in the Notice, or if you elected to receive printed versions of the materials, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the postage-paid return envelope enclosed with the printed materials. Please act promptly to ensure that you will be represented at the Annual Meeting.

By Order of the Board of Directors,

Katherine I. Hargis
Vice President, General Counsel and Corporate Secretary
Euless, Texas April 5, 2013

U.S. Concrete, Inc.
Long Term Incentive Plan
1.    Purpose. The purpose of the U.S. Concrete, Inc. Long Term Incentive Plan (the “Plan”) is to provide a means through which U.S. Concrete, Inc., a Delaware corporation, and its Subsidiaries (collectively, except where otherwise specified or where the context indicates reference only to U.S. Concrete, Inc., the “Company”), may attract and retain able Persons as employees, directors and consultants of the Company and to provide a means whereby those Persons can acquire and maintain stock ownership, or awards the value of which is tied to the performance of the Company, thereby strengthening their concern for the welfare of the Company. A further purpose of this Plan is to provide such employees, directors and consultants with additional incentive and reward opportunities designed to enhance the profitable growth of the Company.

2.    Definitions. For purposes of this Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

(a)“Annual Incentive Award” means a conditional right granted to an Eligible Person under Section 8(b) hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified year.
(b)“Award” means any Option, SAR, Restricted Stock Award, Restricted Stock Unit, Bonus Stock, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under this Plan.
(c)“Board” means the Board of Directors of U.S. Concrete, Inc.
(d)“Bonus Stock” means Stock granted as a bonus pursuant to Section 6(f).
(e)“Change in Control” means, except as otherwise provided in an Award Agreement, the occurrence of “a change in the ownership” of U.S. Concrete, Inc., “a change in effective control” of U.S. Concrete, Inc., or “a change in the ownership of a substantial portion of the assets” of U.S. Concrete, Inc., in each case, within the meaning of the Nonqualified Deferred Compensation Rules.
(f)“Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.
(g)“Committee” means the Compensation Committee of the Board (or any other committee of the Board that the Board designates by a written resolutions to administer the Plan) or, if none is appointed, the entire Board.
(h)“Covered Employee” means an Eligible Person who is designated by the Committee, at the time of grant of a Performance Award or Annual Incentive Award, as likely to be a “covered employee” within the meaning of section 162(m) of the Code for a specified fiscal year.
(i)“Dividend Equivalent” means a right, granted to an Eligible Person under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.
(j)“Effective Date” means May 15, 2013.
(k)“Eligible Person” means all officers and employees of the Company, and other Persons who provide services to the Company, including directors of the Company. An employee on leave of absence may be considered as still in the employ of the Company for purposes of eligibility for participation in this Plan.
(l)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.
(m)“Fair Market Value” means, as of any specified date, (i) if the Stock is listed on a national securities exchange, the closing sales price of the Stock, as reported on the stock exchange composite tape on that date (or if no sales occur on that date, on the last preceding date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on a national securities exchange but is traded over the counter at the time a determination of its fair market value is required to be made under the Plan, the average between the reported high and low bid and asked prices of Stock on the most recent date on which Stock was publicly traded; or (iii) in the event Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate including, without limitation, the Nonqualified Deferred Compensation Rules.
(n)“Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of section 422 of the Code or any successor provision thereto.
(o)“MEIP” means the U.S. Concrete, Inc. Management Equity Incentive Plan, as amended from time to time.
(p)“Nonqualified Deferred Compensation Rules” means the limitations or requirements of section 409A of the Code and the guidance and regulations promulgated thereunder.

(q)“Option” means a right, granted to an Eligible Person under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.
(r)“Other Stock-Based Awards” means Awards granted to an Eligible Person under Section 6(h) hereof.
(s)“Participant” means a Person who has been granted an Award under this Plan which remains outstanding, including a Person who is no longer an Eligible Person.
(t)“Performance Award” means a right, granted to an Eligible Person under Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee.
(u)“Person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity.
(v)“Restricted Stock” means Stock granted to an Eligible Person under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.
(w)“Restricted Stock Unit” means a right, granted to an Eligible Person under Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period (which may or may not be coterminous with the vesting schedule of the Award).
(x)“Rule 16b-3” means Rule 16b-3, promulgated by the Securities and Exchange Commission under section 16 of the Exchange Act, as from time to time in effect and applicable to this Plan and Participants.
(y)“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.
(z)“Stock” means the Company's Common Stock, par value $.001 per share, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 9.
(aa)“Stock Appreciation Rights” or “SAR” means a right granted to an Eligible Person under Section 6(c) hereof.
(ab)“Subsidiary” means with respect to U.S. Concrete, Inc., any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the U.S. Concrete, Inc.
3.    Administration.
(a)Authority of the Committee. This Plan shall be administered by the Committee except to the extent the Board elects to administer this Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan and Rule 16b-3, the Committee shall have the authority, in its sole and absolute discretion, to (i) adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (ii) determine the Eligible Persons to whom, and the time at which, Awards shall be granted; (iii) determine the amount of cash and/or the number of shares of Stock, as applicable, that shall be the subject of each Award; (iv) determine the terms and provisions of each Award agreement (which need not be identical); (v) accelerate the time of vesting or exercisability of any Award that has been granted; (vi) construe the respective Award agreements and the Plan; (vii) make determinations of the Fair Market Value of the Stock pursuant to the Plan; (viii) delegate its duties under the Plan (including, but not limited to, the authority to grant Awards) to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties where such delegation would violate state corporate law, or with respect to making Awards to, or otherwise with respect to Awards granted to, Eligible Persons who are subject to section 16(b) of the Exchange Act or who are Covered Employees receiving Awards that are intended to constitute “performance-based compensation” within the meaning of section 162(m) of the Code; (ix) subject to Section 10(c), terminate, modify or amend the Plan; and (x) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan. Subject to Rule 16b-3 and section 162(m) of the Code, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award, or in any Award agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability.
(b)Manner of Exercise of Committee Authority. Any action of the Committee pursuant to the Plan shall be final, conclusive and binding on all Persons, including the Company, stockholders, Participants, beneficiaries, and transferees under Section 10(a) hereof or other Persons claiming rights from or through a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may appoint agents to assist it in administering the Plan.
(c)Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company, the Company's legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan. Members of the Committee and any officer or employee of the Company acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

4.    Stock Subject to Plan.
(a)    Overall Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, the total number of shares of Stock reserved and available for issuance in connection with Awards under this Plan shall not exceed 460,000 shares, and such total will be available for the issuance of Incentive Stock Options. In addition to the 460,000 shares, (i) the number of shares available for future awards under the MEIP as of the Effective Date, plus (ii) any shares subject to awards under the MEIP that, following the Effective Date, are forfeited or terminated, expire unexercised, or are settled in cash in lieu of common stock (but not any shares that are exchanged or withheld as full or partial payment of the exercise price or tax withholding upon exercise or payment of any award under the MEIP) will also be available for the grant of Awards under the Plan.
(b)    Application of Limitation to Grants of Awards. No Award may be granted if the number of shares of Stock to be delivered in connection with such Award exceeds the number of shares of Stock remaining available under this Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.
(c)    Availability of Shares Not Issued under Awards. Shares of Stock subject to an Award under this Plan that expire or are canceled, forfeited, surrendered, exchanged, settled in cash or otherwise terminated, including shares forfeited with respect to Restricted Stock, will again be available for Awards under this Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation. Notwithstanding the foregoing, the following shares of Stock will not be available for future Awards under this Plan: (i) shares withheld, or otherwise tendered by Participants, as full or partial payment to the Company upon the exercise of Options granted under this Plan; (ii) shares reserved for issuance upon the grant of Stock Appreciation Rights to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the Stock Appreciation Rights; or (iii) shares withheld by, or otherwise remitted to, the Company to satisfy a Participant's tax withholding obligations upon the lapse of restrictions on Restricted Stock or the exercise of Options or Stock Appreciation Rights granted under the Plan or upon any other payment or issuance of shares under the Plan.
(d)    Stock Offered. The shares to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market.

5.    Eligibility; Per Person Award Limitations. Awards may be granted under this Plan only to Persons who are Eligible Persons at the time of grant thereof. In each calendar year, during any part of which this Plan is in effect, a Covered Employee may not be granted (a) Awards (other than Awards designated to be paid only in cash or the settlement of which is not based on a number of shares of Stock) relating to more than 1,000,000 shares of Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9 and (b) Awards designated to be paid only in cash, or the settlement of which is not based on a number of shares of Stock, having a value determined on the date of grant in excess of $5 million.

6.    Specific Terms of Awards.
(a)    General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant pursuant to the applicable Award agreement or thereafter (subject to Section 10(c)), such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall determine, including treatment of the Award upon a termination of the Participant's service relationship with the Company and terms permitting a Participant to make elections relating to his or her Award.
(b)    Options. The Committee is authorized to grant Options to Eligible Persons on the following terms and conditions:
(i)Exercise Price. Each Option agreement shall state the exercise price per share of Stock (the “Exercise Price”); provided, however, that the Exercise Price per share of Stock subject to an ISO shall not be less than the greater of (A) the par value per share of the Stock, or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the Option (or in the case of an individual who owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or its parent or any subsidiary, 110% of the Fair Market Value per share of the Stock on the date of grant).
(ii)Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such Exercise Price may be paid or deemed to be paid, the form of such payment, and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.
(iii)ISOs. The terms of any ISO granted under this Plan shall comply, be interpreted and/or be amended, and any discretion with respect to any ISO shall be exercised, in all respects in accordance with the provisions of section 422 of the Code, unless the Participant has first requested a change that will result in disqualification under section 422. ISOs shall not be granted more than ten years after the earlier of the adoption of this Plan or the approval of this Plan by the Company's stockholders. Notwithstanding the foregoing, the Fair Market Value (determined as of the date of grant of an ISO) of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) subject to any other ISO (within the meaning of section 422 of the Code)) of the Company or a parent or subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) that first becomes purchasable by a Participant in any calendar year may not (with respect to that Participant) exceed $100,000, or such other amount as may be prescribed under section 422 of the Code or applicable regulations or rulings from time to time. Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of shares to be reclassified in accordance with the Code.
(c)    Stock Appreciation Rights. The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:
(i)    Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the Exercise Price of the SAR as determined by the Committee.
(ii)    Terms. Each SAR agreement shall state the Exercise Price per share of Stock. Except as otherwise provided herein, the Committee shall determine, at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, and any other terms and conditions of any SAR. SARs may be either freestanding or in tandem with an Option.
(iii)    Rights Related to Options. An SAR granted pursuant to an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount determined by multiplying (A) the difference obtained by subtracting the Exercise Price with respect to a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the SAR, by (B) the number of shares as to which that SAR has been exercised. The Option shall then cease to be exercisable to the extent surrendered. SARs granted in connection with an Option shall be subject to the terms of the Award agreement governing the Option, which shall provide that the SAR is exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferable.
(d)    Restricted Stock. The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:
(i)    Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.
(ii)    Certificates for Stock. Restricted Stock granted under this Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.
(iii)    Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require or permit a Participant to elect that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards under this Plan or deferred without interest to the date of vesting of the associated Award of Restricted Stock; provided, that, to the extent applicable, any such election shall comply with the Nonqualified Deferred Compensation Rules. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property (other than cash) distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.
(e)    Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Eligible Persons, subject to the following terms and conditions:
(i)    Award and Restrictions. Settlement of Restricted Stock Units shall occur upon expiration of the deferral period specified for such Restricted Stock Units by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. Restricted Stock Units shall be satisfied by the delivery of cash or Stock in the amount equal to the Fair Market Value of the specified number of shares of Stock covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.
(ii)    Dividend Equivalents. Unless otherwise determined by the Committee at date of grant and specified in the applicable Award agreement, Dividend Equivalents on the specified number of shares of Stock covered by an

Award of Restricted Stock Units shall be paid with respect to such Restricted Stock Units on the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends.
(f)    Bonus Stock. The Committee is authorized to grant Stock as a bonus. Bonus Stock granted hereunder shall be subject to such other terms as shall be determined by the Committee.
(g)    Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to an Eligible Person, entitling the Person to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.
(h)    Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of this Plan, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Subsidiaries of the Company. The Committee shall determine the terms and conditions of such Other Stock-Based Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under this Plan, may also be granted pursuant to this Section 6(h).

7.    Certain Provisions Applicable to Awards.
(a)    Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under this Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, or of any business entity to be acquired by the Company, or any other right of an Eligible Person to receive payment from the Company. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. Notwithstanding the foregoing but subject to Section 9 of the Plan, the Committee will not, without the approval of stockholders, amend the terms of previously granted Options or Stock Appreciation Rights, or cancel outstanding Options or Stock Appreciation Rights, in exchange for cash, other awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the originally granted Options or Stock Appreciation Rights. Awards under this Plan may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company, in which the value of Stock subject to the Award is equivalent in value to the cash compensation, or in which the Exercise Price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered. Awards granted pursuant to the preceding sentence shall be designed, awarded and settled in a manner that does not result in additional taxes under the Nonqualified Deferred Compensation Rules.
(b)    Term of Awards. Except as otherwise specified herein, the term of each Award shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under section 422 of the Code).
(c)    Form and Timing of Payment under Awards; Deferrals. Subject to the terms of this Plan and any applicable Award agreement, payments to be made by the Company upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, and may be made in a single payment or transfer, in installments, or on a deferred basis; provided, however, that any such deferred or installment payments will be set forth in the agreement evidencing such Award and/or otherwise made in a manner that will not result in additional taxes under Nonqualified Deferred Compensation Rules. Except as otherwise provided herein, the settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). This Plan shall not constitute an “employee benefit plan” for purposes of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.
(d)Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to section 16 of the Exchange Act shall be exempt from such section pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under section 16(b) of the Exchange Act.
(e)Non-Competition Agreement. Each Participant to whom an Award is granted under this Plan may be required to agree in writing as a condition to the granting of such Award not to engage in conduct in competition with the Company for a period after the termination of such Participant's employment with the Company as determined by the Committee.

8.    Performance and Annual Incentive Awards.
(a)    Performance Conditions. The right of an Eligible Person to exercise or to receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Section 8(b) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under section 162(m) of the Code.
(b)    Awards Granted to Designated Covered Employees. If the Committee determines that a Performance Award or an Annual Incentive Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of section 162(m) of the Code, the grant, exercise and/or settlement of such Performance Award or Annual Incentive Award shall be contingent upon achievement of a pre-established performance goal or goals and other terms set forth in this Section 8(b).
(i)Performance Goals Generally. The performance goals for Awards under this Section 8(b) shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto).
(ii)Business and Individual Performance Criteria.
(A)Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards or Annual Incentive Awards: (1) earnings per share; (2) increase in revenues; (3) increase in cash flow; (4) increase in cash flow from operations; (5) increase in cash flow return; (6) return on net assets; (7) return on assets; (8) return on investment; (9) return on capital; (10) return on equity; (11) economic value added; (12) operating margin; (13) contribution margin; (14) net income; (15) net income per share; (16) pretax earnings; (17) pretax earnings before interest, depreciation and amortization; (18) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (19) total stockholder return; (20) debt reduction; (21) market share; (22) change in the Fair Market Value of the Stock; (23) operating income; and (24) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparable companies.
(B)Individual Performance Criteria. The grant, exercise and/or settlement of such Performance Awards or Annual Incentive Awards may also be contingent upon individual performance goals established by the Committee. If required for compliance with section 162(m) of the Code, such criteria shall be approved by the stockholders of the Company.
(iii)Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards or Annual Incentive Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Not later than 90 days after the beginning of any performance period applicable to such Performance Awards or Annual Incentive Awards, or at such other date as may be required or permitted for “performance-based compensation” under section 162(m) of the Code, the Committee shall determine (A) the Eligible Persons who will potentially receive such Awards, (B) the amounts potentially payable under such Awards, based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii), and (C) the applicable performance goal or goals.
(iv)Settlement or Payout of Awards; Other Terms. After the end of each performance period, the Committee shall determine the amount, if any, of the potential Performance Award or Annual Incentive Award payable to each Participant. Awards under this Section 8(b) shall be paid or settled in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a payment or settlement otherwise to be made in connection with such Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award or Annual Incentive Award subject to this Section 8(b). The Committee shall specify the circumstances in which such Performance Awards or Annual Incentive Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement or payment of such Awards.
(c)    Written Determinations. All determinations by the Committee as to (i) the establishment of performance goals, (ii) the amount of potential Performance Awards or Annual Incentive Awards under Section 8(b), or (iii) the achievement of performance goals relating to and final settlement or payment of Performance Awards or Annual Incentive Awards under Section 8(b), shall be made in writing in the case of any Award intended to qualify under section 162(m) of the Code.
(d)    Status of Section 8(b) Awards under Section 162(m) of the Code. It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 8(b) hereof granted to Persons who are designated by the Committee as likely to be Covered Employees within the meaning of section 162(m) of the Code and the regulations thereunder shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of section 162(m) of the Code and regulations thereunder. Accordingly, the terms governing such Awards shall be interpreted in a manner consistent with section 162(m) of the Code and regulations thereunder or deemed amended to the extent necessary to conform to such requirements.

9.    Subdivision or Consolidation; Recapitalization; Change in Control; Reorganization.
(a)    Existence of Plans and Awards. The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Company, the Board, or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. No employee, beneficiary or other Person shall have any claim against the Company as a result of any such action.
(b)    Subdivision or Consolidation of Shares. The terms of an Award, the number of shares of Stock authorized pursuant to Section 4 for issuance under the Plan and the limitations in Section 5 shall be subject to adjustment by the Committee from time to time, in accordance with the following provisions:
(v)If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, or in the event the Company distributes an extraordinary cash dividend, then, as appropriate for the situation, (A) the maximum number of shares of Stock available for the Plan or in connection with Awards as provided in Sections 4 and 5 shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be increased proportionately, and (C) the price (including the Exercise Price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.
(vi)If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, (A) the maximum number of shares of Stock for the Plan or available in connection with Awards as provided in Sections 4 and 5 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be decreased proportionately, and (C) the price (including the Exercise Price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.
(vii)Whenever the number of shares of Stock subject to outstanding Awards and the price for each share of Stock subject to outstanding Awards are required to be adjusted as provided in this Section 9(b), the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, or property purchasable subject to each Award after giving effect to the adjustments. The Committee shall promptly provide each affected Participant with such notice.
(c)    Corporate Recapitalization; Change in Control. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”) without the occurrence of a Change in Control, the number and class of shares of Stock covered by an Option or an SAR theretofore granted shall be adjusted so that such Option or SAR shall thereafter cover the number and class of shares of stock and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of shares of Stock then covered by such Option or SAR and the share limitations provided in Sections 4 and 5 shall be adjusted in a manner consistent with the recapitalization. Upon a Change in Control, the Committee, acting in its sole discretion without the consent or approval of any holder, shall adjust outstanding Options or SARs (collectively, “Grants”) as it determines appropriate, which adjustments may vary among individual holders and may vary among Grants held by any individual holder, which adjustments may include, but are not limited to (i) acceleration of the time at which outstanding Grants may be exercised so that such Grants may be exercised in full for a limited period of time on or before a specified date (before or after the Change in Control), after which specified date all unexercised Grants and all rights of holders thereunder shall terminate, or (ii) requiring the mandatory surrender to the Company by holders of some or all of the outstanding Grants held by such holders (irrespective of whether such Grants are then exercisable under the provisions of this Plan) as of a specified date (before or after the Change in Control), in which event the Committee shall thereupon cancel such Grants and pay to each holder an amount of cash per share equal to (A) the excess, if any, of the Fair Market Value or, if applicable, the price per share offered or distributed with respect to Stock as of or otherwise in connection with the Change in Control (the “Change in Control Price”), over (B) the Exercise Price under any such Grant (except that to the extent the Exercise Price under any such Grant is equal to or exceeds the Change in Control Price, in which case no amount shall be payable with respect to such Grant); provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Grants then outstanding.
(d)    Impact of Corporate Events on Awards Generally. In the event of a Change in Control or changes in the outstanding Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 9, any outstanding Awards and any Award agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion, which adjustment may, in the Committee's discretion, be described in the Award agreement and may include, but not be limited to, adjustments as to the number and price of shares of Stock or other consideration subject to such Awards, accelerated vesting (in full or in part) of such Awards, conversion of such Awards into awards denominated in the securities or other interests of any successor Person, or the cash settlement of such Awards in exchange for the cancellation thereof. In the event of any such change in the outstanding Stock, the aggregate number of shares of Stock available under this Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

10.    General Provisions.
(a)    Transferability.
(i)    Permitted Transferees. The Committee may, in its discretion, permit a Participant to transfer all or any portion of an Option or SAR, or authorize all or a portion of an Option or SAR to be granted to an Eligible Person to be on terms which permit transfer by such Participant; provided that, the transferee or transferees shall be limited to certain Persons related to the Participant (a “Permitted Transferee”), as determined by the Committee, and the Committee may impose other limitations on the terms of the transfer, in its discretion. Agreements evidencing Options or SARs with respect to which such transferability is authorized at the time of grant must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 10(a)(i).
(ii)    Qualified Domestic Relations Orders. An Award may be transferred, to a Permitted Transferee, pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of written notice of such transfer and a certified copy of such order.
(iii)    Other Transfers. Except as expressly permitted by Sections 10(a)(i) and 10(a)(ii), Awards shall not be transferable other than by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 10, an Incentive Stock Option shall not be transferable other than by will or the laws of descent and distribution.
(iv)    Procedures and Restrictions. Any Participant desiring to transfer an Award as permitted under this Sections 10(a) shall make application therefor in the manner and time specified by the Committee and shall comply with such other requirements as the Committee may require to assure compliance with all applicable securities laws. The Committee shall not give permission for such a transfer if (A) it would give rise to short swing liability under section 16(b) of the Exchange Act or (B) it may not be made in compliance with all applicable federal, state and foreign securities laws. The Company shall not have any obligation to register the issuance of any shares of Stock to any transferee.
(b)    Taxes. The Company is authorized to withhold from any Award granted, or any payment relating to an Award under this Plan, including from a distribution of Stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Committee.
(c)    Changes to this Plan and Awards.
(i)    The Board may amend, alter, suspend, discontinue or terminate this Plan or the Committee's authority to grant Awards under this Plan without the consent of stockholders or Participants, except that any amendment or alteration to this Plan, including any increase in any share limitation, shall be subject to the approval of the Company's stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to this Plan to stockholders for approval; provided, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award.
(ii)    The Committee may accelerate or waive any conditions or rights under, or amend, modify, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in this Plan; provided, however, that, (A) without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award, and (B) the Committee shall not have any discretion to accelerate, waive or modify any term or condition of an Award (I) that is intended to qualify as “performance-based compensation” for purposes of section 162(m) of the Code if such discretion would cause the Award to not so qualify or (II) if such acceleration would subject a Participant to additional taxes under the Nonqualified Deferred Compensation Rules.
(iii)    For purposes of clarity, any adjustments made to Awards pursuant to Section 9 will be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.
(d)    Limitation on Rights Conferred under Plan. Neither this Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company, (ii) interfering in any way with the right of the Company to terminate any Eligible Person's or Participant's employment or service relationship at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under this Plan or to be treated uniformly with other Participants and/or employees and/or other service providers, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.
(e)    Unfunded Status of Awards. This Plan is intended to constitute an “unfunded” plan for certain incentive awards.
(f)Nonexclusivity of this Plan. Neither the adoption of this Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable, including incentive arrangements and awards which do not qualify under section 162(m) of the Code.
(g)Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
(h)Severability. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein. If any of the terms or provisions of this Plan or any Award agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to section 16(b) of the Exchange Act) or section 422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or section 422 of the Code. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Option (to that extent) shall be deemed an Option not subject to section 422 of the Code for all purposes of the Plan.
(i)Governing Law. All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law.
(j)Conditions to Delivery of Stock. Nothing herein or in any Award granted hereunder or any Award agreement shall require the Company to issue, sell or deliver any shares with respect to any Award if that issuance, sale or delivery would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. At the time of any exercise of an Option or Stock Appreciation Right, or at the time of any grant of any other Award the Company may, as a condition precedent to the exercise of such Option or Stock Appreciation Right or settlement of any other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder's intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder's death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. No Option or Stock Appreciation Right shall be exercisable and no settlement of any Restricted Stock Award or Restricted Stock Unit shall occur with respect to a Participant unless and until the holder thereof shall have paid cash or property to, or performed services for, the Company that the Committee believes is equal to or greater in value than the par value of the Stock subject to such Award.
(k)Section 409A of the Code. In the event that any Award granted pursuant to this Plan provides for a deferral of compensation within the meaning of the Nonqualified Deferred Compensation Rules, it is the general intention, but not the obligation, of the Company to design such Award to comply with the Nonqualified Deferred Compensation Rules and such Award should be interpreted accordingly. In no event will any action taken by the Committee pursuant to Section 9 hereof result in the creation of deferred compensation within the meaning of section 409A of the Code and the regulations and other guidance promulgated thereunder.
(l)Plan Effective Date and Term. This Plan was adopted by the Board on the Effective Date, and approved by the stockholders of the Company on _________________________, _____, to be effective on the Effective Date. No Awards may be granted under this Plan on and after __________________, ______.

U.S. CONCRETE, INC.
331 N. MAIN STREET EULESS, TX 76039
ATTN: LISA SUTTER

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until
11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M57272-P33588            KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
U.S. CONCRETE, INC.

The Board of Directors recommends you vote
"FOR ALL" the following nominees:        For All    Withhold    For All Except     To withhold authority to vote for any individual nominee(s),
                                    mark “For All Except” and write the number(s) of the nominee(s)                                         on the line below.
☐    ☐    ☐
1. Election of Directors
Nominees
01) Eugene I. Davis
02) William J. Sandbrook
03) Kurt M. Cellar
04) Michael D. Lundin
05) Robert M. Rayner
06) Colin M. Sutherland
07) Theodore P. Rossi

The Board of Directors recommends you vote "FOR" proposals 2, 3 and 4.
For Against Abstain

2. Ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting         For    Against    Abstain
firm for the year ending December 31, 2013.                                ☐    ☐    ☐

3. Approve the U.S. Concrete, Inc. Long Term Incentive Plan.

4. Advisory resolution to approve the compensation of our named executive officers.

The Board of Directors recommends you vote "1 YEAR" on the following proposal:             1 Year    2 Years    3 Years    Abstain

5. Advisory resolution regarding the frequency of future votes on named executive officer compensation.        ☐    ☐    ☐    ☐

NOTE: In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting or any adjournment or postponement thereof, including procedural and other matters relating to the conduct of the meeting. The undersigned hereby revokes all previous proxies given by the undersigned with respect to the shares represented hereby in connection with the Company's 2013 Annual Meeting of Stockholders. This proxy may be revoked at any time prior to a vote thereon. Receipt of the accompanying Notice and Proxy Statement and Annual Report of the Company for the fiscal year ended December 31, 2012 is hereby acknowledged.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]    Date     Signature (Joint Owners)     Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M57273-P33588

U.S. CONCRETE, INC.
Proxy for the Annual Meeting of Stockholders
To be held on May 15, 2013

This proxy is solicited on behalf of the Board of Directors of U.S. Concrete, Inc.

The undersigned hereby appoints William J. Sandbrook and Katherine I. Hargis, and each of them, with full power of substitution and resubstitution, to represent the undersigned and to vote all the shares of Common Stock in U.S. Concrete, Inc., a Delaware corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 15, 2013 and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated April 5, 2013 and (2) in their discretion upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

ALL SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THOSE SHARES WILL BE VOTED FOR ALL THE NOMINEES LISTED IN PROPOSAL NO. 1; FOR PROPOSALS 2, 3 AND 4; FOR 1 YEAR IN PROPOSAL NO. 5; AND AT THE DISCRETION OF THE PROXYHOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(Continued and to be signed on reverse side)